                                                                   Exhibit 99.0


                             SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT DATED JANUARY 12, 1998

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED DECEMBER 18, 1997)
                                8,000,000 SHARES

LOGO
                                      LOGO
                         % SERIES A CONVERTIBLE PREFERRED STOCK

                     (LIQUIDATION PREFERENCE $25.00 PER SHARE)
                            ------------------------

    Glenborough Realty Trust Incorporated (the "Company") is a self-administered and self-managed real estate investment trust ("REIT") that owns a diversified portfolio of 142 office, office/flex, industrial, retail, multi-family and hotel properties located in 23 states throughout the country. In addition, two Associated Companies (defined herein) provide comprehensive asset, partnership and property management services for a diversified portfolio of 50 additional properties that are not owned by the Company. The combined portfolios encompass approximately 21.8 million rentable square feet in 24 states.

    Dividends on the    % Series A Convertible Preferred Stock, liquidation
preference $25.00 per share ("Series A Preferred Stock"), will be cumulative from the date of original issue and will be payable quarterly in arrears on the 15th day (or the next succeeding business day) of January, April, July and October of each year. Such dividends will be in an amount per share equal to the
greater of (i) $        per annum or (ii) the cash distributions (determined on
each of the quarterly dividend payment dates referred to above) on the shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), into which a share of Series A Preferred Stock is convertible (equal to the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, multiplied by the most current quarterly distribution on or before the applicable dividend payment date). The first record date for determination of stockholders entitled to receive dividends on the Series A Preferred Stock following completion of this offering (the "Offering") is expected to be April 1, 1998 with respect to dividends for the period from the date of issue of the Series A Preferred Stock through March 31, 1998. See "Description of Series A Preferred Stock -- Dividends."

    Shares of Series A Preferred Stock are convertible at any time at the option of the holders thereof into shares of Common Stock at an initial conversion
price of $        per share of Common Stock (equivalent to a conversion rate of shares of Common Stock for each share of Series A Preferred Stock), subject to adjustment in certain circumstances. See "Description of Series A Preferred Stock -- Conversion Rights." On January 8, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $30.00 per share. See "Price Range of Common Stock and Distribution History."

    Except in certain instances relating to the preservation of the Company's status as a REIT, the Series A Preferred Stock is not redeemable prior to
January   , 2003. On and after January   , 2003, the Series A Preferred Stock
may be redeemed at the option of the Company, in whole or in part, initially
at    % of the Liquidation Preference (defined herein) per share and thereafter at prices declining to 100% of the Liquidation Preference on and after January
  , 2008, plus in each case accrued and unpaid distributions, if any, to the redemption date. The Series A Preferred Stock has no stated maturity date and will not be entitled to the benefit of any sinking fund. See "Description of Series A Preferred Stock -- Redemption."

    To assist the Company in maintaining its status as a REIT for federal income tax purposes, no person or persons acting as a group may beneficially own more than 9.9% of the value of the outstanding capital stock of the Company, including the Series A Preferred Stock, with certain limited exceptions. See "Description of Series A Preferred Stock -- Restrictions on Ownership."

    Prior to this offering, there has been no public market for the Series A Preferred Stock. The Series A Preferred Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "GLB Pr A."

SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE ACCOMPANYING PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED STOCK.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==========================================================================================================
                                                  PRICE TO         UNDERWRITING           PROCEEDS TO
                                                 PUBLIC(1)          DISCOUNT(2)           COMPANY(3)
----------------------------------------------------------------------------------------------------------
Per Share....................................        $                   $                     $
Total(4).....................................        $                   $                     $
==========================================================================================================

(1) Plus accrued dividends, if any, from January   , 1998.
(2) The Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting expenses payable to the Company estimated at $500,000.
(4) The Company has granted the Underwriters an option for 30 days to purchase up to an additional 1,200,000 shares of Series A Preferred Stock at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments, if any. If such option is exercised in full, the total price to public, underwriting discount and proceeds to
    Company will be $        , $        and $        , respectively. See
    "Underwriting."
                            ------------------------

    The shares of Series A Preferred Stock are offered severally by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Series A Preferred Stock
will be made against payment therefor on or about January   , 1998 at the
offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.
                            ------------------------

BEAR, STEARNS & CO. INC.
                      SALOMON SMITH BARNEY
                                          BANCAMERICA ROBERTSON STEPHENS
                                                         BT ALEX. BROWN
           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY   , 1998

       THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OR SERIES A PREFERRED STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "UNDERWRITING."

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus and incorporated by reference herein and therein. Unless indicated otherwise, the information contained in this Prospectus Supplement assumes that the Underwriters' over-allotment option is not exercised. As used herein, the term "Company" means Glenborough Realty Trust Incorporated, a Maryland corporation, and its consolidated subsidiaries for the periods from and after December 31, 1995 (the date the Company merged (the "Consolidation") with and into Glenborough Corporation, a California corporation ("Old GC") and eight public limited partnerships (collectively with Old GC, the "GRT Predecessor Entities") and the Company's predecessor partnerships and companies for periods prior to the Consolidation, and the term "Operating Partnership" means Glenborough Properties, L.P. in which the Company holds a 1% interest as sole general partner and an approximate 91% limited partner interest. Unless otherwise indicated, ownership percentages of the Common Stock of the Company, par value $.001 per share (the "Common Stock") have been computed on a fully converted basis, assuming an exchange of Operating Partnership units for shares of Common Stock on a one-for-one basis and the conversion of all Series A Preferred Stock into shares of Common Stock. This Prospectus Supplement and the accompanying Prospectus, and the documents incorporated herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 (the "Exchange Act"), which statements involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" in the accompanying Prospectus and elsewhere in this Prospectus Supplement and the accompanying Prospectus.

                                  THE COMPANY

     The Company is a self-administered and self-managed REIT that owns a diversified portfolio of 142 office, office/flex, industrial, retail, multi-family and hotel properties (the "Properties") aggregating approximately
16.6 million square feet located in 23 states throughout the country. In addition, two associated companies, Glenborough Corporation ("GC") and Glenborough Hotel Group ("GHG," and together with GC, the "Associated Companies"), provide comprehensive asset, partnership and property management services for a diversified portfolio of 50 additional properties that are not owned by the Company. The combined portfolios encompass approximately 21.8 million rentable square feet in 24 states. In addition, the Company is in the process of acquiring in three separate transactions, each subject to a number of contingencies, the Eaton & Lauth Portfolio, Capitol Center and the Pru-Bache Portfolio (each as defined below, and collectively, the "Pending Acquisitions"). The Pending Acquisitions represent approximately 2,020,461 million square feet, including 670 multi-family units, and an aggregate acquisition cost of approximately $156.1 million. See "Recent Activities."

     The Company's principal growth strategy is to capitalize on the opportunity to acquire diversified portfolios or individual properties on attractive terms. This strategy has evolved from the Company's predecessors' experience since 1978 in managing real estate partnerships and their assets and, since 1989, in acquiring portfolios and management interests from third parties. In particular, unlike most other REITs, which typically purchase specific types of properties or properties located in regional markets, the Company seeks to purchase portfolios of properties which are diversified by both property type and location. The Company believes it can acquire such diversified portfolios at attractive prices from partnerships as well as other REITs and life insurance companies and other institutions because it can provide liquidity to portfolio owners who might otherwise face a limited market for their diversified portfolios, or are forced to liquidate through multiple sales of the individual properties which can be more expensive and time consuming than the single sale of the entire portfolio. Furthermore, the Company's UPREIT structure allows it to address the current owners' tax concerns and structure transactions that may defer taxable gains. The Operating Partnership has issued partnership units in the Operating Partnership, which are redeemable for the Company's Common Stock, to sellers in connection with the acquisition of Properties with a total acquisition cost of over $250.0 million, excluding the Pending Acquisitions.

     The Company believes its strategy of acquiring properties that are broadly diversified with respect to asset type and location reduces the risks otherwise associated with focusing on a single property type or a single geographic region.

     The following table sets forth certain information with respect to the Company's properties as of the date of this Prospectus Supplement, assuming that the Pending Acquisitions had each been completed as of such date. For information regarding only the Properties the Company owned as of the date of this Prospectus Supplement, see "The Properties."

                  PRO FORMA PROPERTY TABLE BY PROPERTY TYPE(1)

                                                                          OCCUPANCY RATE
                                                        RENTABLE              AS OF
                      TYPE OF PROPERTY                  SQ. FT.       SEPTEMBER 30, 1997(2)
        --------------------------------------------- ------------    ----------------------
        Office.......................................    7,071,783               95%
        Office/Flex..................................    3,948,579               95
        Industrial...................................    3,532,315               99
        Retail.......................................    1,237,555               93
                                                                                 --
                                                        ----------
                  Subtotal/Weighted Average..........   15,790,232               96%
                                                                                 --
                                                        ----------

                                                                                OCCUPANCY RATE
                                                                                     AS OF
                                        (UNITS/ROOMS)   RENTABLE SQ. FT.      SEPTEMBER 30, 1997
                                        -------------   ----------------     ---------------------
        Multi-family..................      2,921           2,526,668             93     %
        Hotels........................        726             326,701             70     (3)
                                                                   --
        Subtotal Square Feet..........                      2,853,369
                                                                   --
                  Total Square Feet...                     18,643,601
                                                                   ==

---------------

(1) Includes 23 properties expected to be acquired. See "Recent
    Activities -- Pending Acquisitions."

(2) Represents economic occupancy as of September 30, 1997, except for the Windsor Portfolio (defined herein) which is as of December 31, 1997, and the Marion Bass Portfolio (defined herein) which is as of November 30, 1997.

(3) Represents average economic occupancy for the nine months ended September 30, 1997.

     The Company commenced operations on December 31, 1995 through the merger of eight public limited partnerships and a management company with and into the Company. Since the Consolidation, the Company has:

     - Completed four follow-on offerings of Common Stock in October 1996, March 1997, July 1997 and October 1997 (respectively, the "October 1996 Offering," the "March 1997 Offering," the "July 1997 Offering" and the "October 1997 Offering"), resulting in aggregate gross proceeds of approximately $562 million.

     - Obtained a $250 million unsecured line of credit (the "Acquisition Credit Facility") with Wells Fargo Bank, N.A. ("Wells Fargo Bank") which replaced its $50 million secured line of credit. See "Recent
       Activities -- Financing Activities."

     - Completed approximately $1.2 billion of acquisitions, representing: (i) 41 office Properties, 43 office/flex Properties, 19 industrial Properties and six retail Properties aggregating approximately 12,281,830 rentable square feet; (ii) 13 multi-family Properties aggregating 2,147 units and (iii) two hotels aggregating 227 rooms. Upon closing of the Pending Acquisitions, the Company will have completed property acquisitions aggregating a total acquisition cost of approximately $1.3 billion.

     - Increased its annualized quarterly distributions from $1.20 per share to $1.68 per share.

     After giving effect to the Offering, the Company's directors and seven executive officers will collectively own or exercise voting control with respect to approximately 6.8% of the Company's Common Stock, and will own or exercise voting control with respect to approximately 5.8% of the Company's Common Stock, assuming the exchange of all outstanding units of partnership interest in the Operating Partnership into Common Stock and the conversion of all outstanding shares of Series A Preferred Stock into Common Stock. The executive officers have been with the Company or its predecessors for an average of ten years. The Company and the Associated Companies employ an experienced staff of approximately 500 employees who provide a full range of real estate services from their headquarters in San Mateo, California and from 35 property management offices.

                                  THE OFFERING

SECURITIES OFFERED............   8,000,000 shares of Series A Preferred Stock.

DIVIDENDS.....................   Cumulative commencing on the date of issue in
                                 an amount per share equal to the greater of:
                                 (i) $          per annum; or (ii) the cash
                                 distributions (determined on each of the quarterly dividend payment dates referred to below) on the shares of Common Stock (or portion thereof) into which a share of Series A
                                 Preferred Stock is convertible, payable
                                 quarterly in arrears on the 15th day of
                                 January, April, July and October of each year, commencing April 15, 1998 with respect to the period commencing on the date of issue and ending on March 31, 1998 (equal to the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, multiplied by the most current quarterly distribution on or before the applicable dividend payment date). See
                                 "Description of Series A Preferred Stock --
                                 Dividends."

LIQUIDATION PREFERENCE........   $25.00 per share, plus an amount equal to
                                 accumulated, accrued and unpaid dividends
                                 (whether or not earned or declared). See
                                 "Description of Series A Preferred
                                 Stock -- Liquidation Preference."

RANKING.......................   With respect to the payment of dividends and
                                 amounts upon liquidation, the Series A
                                 Preferred Stock will rank senior to the Common
                                 Stock.

CONVERSION RIGHTS.............   The shares of Series A Preferred Stock are
                                 convertible, in whole or in part, at the option
                                 of the holder at any time, unless previously
                                 redeemed, into shares of Common Stock, at an
                                 initial conversion price of $          per
                                 share of Common Stock (equivalent to a
                                 conversion rate of           shares of Common
                                 Stock for each share of Series A Preferred
                                 Stock), subject to adjustment in certain circumstances. See "Description of Series A
                                 Preferred Stock -- Conversion Rights" and
                                 "Conversion Price Adjustments."

REDEMPTION AT OPTION OF THE
     COMPANY..................   The Series A Preferred Stock is not redeemable
                                 prior to January   , 2003. On and after January
                                   , 2003, the Series A Preferred Stock may be
                                 redeemed at the option of the Company, in whole
                                 or in part, initially at      % of the
                                 Liquidation Preference per share and thereafter
                                 at prices declining to 100% of the Liquidation
                                 Preference on and after January   , 2008, plus
                                 in each case accrued and unpaid distributions, if any, to the redemption date. See
                                 "Description of Series A Preferred
                                 Stock -- Redemption."

VOTING RIGHTS.................   Holders of the Series A Preferred Stock
                                 generally will have no voting rights. However, if dividends on the Series A Preferred Stock are in arrears for six quarterly dividend periods, the holders of the Series A Preferred
                                 Stock (voting separately as a single class with holders of all other series of Parity Stock
                                 (defined herein) upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on the Company's Board of Directors until such dividend arrearage is eliminated. In addition, certain changes that would be materially adverse to the rights of holders of the Series A Preferred Stock cannot be made without the affirmative vote of holders of two-thirds of the outstanding Series
                                 A Preferred Stock. See "Description of Series A
                                 Preferred Stock -- Voting Rights."

LISTING.......................   The Series A Preferred Stock has been approved
                                 for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "GLB Pr A."

USE OF PROCEEDS...............   The net proceeds of the Offering will be used
                                 primarily to fund in part the Pending
                                 Acquisitions, repay indebtedness and for general corporate purposes. See "Use of Proceeds."

RESTRICTIONS ON OWNERSHIP.....   To assist the Company in maintaining its status
                                 as a REIT for federal income tax purposes, ownership of more than 9.9% of the value of the outstanding shares of Common Stock and preferred stock of the Company, including the Series A Preferred Stock offered hereby, is restricted. See "Description of Series A
                                 Preferred Stock -- Restrictions on Ownership" and "Certain Federal Income Tax
                                 Considerations."

RISK FACTORS..................   See "Risk Factors" in the accompanying
                                 Prospectus for certain considerations relevant to an investment in the Series A Preferred
                                 Stock.

                                  THE COMPANY

     The Company is a self-administered and self-managed REIT that owns a diversified portfolio of 142 office, office/flex, industrial, retail, multi-family and hotel Properties aggregating approximately 16.6 million square feet located in 23 states throughout the country. In addition, two Associated Companies provide comprehensive asset, partnership and property management services for a diversified portfolio of 50 additional properties that are not owned by the Company. The combined portfolios encompass 21.8 million rentable square feet in 24 states.

     The Company was incorporated in the state of Maryland on August 26, 1994. On December 31, 1995, the Company completed the Consolidation in which the GRT Predecessor Entities merged with and into the Company. A portion of the Company's operations are conducted through the Operating Partnership, in which the Company holds a 1% interest as the sole general partner and an approximate 91% limited partnership interest. The Company's executive offices are located at 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708, and its telephone number is (650) 343-9300.

GROWTH STRATEGY

     The Company seeks to achieve sustainable long-term growth in Funds from Operations primarily through the following strategies:

     - Acquiring diversified portfolios or individual properties on attractive terms, often from public and private partnerships as well as from other REITs and life insurance companies and other institutions;

     - Improving the performance of the Properties in the Company's portfolio;

     - Constantly reviewing the Company's current portfolio for opportunities to redeploy capital from certain Properties into other properties which the Company believes are more suited to its growth strategy and operating goals; and

     - Acquiring properties from entities controlled by GC, one of the Associated Companies.

ACQUISITIONS

     Acquisition Characteristics. The Company primarily seeks to acquire diversified portfolios and individual properties with certain of the following characteristics: (i) a stable stream of income, both historical and projected;
(ii) existing management fees and costs that, when internalized, would augment the Company's investment return; (iii) generally constructed after 1980; (iv) little or no exposure to hazardous materials; (v) prudent debt levels; (vi) potential for substantial overhead savings; (vii) low-to-moderate vacancy levels; (viii) diversified tenant risk; (ix) low-to-moderate deferred maintenance; (x) substantial geographic overlap with the Company's existing portfolio, to capitalize on the Company's existing management capabilities; and
(xi) comprised of office, office/flex, industrial, retail or multi-family properties.

     Portfolio Acquisitions. The Company seeks to grow by acquiring diversified property portfolios, and believes there are significant acquisition opportunities for such portfolios from public and private partnerships, other REITs and life insurance companies and other institutions. For example, according to Robert A. Stanger & Co., Inc. ("Stanger"), a substantial percentage of public and private partnerships, representing original equity investments in excess of $70 billion, own portfolios that are diversified geographically or by property type or both. Furthermore, the Company believes that there is a limited number of buyers who seek to purchase diversified portfolios. For example, most REITs pursue a strategy that focuses either on specific property types or geographic regions or both, and thus do not provide an outlet for bulk sales by diversified portfolio owners. For a diversified portfolio seller that is seeking to liquidate, an alternative to a bulk sale might be a gradual sell-off of assets, which may require an extended period of time and/or be prohibitively expensive.

     The Company believes that, in particular, limited partnerships and the limited partners in such partnerships face difficult liquidity alternatives. According to Stanger, few of the private partnerships, and less than half of the public partnerships, are traded in any active secondary market. The Company believes the majority of the limited partners in these partnerships would be interested in solutions providing liquidity. The principal options available to such limited partners include: (i) selling their units for cash on the secondary market, which according to Stanger, has a pricing structure that typically discounts unit values relative to underlying asset values; and (ii) more recently, selling their units for cash to large, well-financed investors who solicit limited partners to sell their interests at prices that are higher than prevailing secondary market prices but generally lower than the seller's underlying asset value. In addition to their discounted pricing structure, these solutions may not be preferred by limited partners who, as a result of past tax benefits or other factors, may incur significant tax liabilities as a result of such sale.

     The Company believes that it can acquire diversified portfolios on attractive terms because, through the issuance of Common Stock or partnership units in the Operating Partnership which may be redeemed for Common Stock, it can provide owners with liquidity as well as address the owners' tax concerns and structure transactions that may defer taxable gains. The Company has issued partnership units in the Operating Partnership to sellers in connection with the acquisition of Properties aggregating a total acquisition cost of over $250 million. By providing sellers with Common Stock or partnership units as partial consideration in acquisition transactions, the Company reduces its need to raise capital to finance such transactions.

     Individual Property Acquisitions. From time to time the Company will acquire individual properties that it believes will enhance the Company's profitability and take advantage of existing management resources.

     Possible Tender Offer Acquisitions. In addition to its current program of negotiated portfolio and individual property acquisitions, the Company may consider opportunities to acquire interests in portfolios and individual properties through tender offers for public and private limited partnerships and REITs. Depending upon the opportunity and the circumstances, such offers may be made with or without the cooperation of their respective general partners or boards of directors. See "Risk Factors -- Risks Relating to Tender Offers" in the accompanying Prospectus.

INTERNAL GROWTH

     The Company seeks to increase cash flow from its existing portfolio by: (i) increasing the occupancy of all Properties that are not fully leased; (ii) maintaining high occupancy rates; (iii) increasing economies of scale in management and leasing activities; and (iv) controlling operating expenses and capital expenditures.

REDEPLOYMENT OF ASSETS

     The Company periodically reviews its current portfolio for opportunities to redeploy capital from certain existing Properties into other properties which the Company believes have characteristics more suited to its overall growth strategy and operating goals. For example, the Company may: (i) sell properties that the Company believes have matured beyond a point of significant future growth potential and replace them with properties with higher growth potential; and (ii) sell smaller or management intensive properties and replace them with larger or more management-efficient properties. By redeploying assets in this manner, the Company believes it can achieve certain economies of scale with respect to staffing and overhead levels. See "Recent Activities -- Redeployment of Assets."

THE ASSOCIATED COMPANIES

     Glenborough Corporation. The Company seeks to acquire properties from entities controlled by GC, a California corporation formerly known as Glenborough Realty Corporation, which: (i) serves as general partner of several real estate limited partnerships for whom it provides management services, asset management and property management services; and (ii) provides property management services for a limited portfolio of properties owned by unaffiliated third parties, including asset management, property development, Securities and Exchange Commission reporting, accounting, investor relations and property management services. The Company is in the process of acquiring all the assets of Prudential-Bache/Equitec Real Estate Partnership, of which GC is a co-general partner. See "Recent Activities -- Pending Acquisitions."

     Glenborough Hotel Group. The Company, through the Operating Partnership, leases its hotel Properties to GHG. The Operating Partnership holds a first mortgage on another hotel, which is managed by GHG under a contract with its owner. GHG also manages one other hotel owned by a third party.

                               RECENT ACTIVITIES

     The following is a summary of the Company's acquisition and financing activities since January 1, 1997.

     Eaton & Lauth Portfolio. The Company is negotiating the terms of an agreement to acquire a portfolio of nine office properties and five retail properties aggregating 776,742 square feet and three multi-family properties containing 670 units (the "Eaton & Lauth Portfolio") from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, is expected to be approximately $99.7 million, comprising: (i) approximately $68.8 million of assumed debt, of which approximately $36.8 million is expected to be paid in cash; and (ii) approximately $30.0 million of equity. The equity consideration will consist of: (i) up to $10.0 million in the form of shares of Common Stock or cash, with a maximum of $6.0 million of shares of Common Stock (based on a negotiated per unit value of $25.00); and (ii) the balance in the form of partnership units in the Operating Partnership (based on a negotiated per unit value of $25.00). The Eaton & Lauth Portfolio properties are located in the Indianapolis, Indiana area. This acquisition is subject to a number of contingencies including the negotiation of terms of a definitive agreement, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

                            EATON & LAUTH PORTFOLIO

                                                                                               OCCUPANCY
                                                                                              RATE AS OF
                                                           YEAR      RENTABLE    NUMBER OF   SEPTEMBER 30,
            PROPERTY                    CITY        ST   COMPLETED    SQ. FT.      UNITS        1997(1)
---------------------------------  --------------  ----  ---------   ---------   ---------   -------------
OFFICE
  Clearvista One.................  Indianapolis     IN      1986        33,451                     73%
  Clearvista Two.................  Indianapolis     IN      1990        27,777                     96
  99 East Carmel Drive...........  Carmel           IN      1990        14,429                     93
  Crosspoint Four................  Fishers          IN      1990        41,121                     98
  Meridian Park Shoppes..........  Carmel           IN      1989        17,978                    100
  One Meridian Park Place........  Carmel           IN      1988        28,354                     91
  Two Meridian Park Place........  Carmel           IN      1989        40,000                    100
  Osram Sylvania.................  Westfield        IN      1990        45,265                    100
  Covance........................  Indianapolis     IN      1990       263,000                    100
                                                                     ---------                    ---
TOTAL OFFICE.....................                                      511,375                     97%
                                                                     ---------                    ---
RETAIL
  Cross Creek Centre.............  Indianapolis     IN      1989        76,908                     96%
  Geist Centre...................  Indianapolis     IN      1989        72,348                     95
  Woodfield Centre...............  Indianapolis     IN      1988        58,171                     87
  Broad Ripple Centre............  Indianapolis     IN      1988        37,540                    100
  Metroplex Centre...............  Indianapolis     IN      1986        20,400                     76
                                                                     ---------                    ---
TOTAL RETAIL.....................                                      265,367                     93%
                                                                     ---------                    ---
MULTIFAMILY
  Crosscreek Apartments..........  Indianapolis     IN      1990       159,492      208            95%
  Harcourt Club Apartments.......  Indianapolis     IN      1991       149,900      148            95
  Island Club Apartments.........  Indianapolis     IN      1990       245,389      314            90
                                                                     ---------      ---           ---
TOTAL MULTIFAMILY................                                      554,781      670            93%
                                                                     ---------      ---           ---
TOTAL EATON & LAUTH PORTFOLIO....                                    1,331,523      670            94%
                                                                     =========      ===           ===

---------------

(1) Represents economic occupancy.

     Capitol Center. The Company has entered into a definitive agreement to acquire a 161,468 square foot office/flex complex (the "Capitol Center") located in Des Moines, Iowa. The total acquisition cost, including capitalized costs, is expected to be approximately $12.8 million, comprising: (i) $500,000 to $1,000,000 in the form of 17,241 to 34,482 partnership units in the Operating Partnership (based on an assumed per unit value of $29.00, which will be determined using the 10-day average per share price of Common Stock as of the closing date); (ii) approximately $4.3 million of assumed debt; and (iii) the balance in cash. This acquisition is subject to a number of contingencies including satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this acquisition will be completed.

                                 CAPITOL CENTER

                                                                                            OCCUPANCY
                                                                                           RATE AS OF
                                                                     YEAR      RENTABLE   SEPTEMBER 30,
                   PROPERTY                        CITY       ST   COMPLETED   SQ. FT.       1997(1)
----------------------------------------------  -----------  ----  ---------   --------   -------------
OFFICE
  Capitol Center..............................  Des Moines    IA      1984      161,468        100%

---------------

(1) Represents economic occupancy.

PENDING ACQUISITIONS

     Pru-Bache Portfolio. The Company has entered into a definitive agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership in which the managing general partner is Prudential-Bache Properties, Inc., and in which Glenborough Corporation and Robert Batinovich, the Company's Chairman and Chief Executive Officer, have served as co-general partners since March of 1994, but do not hold a material equity or economic interest (the "Pru-Bache Portfolio"). The total acquisition cost, including capitalized costs, is expected to be approximately $43.6 million, which is to be paid entirely in cash. The Pru-Bache Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. This acquisition is subject to a number of contingencies including approval of the acquisition by a majority vote of the limited partners of Prudential-Bache/Equitec Real Estate Partnership, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

                              PRU-BACHE PORTFOLIO

                                                                                           OCCUPANCY
                                                                                          RATE AS OF
                                                                    YEAR      RENTABLE   SEPTEMBER 30,
                  PROPERTY                        CITY       ST   COMPLETED   SQ. FT.       1997(1)
---------------------------------------------  -----------  ----  ---------   --------   -------------
OFFICE
  Gateway Professional Center................  Sacramento    CA      1985       50,556         96%
  Park Plaza.................................  Sacramento    CA      1985       67,688         75
  Montrose Office Park.......................  Rockville     MD      1980      186,680         89
  Poplar Towers..............................  Memphis       TN      1974      100,901         86
                                                                                               --
                                                                               -------
TOTAL OFFICE.................................                                  405,825         84%
                                                                                               --
                                                                               -------
OFFICE/FLEX
Totem Valley.................................  Kirkland      WA      1983      121,645         99%
                                                                                               --
                                                                               -------
TOTAL PRU-BACHE PORTFOLIO....................                                  527,470         90%
                                                                               =======         ==

---------------

(1) Represents economic occupancy.

1998 AND 1997 COMPLETED ACQUISITIONS

     Windsor Portfolio. In January 1998, the Company acquired a portfolio of 13 suburban office Properties and one office/flex Property (the "Windsor Portfolio") located in eight states. The Company acquired the Windsor Portfolio from Windsor Realty Fund II, L.P., of which Windsor Advisor, LLC is the general partner and DuPont Pension Fund Investments and Gid/S&S Limited Partnership are limited partners, and other entities affiliated with Windsor Realty Fund II, L.P. The Windsor Portfolio properties aggregate 3,383,240 net rentable square feet, located in the eastern and mid-western United States and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa, Florida and Cary, North Carolina. The total acquisition cost, including capitalized costs, was approximately $423.2 million, comprised of: (i) approximately $160.5 million in assumption of debt; (ii) approximately $150.0 million in borrowings under a $150 million loan agreement with Wells Fargo Bank (the "Interim Loan"); and (iii) the balance in cash, including cash from borrowings under the Acquisition Credit Facility.

     Marion Bass Portfolio. In December 1997, the Company acquired 10 multi-family Properties (the "Marion Bass Portfolio") aggregating 1,385 units from 14 limited partnerships each of whose general partner is Marion Bass Real Estate Group. The total acquisition cost, including capitalized costs, was approximately $58.3 million, comprising $23.5 million of assumed debt and the balance in cash, including cash from borrowings under the Acquisition Credit Facility. Of the 10 Marion Bass Portfolio Properties, six are located in Charlotte, North Carolina, two are in Monroe, North Carolina, one is in Raleigh, North Carolina and one is in Pineville, North Carolina.

     Opus Portfolio. In December 1997, the Company acquired four office/flex Properties and one office Property (the "Opus Portfolio") aggregating 289,874 square feet from four limited liability companies affiliated with Opus Properties, LLC. The total acquisition cost, including capitalized costs, was approximately $27.9 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility. Four of the Opus Portfolio Properties are located in or near Tampa, Florida, and one is located in Denver, Colorado.

     Thousand Oaks. In December 1997, the Company acquired an office complex consisting of three office buildings, aggregating 418,457 square feet ("Thousand Oaks"). The total acquisition cost, including capitalized costs, was approximately $51.3 million, which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility. The Thousand Oaks property includes 10 acres suitable for the development of 182,000 square feet of office space. Thousand Oaks is located in Memphis, Tennessee.

     Bryant Lake. In November 1997, the Company acquired a 171,789 square-foot office/flex building in Eden Prairie, Minnesota ("Bryant Lake"), from Outlook Income Fund 9, a limited partnership in which GC is managing general partner. Robert Batinovich is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

     Copley Properties. In October 1997, the Company acquired eight Properties from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners (the "Copley Properties"). The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada.

     Citibank Park. In September 1997, the Company acquired a 147,978 square-foot office building in Las Vegas, Nevada ("Citibank Park"). The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of: (i) approximately $1.66 million in the form of 61,211 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156); and (ii) the balance in cash.

     Advance Properties. In September 1997, the Company acquired from a group of partnerships affiliated with The Advance Group a portfolio of 10 Properties aggregating 755,006 square feet (the "Advance Properties"). The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of: (i) approximately $13.6 million in the form of 599,508 partnership units in the Operating Partnership (based on an agreed per unit value of $22.625); (ii) approximately $7.4 million in assumption of debt; and
(iii) the balance in cash. The Advance Properties consist of five office Properties and three office/flex Properties located in northern New Jersey and Maryland and two industrial Properties located in northern New Jersey. Concurrent with this acquisition, the Company entered into a joint venture with The Advance Group for the development of selected new projects. This joint venture owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet.

     T. Rowe Price Properties. In September 1997, the Company acquired from five limited partnerships, two general partnerships and one private REIT, each organized by affiliates of T. Rowe Price, a portfolio of 27 Properties aggregating approximately 2,888,000 square feet (the "T. Rowe Price Properties"). The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash. The T. Rowe Price Properties consist of four office Properties, 12 office/flex Properties, eight industrial Properties and three retail Properties located in 12 states.

     Centerstone Property. In July 1997, the Company acquired an office property containing 157,579 square feet (the "Centerstone Property") located in Irvine, California. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of: (i) approximately $5.5 million in the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00); and (ii) the balance in cash.

     CRI Properties. In June 1997, the Company acquired from Carlsberg Realty Inc. a portfolio of three Properties, aggregating approximately 245,600 square feet (the "CRI Properties"). The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash. The CRI Properties consist of one office Property in California, and one office/flex Property and one industrial Property in Arizona. The CRI Properties have been managed by GC since November 1996.

     CIGNA Properties. In April 1997, the Company acquired from two partnerships formed and managed by affiliates of CIGNA a portfolio of six Properties, aggregating approximately 616,000 square feet and 224 multi-family units (the "CIGNA Properties"). The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash. The CIGNA Properties consist of two office Properties, two office/flex Properties, a shopping center and a multi-family Property, and are located in four states.

     E&L Properties. In April 1997, the Company acquired from seven partnerships and their general partner, a Southern California syndicator, a portfolio of 11 Properties, aggregating approximately 523,000 square feet, together with associated management interests (the "E&L Properties"). The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of: (i) approximately $12.8 million of mortgage debt assumed; (ii) approximately $6.7 million in the form of 352,197 partnership units in the Operating Partnership (based on an agreed per unit value of $19.075); (iii) approximately $633,000 in the form of approximately 33,198 shares of Common Stock of the Company (based on an agreed per share value of $19.075); and (iv) the balance in cash. The E&L Properties consist of one office Property, nine office/flex Properties and one industrial Property, all located in Southern California.

     Riverview Property. In April 1997, the Company acquired from a private seller a 15-story office property containing 227,129 square feet located in Bloomington, Minnesota (the "Riverview Property"). The total acquisition cost, including capitalized costs, was approximately $20.5 million, which was paid entirely in cash.

     Lennar Properties. In April 1997, the Company acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners a portfolio of three Properties, aggregating approximately 282,000 square feet (the "Lennar Properties"). The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid entirely in cash. The Lennar Properties consist of one office Property located in Virginia and one office/flex Property and one industrial Property, each located in Massachusetts.

     Scottsdale Hotel. In February 1997, the Company acquired a 163-suite hotel Property (the "Scottsdale Hotel"), which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The Scottsdale Hotel and four of the Company's other hotel Properties are marketed as Country Suites by Carlson.

OTHER ACQUISITION OPPORTUNITIES

     Acquisition Pipeline. The Company maintains an active acquisition department which identifies, evaluates, negotiates and consummates portfolio and individual property investments. Currently, other than the Pending Acquisitions, the Company has no potential acquisitions that it considers probable, but is considering acquisitions involving, in the aggregate, in excess of $1.0 billion in total capitalized costs. Any future acquisition would be subject to a number of contingencies, including a review of the physical and economic characteristics of the properties involved, negotiation of detailed terms and formal documentation. There can be no assurance that any of the acquisitions under consideration will ultimately be consummated. For example, in October 1997 the Company had entered into definitive agreements to acquire all of the assets of Rancon IV and Rancon V. Prior to closing, and at the request of the general partner of Rancon IV and Rancon V, the agreements were rescinded. See "Risk Factors -- Risks Associated with Acquisitions" in the accompanying Prospectus.

     Possible Tender Offer Acquisitions. In addition to its current program of negotiated property and portfolio acquisitions, the Company intends to consider opportunities to acquire interests in properties and portfolios of properties through tender offers for public and private limited partnerships, and REITs. Depending upon the opportunity and the circumstances, these offers may be made with or without the cooperation of their respective general partners or boards of directors. See "Risk Factors -- Risks Associated with Tender Offers" in the accompanying Prospectus.

REDEPLOYMENT OF ASSETS

     The Company periodically reviews its current portfolio of investments for opportunities to redeploy capital from certain existing Properties or mortgage receivables to other properties or investments that the Company believes have characteristics more suited to its overall growth strategy and operating goals. Consistent with this strategy, the Company sold from its retail portfolio six Atlanta Auto Care Center properties and ten QuikTrip properties for an aggregate sales price of approximately $13.1 million. The Company used the net proceeds from the sale of such properties to fund the acquisition of properties which the Company believes have greater growth potential. The Company also has entered into definitive agreements to sell the Shannon Crossing Property, a retail Property, and the Summer Breeze Property, a multi-family Property. These sales are each subject to a number of contingencies, and there can be no assurance that such sales will be consummated.

FINANCING ACTIVITIES

     The Company seeks to utilize the most appropriate sources of capital for acquisitions, development, joint ventures and capital improvements, which sources include undistributed Funds from Operations, borrowings under its credit facilities, issuances of unsecured or secured debt or equity securities or partnership units in the Operating Partnership and/or bank and other institutional borrowings. As of September 30, 1997, the Company's total debt constituted approximately 31.3% of the total market capitalization of the Company on a pro forma basis, after giving effect to the Offering, the use of proceeds thereof, completion of the Pending Acquisitions, and certain other pro forma adjustments. See "Selected Historical and Pro Forma Financial and Other Data."

     $250 Million Acquisition Credit Facility. In December 1997, the Company replaced its $50 million secured line of credit with a new $250 million unsecured Acquisition Credit Facility with Wells Fargo Bank. The Acquisition Credit Facility has a three year term and bears interest on a sliding scale ranging from

LIBOR plus 0.8% to LIBOR plus 1.3%, which represents an annual rate that is lower by at least 0.45% than the rate under the Company's previous $50 million secured line of credit.

     $150 Million Interim Loan. In January 1998, the Company closed a $150 million loan agreement with Wells Fargo Bank (the "Interim Loan"). The Interim Loan bears interest at LIBOR plus 1.75% and has a term of three months with an option to extend the term an additional three months. The purpose of the Interim Loan is to fund certain acquisition activities.

     Private Equity Issuance. In December 1997, the Company issued, subject to a rescission right, approximately $14.1 million in the form of 433,361 partnership units in the Operating Partnership and 72,564 shares of Common Stock (based on an agreed per unit and per share value of $27.869) to acquire all of the limited partnership interests of GRC Airport Associates, a California limited partnership ("GRCAA"). GRCAA's sole asset consisted of one property that is subject to a binding sales agreement, which, upon completion, is anticipated to generate net cash proceeds of $14.1 million. By virtue of interests held directly or indirectly in GRCAA, Robert Batinovich received approximately $2.2 million of the consideration paid for the GRCAA limited partnership interests in the form of partnership units in the Operating Partnership. Consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this transaction. If the sale of GRCAA's property to the third party is not completed by January 31, 1998, then the acquisition of the interest in GRCAA is subject to rescission at the option of the Company.

     October 1997 Offering. In October 1997, the Company completed a public offering of 11,300,000 shares of its Common Stock at a price of $25.00 per share. The net proceeds of approximately $267.7 million were used for the acquisition of certain Properties, to repay approximately $142.8 million of indebtedness and for general corporate purposes.

     July 1997 Offering. In July, the Company completed a public offering of 6,980,000 shares of Common Stock at a price of $22.625 per share. The net proceeds of approximately $149.3 million were used to fund acquisitions and for general corporate purposes.

     March 1997 Offering. In March 1997, the Company completed a public offering of 3,500,000 shares of its Common Stock at a price of $20.25 per share. The net proceeds of approximately $66.1 million were used for the acquisition of certain Properties and to repay approximately $24.9 million of the then outstanding balance under the Company's previous secured line of credit.

     Increased Distributions. In January 1998, the Company announced a 31% increase in its regular quarterly distribution from $.32 to $.42 per share of Common Stock. See "Price Range of Common Stock and Distribution History."

                                 THE PROPERTIES

     The Company owns a diversified portfolio of 142 office, office/flex, industrial, retail, multi-family and hotel Properties located in 23 states throughout the country. In addition, the Associated Companies provide comprehensive asset, partnership and property management services for a diversified portfolio of 50 additional properties that are not owned by the Company. The following table lists the Properties owned by the Company as of the date of this Prospectus Supplement excluding the Pending Acquisitions and the 50 additional properties.

                                                                       YEAR       RENTABLE      OCCUPANCY AS OF
               PROPERTY                         CITY         STATE   COMPLETED    SQ. FT.    SEPTEMBER 30, 1997(1)
---------------------------------------  ------------------  -----   ---------   ----------  ---------------------
OFFICE
  Tradewinds Financial Center..........  Phoenix             AZ         1986         17,778            90%
  Vintage Pointe.......................  Phoenix             AZ         1985         56,112            86
  Warner Village Medical...............  Fountain Valley     CA         1977         32,272            89
  Hillcrest Office Plaza...............  Fullerton           CA         1974         34,623            91
  Centerstone Plaza....................  Irvine              CA         1988        157,579            97
  University Tech Center...............  Pomona              CA         1986        100,516            96
  Academy Professional Center..........  Rolling Hills       CA         1974         29,185            81
  Dallidet Professional Center.........  San Luis Obispo     CA         1993         23,051            76
  Park Place...........................  Clearwater          FL         1986        164,538            97
  Buschwood III........................  Tampa               FL         1989         76,930            92
  Employers Insurance of Wausau........  Temple Terrace      FL         1997         79,393           100
  Ashford Perimeter....................  Atlanta             GA         1983        294,183            99
  Powers Ferry Landing East............  Atlanta             GA         1985        393,596            98
  Oak Brook International..............  Oak Brook           IL         1975         98,443            99
  Oakbrook Terrace Corp. Center........  Oak Brook           IL         1991        253,069           100
  Columbia Center II...................  Rosemont            IL         1988        150,283            94
  Embassy Plaza........................  Schaumburg          IL         1986        141,373            88
  Windsor Corporate Center.............  Marlborough         MA         1988        570,304           100
  Westford Corporate Ctr...............  Westford            MA         1987        163,247           100
  Montgomery Executive Center..........  Gaithersburg        MD         1982        118,348            90
  Rockwall I & II......................  Rockville           MD         1985        340,419            85
  Bond Street Building.................  Farmington Hills    MI         1986         40,595            93
  Riverview Office Tower...............  Bloomington         MN         1973        227,129            97
  University Club Tower................  St. Louis           MO         1974        272,443            94
  Woodlands Plaza......................  St. Louis           MO         1993         71,209            98
  Edinburgh Center.....................  Cary                NC         1991        115,030            93
  One Professional Square..............  Omaha               NE         1980         34,906            85
  Regency Westpointe...................  Omaha               NE         1981         35,937            99
  Morristown Medical Offices...........  Bedminster          NJ         1990         14,255           100
  Bridgewater Exec. Qtrs...............  Bridgewater         NJ         1995         65,000           100
  Frontier Exec. Qtrs. I...............  Bridgewater         NJ         1986        224,314           100
  Frontier Exec. Qtrs. II..............  Bridgewater         NJ         1987         41,880           100(2)
  Gatehall I...........................  Parsipanny          NJ         1983        113,604            85
  25 Independence Blvd.................  Warren              NJ         1989        106,879           100
  Citibank Park........................  Las Vegas           NV         1987        147,978            90
  Lehigh Valley Executive Campus.......  Allentown           PA         1989        161,421            95
  Thousand Oaks........................  Memphis             TN         1990        418,457            92
  Post Oak Place.......................  Houston             TX         1971         56,021            94
  4500 Plaza...........................  Salt Lake City      UT         1983         70,001           100
  700 South Washington.................  Alexandria          VA         1989         56,348           100
  Cameron Run..........................  Alexandria          VA         1991        143,707           100
  2000 Corporate Ridge.................  McLean              VA         1985        255,980           100
  Globe Building.......................  Mercer Island       WA         1979         24,779            97
                                                                                  ---------           ---
TOTAL OFFICE...........................                                           5,993,115            96%
                                                                                  =========           ===

                                                                       YEAR       RENTABLE      OCCUPANCY AS OF
               PROPERTY                         CITY         STATE   COMPLETED    SQ. FT.    SEPTEMBER 30, 1997(1)
---------------------------------------  ------------------                      ---------            ---
OFFICE/FLEX
  Hoover Industrial....................  Mesa                AZ         1985         57,441            97%
  Magnolia Industrial..................  Phoenix             AZ         1984         35,385           100
  Baseline Business Park...............  Tempe               AZ         1984        100,204            95
  Kraemer Industrial Park..............  Anaheim             CA         1974         55,246            89
  Dominguez Industrial.................  Carson              CA         1973         85,120            98
  Sandhill Industrial Park.............  Carson              CA         1975         90,922           100
  Chatsworth Industrial Park...........  Chatsworth          CA         1975         29,764           100
  Glassell Industrial Center...........  Orange              CA         1976         46,912            89
  Dunn Way Industrial..................  Placentia           CA         1968         59,832            85
  Monroe Industrial....................  Placentia           CA         1988         38,655            92
  Rancho Bernardo......................  Rancho Bernardo     CA         1982         52,865            88
  Scripps Terrace......................  San Diego           CA         1986         56,796            90
  Tierrasanta Research Park............  San Diego           CA         1985        104,234            78
  San Dimas Industrial Center..........  San Dimas           CA         1980         35,996            77
  Upland Industrial....................  Upland              CA         1978         27,414           100
  ADS Alliance Data Systems............  Denver              CO         1997         65,000           100
  Valley Business Park.................  Denver              CO         1984        202,540            93
  Atlantic Tech @ Regency Corp.........  Brandon             FL         1997         48,551           100
  Newport Business Center..............  Deerfield Beach     FL         1984         60,661            97
  Cypress Creek Business Center........  Ft. Lauderdale      FL         1982         66,372            98
  Lake Point Business Park.............  Orlando             FL         1985        135,032            91
  Fingerhut Call Center Facility.......  Tampa               FL         1996         48,840           100
  PrimeCo Call Center Facility.........  Tampa               FL         1996         48,090           100
  The Business Park....................  Gwinett County      GA         1984        155,125            98
  Oakbrook Corners.....................  Norcross            GA         1984        123,948            90
  Park 100 -- Building 42..............  Indianapolis        IN         1980         37,200            79
  Fisher-Pierce........................  Weymouth            MA         1988         79,825           100
  Columbia Warehouse...................  Columbia            MD         1974         38,840            88
  Germantown Business Center...........  Germantown          MD         1993         60,000           100
  Winnetka Industrial Center...........  Crystal             MN         1982        188,260           100
  Bryant Lake Business Center..........  Eden Prairie        MN         1985        171,789            88
  Riverview Industrial Park............  St. Paul            MN         1978        120,510           100
  Woodlands Tech Center................  St. Louis           MO         1986         98,037           100
  Fox Hollow Business Quarters.........  Branchburg          NJ         1987         42,173           100
  Fairfield Business Quarters..........  Fairfield           NJ         1978         42,762           100
  Palms Business Centre III............  Las Vegas           NV         1990        136,160           100
  Palms Business Centre IV.............  Las Vegas           NV         1991         37,414           100
  Palms Business Centre North..........  Las Vegas           NV         1988         92,087            92
  Palms Business Centre South..........  Las Vegas           NV         1988        132,387            84
  Post Palms...........................  Las Vegas           NV         1991        139,494            95
  Clark Avenue.........................  King of Prussia     PA         1965         40,000           100
  Valley Forge Corporate Center........  Norristown          PA         1988        300,894            94
  Walnut Creek Bus Center..............  Austin              TX         1984        100,000           100
  Kent Business Park...................  Kent                WA         1981        138,157           100
                                                                                  ---------           ---
TOTAL OFFICE/FLEX......................                                           3,826,934            94%
                                                                                  =========           ===
INDUSTRIAL
  Fifth Street Industrial..............  Phoenix             AZ         1986        109,699           100%
  Fairmont Commerce Center.............  Tempe               AZ         1980         83,200           100
  East Anaheim.........................  Anaheim             CA         1986        106,232           100
  Coronado Industrial..................  Anaheim             CA         1975         95,732           100
  Benicia Industrial Park..............  Benicia             CA         1980        156,800           100
  Belshaw Industrial...................  Carson              CA         1973         23,826           100
  SkyPark Airport Parking..............  San Bruno           CA         1970        216,780           100
  Springdale Commerce Center...........  Santa Fe Springs    CA         1985        144,000           100

                                                                       YEAR       RENTABLE      OCCUPANCY AS OF
               PROPERTY                         CITY         STATE   COMPLETED    SQ. FT.    SEPTEMBER 30, 1997(1)
---------------------------------------  ------------------                      ---------            ---
  Burnham Industrial Warehouse.........  Boca Raton          FL         1980         71,168           100
  Airport Perimeter Bus. Park..........  College Park        GA         1982        119,797            90
  Atlantic Industrial..................  Gwinett County      GA         1975        187,843           100
  Bonnie Lane Business Center..........  Elk Grove Village   IL         1981        119,590           100
  Navistar International Trans.........  W. Chicago          IL         1977        474,426           100
  Glenn Avenue Business Ctr............  Wheeling            IL         1981         82,000           100
  Wood Dale Business Ctr...............  Wood Dale           IL         1979         89,718            88
  Park 100-Building 46.................  Indianapolis        IN         1981        102,400           100
  J.I. Case Equipment Corp.............  Kansas City         KS         1975        199,750           100
  Southworth-Milton....................  Milford             MA         1989        146,125           100
  Navistar International Trans.........  Baltimore           MD         1962        274,000           100
  Eatontown Industrial.................  Eatontown           NJ         1988         36,800           100
  Jencraft Industrial..................  Totowa              NJ         1967        120,943           100
  J.I. Case Equipment Corp.............  Memphis             TN         1950        205,594           100
  Pinewood Industrial..................  Arlington           TX         1971         46,060           100
  Mercantile I.........................  Dallas              TX         1970        236,092            95
  Quaker Industrial....................  Dallas              TX         1974         42,083           100
  SeaTac II............................  Seattle             WA         1984         41,657           100
                                                                                  ---------           ---
TOTAL INDUSTRIAL.......................                                           3,532,315            99%
                                                                                  =========           ===
RETAIL
  Park Center..........................  Santa Ana           CA         1979         73,500            97%
  Sonora Plaza.........................  Sonora              CA         1974        162,126            99
  Piedmont Plaza.......................  Apopka              FL         1985        151,000            98
  River Run Shopping Center............  Miramar             FL         1988         85,887            98
  Westwood Plaza.......................  Tampa               FL         1984         99,304            99
  Shannon Crossing.....................  Atlanta             GA         1981         64,039            96
  Westbrook Commons....................  Westchester         IL         1983        132,190            96
  Goshen Plaza.........................  Gaithersburg        MD         1988         45,546            88
  Auburn North.........................  Auburn              WA         1978        158,596            71
                                                                                  ---------           ---
TOTAL RETAIL...........................                                             972,188            93%
                                                                                  =========           ===

                                                                                               OCCUPANCY AS OF
                                                                YEAR      RENTABLE SQ. FT.      SEPTEMBER 30,
            PROPERTY                      CITY        STATE   COMPLETED        (UNITS)             1997(1)
---------------------------------  ------------------ -----   ---------   -----------------  -------------------
MULTI-FAMILY
  Overlook Apartments............  Scottsdale         AZ         1988        188,432 (224)            92%
  Summer Breeze..................  No. Hollywood      CA         1981         73,284 (104)            99
  Arrowood Crossing I & II.......  Charlotte          NC         1990        187,692 (200)            93
  Sharonridge I & II.............  Charlotte          NC         1980         59,850 (75)            100
  The Chase (Commonwealth).......  Charlotte          NC         1986        105,360 (132)            97
  The Courtyard..................  Charlotte          NC         1985         60,500 (55)             93
  The Landing on Farmhurst.......  Charlotte          NC         1986         98,000 (125)            96
  Wendover Glen..................  Charlotte          NC         1983         75,072 (96)             90
  The Chase (Monroe).............  Monroe             NC         1988        100,512 (120)            96
  Willow Glen....................  Monroe             NC         1981        104,040 (120)            97
  Sabal Point I, II & III........  Pineville          NC         1990        381,463 (374)            91
  The Oaks.......................  Raleigh            NC         1985         68,256 (88)             85
  Sahara Gardens.................  Las Vegas          NV         1983        277,056 (312)            91
  Villas de Mission..............  Las Vegas          NV         1979        192,370 (226)            96
                                                                           ---------
                                                                                    -------        -----
  TOTAL MULTI-FAMILY.............                                          1,971,887 (2,251)          93%
                                                                           ========= =======       =====

                                                                      RENTABLE
                                                           YEAR       SQ. FT.    UNITS/      OCCUPANCY AS OF
            PROPERTY                   CITY      STATE   COMPLETED     ROOMS     ROOMS    SEPTEMBER 30, 1997(1)
---------------------------------  ------------  -----   ---------   ----------  ------   ---------------------
HOTELS
  Country Inn and Suites by
    Carlson......................  Scottsdale    AZ         1995         80,568    163              58%
  Country Suites by Carlson......  Tucson        AZ         1986         61,552    157              77
  Country Suites by Carlson......  Ontario       CA         1985         54,019    120              76
  Country Suites by Carlson......  Arlington     TX         1986         56,200    132              74
  Country Suites by Carlson......  Irving        TX         1986         45,032     90              68
  Country Inn and Suites by
    Carlson......................  San Antonio   TX         1997         29,330     64              64
                                                                                  ----
                                                                                   ---         -- -- -
                                                                      ---------
  TOTAL HOTELS...................                                       326,701    726              70%
                                                                      =========  =======         =====

---------------

(1) Represents economic occupancy as of September 30, 1997, except for the Windsor Portfolio which is as of December 31, 1997, and the Marion Bass Portfolio which is as of November 30, 1997.

(2) This property is 31% leased by the former owner of the Property for a period of two years.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Series A Preferred Stock offered hereby are expected to be approximately $191.5 million (approximately $220.3 million if the over-allotment option is exercised in full). The Company intends to contribute such proceeds to the Operating Partnership for certain preferred limited partnership units in the Operating Partnership, the economic terms of which will be substantially identical to the Series A Preferred Stock. The Operating Partnership will be required to make all required distributions on such preferred limited partnership units (which will mirror the payments of dividends, including accrued and unpaid dividends upon redemption, and of the liquidation preference amount on the Series A Preferred Stock) prior to any distribution of cash or assets to the holders of Units in the Operating Partnership. The Operating Partnership will use the net proceeds to fund in part portions of the Pending Acquisitions, repay indebtedness and for general corporate purposes.

     The only indebtedness to be repaid with a portion of the net proceeds from the Offering are a portion of the outstanding balance under the Interim Loan and certain mortgage debt. Proceeds of such indebtedness were used primarily to fund acquisition activities. As of January 8, 1998, the interest rate on the Interim Loan was 7.38% and the initial maturity date was April 2, 1998, subject to a three month extension, and the weighted average interest rate of the mortgage debt to be repaid was 8.27% with maturity dates ranging from July 2003 to January 2005.

              PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY

     The Company's Common Stock is listed on the NYSE under the symbol "GLB." On January 8, 1998, the last reported sale price per share of the Company's Common Stock on the NYSE was $30.00. The following table sets forth the high and low closing prices per share of the Company's Common Stock for the periods indicated, as reported on the NYSE composite tape, and the distributions per share paid by the Company with respect to the periods indicated.

                        QUARTERLY PERIOD                   HIGH     LOW      DISTRIBUTIONS
        -------------------------------------------------  ---      ---      -------------
        1996
          First Quarter..................................  $14 1/4  $13        0.30
          Second Quarter.................................   15 1/8   13 1/2    0.30
          Third Quarter..................................   14 5/8   13 3/8    0.30
          Fourth Quarter.................................   17 5/8   13 5/8    0.32

        1997
          First Quarter..................................  $20 1/2  $16 3/4    0.32
          Second Quarter.................................   25 1/4   19 3/8    0.32
          Third Quarter..................................   283/16   225/16    0.32
          Fourth Quarter.................................   30 1/8   24 1/4    0.42

        1998
          First Quarter(1)...............................  $30 1/2  $2911/16    (1)

---------------

(1) High and low stock closing prices through January 8, 1998. Distributions for the quarter ended March 31, 1998 had not been declared as of January 8, 1998.

DISTRIBUTION POLICY

     The Company currently intends to continue making regular quarterly distributions on its Common Stock and to distribute amounts sufficient to maintain its status as a REIT. Distributions are reviewed quarterly by the Board of Directors and future distributions will depend upon factors deemed relevant by the Board of Directors including operating performance, cash flow requirements and other needs. Although the Company intends to continue to make quarterly distributions to its stockholders, no assurance can be given as to the amounts to be distributed in the future.

     Although the Company believes that a portion of its distributions for 1998 will be classified as a return of capital for federal income tax purposes, it cannot currently predict the portion of 1998 or future distributions that may be so classified. See "Federal Income Tax Consequences -- Taxation of
Stockholders -- Taxation of Taxable Domestic Stockholders" in the accompanying Prospectus.

                                 CAPITALIZATION

The following table sets forth the historical capitalization of the Company as of September 30, 1997, and on a pro forma basis as if: (i) the transactions acquiring the Windsor Portfolio, the Marion Bass Portfolio, the Opus Portfolio, Thousand Oaks, Bryant Lake, the Copley Properties and the Pending Acquisitions;
(ii) the October 1997 Offering; (iii) certain debt financing transactions; and
(iv) the Offering and the application of the net proceeds therefrom as described in "Use of Proceeds," had each been completed on September 30, 1997. This capitalization table should be read in conjunction with all pro forma and historical financial statements and notes thereto included in this Prospectus Supplement and the accompanying Prospectus or incorporated herein by reference.

                                                               AS OF SEPTEMBER 30, 1997
                                                               -------------------------
                                                               HISTORICAL     PRO FORMA
                                                               ----------     ----------
                                                                    (IN THOUSANDS)
        DEBT:
          Acquisition Credit Facility(1).....................   $      --     $  187,745
          Line of Credit(2)..................................      28,865             --
          Mortgage loans(3)..................................     114,580        264,201
          Interim unsecured loan(4)..........................     114,000             --
          Interim Loan(5)....................................          --         90,279
                                                                    -----          -----
                  Total debt.................................     257,445        542,225
                                                                    -----          -----
        MINORITY INTEREST(6).................................      36,012         74,175
                                                                    -----          -----
        STOCKHOLDERS' EQUITY:
          Common Stock: $0.001 par value, 50,000,000 and
             40,000,000 shares authorized, 20,174,692 and
             31,730,817 issued and outstanding,
             respectively(7).................................          20             31
          Series A Preferred Stock: $0.001 par value 0 and
             10,000,000 shares authorized, 0 and 8,000,000
             shares issued and outstanding,
             respectively(8).................................          --        191,500
          Additional paid-in capital.........................     321,771        595,902
          Deferred compensation..............................        (257)          (257)
          Retained deficit...................................     (10,231)       (15,476)
                                                                    -----          -----
                  Total stockholders' equity.................     311,303        771,700
                                                                    -----          -----
          TOTAL CAPITALIZATION...............................   $ 604,760     $1,388,100
                                                                    =====          =====

---------------
(1) The pro forma balance reflects borrowings under the Acquisition Credit Facility due to property acquisitions completed after September 30, 1997.
(2) The pro forma balance reflects the full repayment of the Company's previous $50 million line of credit with the use of proceeds from the October 1997 Offering.
(3) The pro forma balance reflects the assumption of mortgage loans in connection with the acquisitions of the Windsor Portfolio, the Marion Bass Portfolio, Bryant Lake, the Eaton & Lauth Portfolio and Capitol Center and the repayment of certain of these mortgage loans with the use of proceeds from the Offering.
(4) The pro forma balance reflects the full repayment of a $114 million interim unsecured loan with the use of proceeds from the October 1997 Offering.
(5) The pro forma balance reflects the Interim Loan and the partial repayment of this loan with the use of proceeds from the Offering.
(6) The pro forma minority interest reflects the issuance of 1,467,042 units of partnership interest in the Operating Partnership in connection with the GRCAA transaction and the acquisitions of the Eaton & Lauth Portfolio and Capitol Center.
(7) The pro forma outstanding Common Stock includes the issuance of 11,300,000 shares of Common Stock in connection with the October 1997 Offering.
(8) The pro forma outstanding Series A Preferred Stock includes the issuance of 8,000,000 shares of Series A Preferred Stock in connection with the Offering.

           SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

The following table sets forth selected financial and other data on a historical, as adjusted and pro forma basis for the Company, and on a historical combined basis for the GRT Predecessor Entities.

The following unaudited, pro forma consolidated balance sheet as of September 30, 1997 has been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under the caption "Recent Activities -- 1998 and 1997 Completed Acquisitions;" (ii) the Pending Acquisitions of the Pru-Bache Portfolio, the Eaton & Lauth Portfolio and Capitol Center, as described under the caption "Recent Activities -- Pending Acquisitions;" (iii) the Offering, and the application of the net proceeds therefrom as set forth in "Use of Proceeds;" (iv) the October 1997 Offering and the application of the net proceeds thereof; (v) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) repayment of certain mortgage loans, the Company's previous $50 million line of credit, a $114 million interim unsecured loan and a portion of the Interim Loan; (vii) the sale of one QuikTrip property and the Summer Breeze property and the use of these sales proceeds for the repayment of related mortgage debt and for the funding of certain property acquisitions; and (viii) the GRCAA transaction, as described under the caption "Recent Activities -- Financing Activities," as if each of such transactions had been completed on September 30, 1997.

The following unaudited, pro forma consolidated statements of operations for the nine months ended September 30, 1997, and for the year ended December 31, 1996, have been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under the caption "Recent Activities -- 1998 and 1997 Completed Acquisitions," and the property acquisitions completed in 1996, as described in footnote one of the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of September 30, 1997;
(ii) the Pending Acquisitions of the Pru-Bache Portfolio, the Eaton & Lauth Portfolio and Capitol Center described under the caption "Recent Activities -- Pending Acquisitions;" (iii) the Offering and the application of the net proceeds therefrom as set forth in "Use of Proceeds;" (iv) the October 1997 Offering, the July 1997 Offering, the March 1997 Offering, and the October 1996 Offering and the application of the respective net proceeds therefrom; (v) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) and the repayment of certain mortgage loans, the Company's previous $50 million line of credit, a $114 million interim unsecured loan, a portion of the Interim Loan; (vii) the sale of the two All American Industrial Properties, the six Atlanta Auto Care Center properties, ten QuikTrip properties and the Summer Breeze property, and use of sale proceeds for the repayment of related mortgage debt and the funding of certain property acquisitions; (viii) the collection on the Hovpark mortgage loan receivable; and (ix) the sale of various properties held by the partnerships managed by the Associated Companies to the Company as described under the caption "Recent Activities" and the sale of various properties held by the partnerships managed by the Associated Companies to third parties, as if each of such transactions had been completed on January 1, 1996. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

The following unaudited as adjusted operating data, balance sheet data, and other data have been prepared to reflect the Consolidation and related transactions as if such transactions had occurred on January 1, 1994.

The pro forma selected financial and other data is unaudited and is not necessarily indicative of the consolidated results which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

The following table should be read in conjunction with the financial statements and notes thereto included in this Prospectus Supplement and the accompanying Prospectus or incorporated herein and therein by reference.

                           AS OF AND FOR THE NINE MONTHS                     AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                ENDED SEPTEMBER 30,            ---------------------------------------------------------------------
                        ------------------------------------     PRO                      AS                      AS
                        PRO FORMA    HISTORICAL   HISTORICAL    FORMA     HISTORICAL   ADJUSTED   HISTORICAL   ADJUSTED   HISTORICAL
                           1997         1997         1996        1996        1996        1995        1995        1994        1994
                        ----------   ----------   ----------   --------   ----------   --------   ----------   --------   ----------
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating Data:
 Rental Revenue........ $  143,999   $  35,899     $ 11,281    $185,072    $ 17,943    $13,495     $ 15,454    $12,867     $ 13,797
 Fees and reimburse-
   ments...............        572         572          199         199         311        260       16,019        260       13,327
 Interest and other in-
   come................      1,117       2,374          944         934       1,401        982        2,698      1,109        3,557
 Equity in earnings of
   Associated Compa-
   nies................      2,221       1,942        1,363       1,627       1,598      1,691           --      1,649           --
 Total Revenues(1).....    147,909      40,787       13,787     187,832      21,253     16,428       34,171     15,885       30,681
 Property operating ex-
   penses..............     48,063      11,282        3,244      62,379       5,266      4,084        8,576      3,673        6,782
 General and adminis-
   trative.............      3,187       2,031          977       3,334       1,393        983       15,947        954       13,454
 Interest expense......     29,551       6,416        2,546      37,135       3,913      2,767        2,129      2,767        1,140
 Depreciation and
   Amortization........     29,350       8,867        2,694      37,968       4,575      3,654        4,762      3,442        4,041
 Income (loss) from op-
   erations before mi-
   nority interest and
   extraordinary
   income..............     37,758      12,191       (2,911)     47,016      (1,131)     4,077          524      4,516        1,580
 Net income (loss)
   before preferred
   stock
   distributions(2).... $   35,208   $  11,502     $ (3,409)   $ 43,677    $ (1,609)   $ 3,796     $    524    $(3,093)    $  1,580
 Per common share(3):
   Net income (loss)
     before extraordi-
     nary items........ $     0.74   $    0.79     $  (0.56)   $   0.89    $  (0.21)   $  0.66           --    $  0.72           --
   Net income(loss).... $     0.74   $    0.79     $  (0.60)   $   0.89    $  (0.24)   $  0.66           --    $ (0.54)          --
   Distributions(4).... $     1.26   $    0.96     $   0.90    $   1.68    $   1.22    $  1.20           --    $  1.20           --
 Preferred stock
   distributions per
   share............... $     1.41          --           --    $   1.88          --         --           --         --           --
Balance Sheet Data:
 Net investment in real
   estate.............. $1,373,836   $ 588,644           --          --    $161,945         --     $ 77,574         --     $ 63,994
 Mortgage loans
   receivable, net.....      3,622       3,622           --          --       9,905         --        7,465         --       19,953
 Total assets..........  1,401,916     615,976           --          --     185,520         --      105,740         --      117,321
 Total debt............    542,225     257,445           --          --      75,891         --       36,168         --       17,906
 Stockholders'
   equity..............    771,700     311,303           --          --      97,600         --       55,628         --       80,558
Other Data:
 EBIDA(5).............. $   96,659   $  27,474     $  9,380    $122,119    $ 14,273    $11,361     $  9,291    $11,258     $ 10,269
 Cash flow provided by
   (used for):
   Operating
     activities........     64,887      17,312            2      83,357       4,138      4,656      (10,608)     5,742       22,426
   Investing
     activities........      1,725    (373,001)     (22,560)   (964,306)    (61,833)     3,263        8,656      1,710       (1,947)
   Financing
     activities........    (52,722)    357,104       18,581     881,976      54,463     (7,933)     (17,390)    (6,408)      (2,745)
 FFO(6)................     56,042      20,021        7,545      71,237      11,491      9,638        7,162      9,536        9,129
 CAD(7),(8)............     52,648      17,846        6,959      66,725      10,497      8,856        3,237      8,754        6,919
 Debt to total market
   capitalization(9)...      31.3%       29.6%           --          --       29.5%         --           --         --           --


                         HISTORICAL   HISTORICAL
                            1993         1992
                         ----------   ----------

                        <
Operating Data:
 Rental Revenue........   $ 13,546     $ 13,759
 Fees and reimburse-
   ments...............     15,439       14,219
 Interest and other in-
   come................      3,239        3,150
 Equity in earnings of
   Associated Compa-
   nies................         --           --
 Total Revenues(1).....     32,224       31,128
 Property operating ex-
   penses..............      7,553        8,692
 General and adminis-
   trative.............     14,321       13,496
 Interest expense......      1,301        1,466
 Depreciation and
   Amortization........      4,572        4,933
 Income (loss) from op-
   erations before mi-
   nority interest and
   extraordinary
   income..............      2,144       (2,139)
 Net income (loss)
   before preferred
   stock
   distributions(2)....   $  4,418     $ (2,681)
 Per common share(3):
   Net income (loss)
     before extraordi-
     nary items........         --           --
   Net income(loss)....         --           --
   Distributions(4)....         --           --
 Preferred stock
   distributions per
   share...............         --           --
Balance Sheet Data:
 Net investment in real
   estate..............   $ 70,245     $ 75,022
 Mortgage loans
   receivable, net.....     18,825       18,967
 Total assets..........    102,635      108,168
 Total debt............     12,172       15,350
 Stockholders'
   equity..............     85,841       87,172
Other Data:
 EBIDA(5)..............   $ 10,326     $  8,815
 Cash flow provided by
   (used for):
   Operating
     activities........     12,505        6,891
   Investing
     activities........     (2,002)      (1,437)
   Financing
     activities........     (8,927)      (9,476)
 FFO(6)................      9,025        7,349
 CAD(7),(8)............      6,921        4,731
 Debt to total market
   capitalization(9)...         --           --

                                                 (footnotes appear on next page)

(1) Pro forma amounts exclude gains on the disposition of property which are recognized on an historical basis. Certain revenues which are included in the historical combined amounts for 1995 and prior years are not included on an as adjusted basis. These revenues are included in the financial statements of the unconsolidated Associated Companies, on an as adjusted basis, from which the Company receives lease payments and dividend income.

(2) Historical 1996 and as adjusted 1994 net losses reflect $7,237 of Consolidation and litigation costs incurred in connection with the Consolidation. As adjusted 1994 data give effect to the Consolidation and related transactions as if such transactions had occurred on January 1, 1994, whereas historical 1996 data reflect such transactions in the periods they were expensed. The Consolidation and litigation costs were expensed on January 1, 1996, the Company's first day of operations. Net loss in 1992 includes a non-recurring write down of $4,282 on GPI's investment in the master agreement that resulted from GPI's in-substance foreclosure on the AFP Partners' properties.

(3) Pro forma net income per common share is based upon pro forma weighted average shares outstanding of 32,158,512 for the nine months ended September 30, 1997 and the year ended December 31, 1996 and does not assume conversion of the Operating Partnership units or the Series A Preferred Stock into shares of Common Stock as the effect of conversion would be anti-dilutive. As adjusted net income per share is based upon as adjusted weighted average shares outstanding of 5,753,709 for 1995 and 1994. The differences between primary and fully diluted per share amounts, as well as the effects of implementing Statement of Financial Accounting Standards No. 128 "Earnings Per Share", are not material to reported amounts.

(4) Consists of distributions declared for the period then ended.

(5) EBIDA represents and is computed as earnings before interest expense, depreciation, amortization, loss provisions and minority interests. The Company believes that in addition to cash flows and net income, EBIDA is a useful financial performance measurement for assessing the operating performance of an equity REIT because, together with net income and cash flows, EBIDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBIDA and the trends it depicts, the components of EBIDA, such as rental revenues, rental expenses, real estate taxes and general and administrative expenses, should be considered. Excluded from EBIDA are financing costs such as interest as well as depreciation and amortization, each of which can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating performance. Further, EBIDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.

(6) Funds from Operations ("FFO") represents income (loss) from operations before minority interests and extraordinary items plus depreciation and amortization except amortization of deferred financing costs and loss provisions. In 1996, Consolidation and litigation costs were also added back to net income to determine FFO. Management generally considers FFO to be a useful financial performance measure of the operating performance of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all of the Company's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. Pro Forma FFO is presented assuming the Series A Preferred Stock is not converted into Common Stock. If the Series A Preferred Stock is assumed to be converted into Common Stock, pro forma FFO would have been $67,292 and $86,237 for the nine months ended September 30, 1997 and the year ended December 31, 1996 respectively.

(7) Cash available for distribution ("CAD") represents net income (loss) (computed in accordance with GAAP), excluding extraordinary gains or losses or loss provisions, plus depreciation and amortization including amortization of deferred financing costs, less lease commissions and capital expenditures. CAD should not be considered an alternative to net income as a measure of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as a measure of the Company's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's cash needs.

(8) CAD for the year ended December 31, 1995 excludes approximately $6,782 that represents the net proceeds received from the prepayment of the Finley mortgage loan and the repayment of the wrap note payable. Pro forma CAD is presented assuming the Series A Preferred Stock is not converted into Common Stock. If the Series A Preferred Stock is assumed to be converted into Common Stock, pro forma CAD would have been $63,898 and $81,725 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

(9) Debt to total market capitalization is calculated as total debt at period end divided by total debt plus the market value of the Company's outstanding common stock, on a fully converted basis, including conversion of the Operating Partnership units and Series A Preferred Stock, based upon a sales price of the Company's Common Stock of $29.00 per share on a pro forma basis on September 30, 1997 and the closing price of the Common Stock of $27.69 on September 30, 1997 and $17.625 on December 31, 1996 on an historical basis.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited, pro forma consolidated balance sheet as of September 30, 1997 has been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under "Recent Activities -- 1998 and 1997 Completed Acquisitions;" (ii) the Pending Acquisitions of the Pru-Bache Portfolio, the Eaton & Lauth Portfolio and Capitol Center, as described under the caption "Recent Activities -- Pending Acquisitions;" (iii) the Offering and the application of the net proceeds therefrom as set forth in "Use of Proceeds;" (iv) the October 1997 Offering and the application of the net proceeds therefrom; (v) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) repayment of certain mortgage loans, the Company's previous $50 million line of credit, a $114 million interim unsecured loan and a portion of the Interim Loan; (vii) the sale of one QuikTrip property and the Summer Breeze property and the use of these sales proceeds for the repayment of related mortgage debt and for the funding of certain property acquisitions (viii) the GRCAA transaction as described under the caption "Recent Activities -- Financing
Activities -- Private Equity Issuance" as if each of such transactions had been completed on September 30, 1997.

     The following unaudited, pro forma consolidated statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under "Recent
Activities -- 1998 and 1997 Completed Acquisitions," and the property acquisitions completed in 1996, as described in footnote one of the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of September 30, 1997;
(ii) the Pending Acquisitions of the Pru-Bache Portfolio, the Eaton & Lauth Portfolio and Capitol Center described under "Recent Activities -- Pending Acquisitions;" (iii) the Offering and the application of the net proceeds therefrom as set forth in "Use of Proceeds;" (iv) the October 1997 Offering, the July 1997 Offering, the March 1997 Offering and the October 1996 Offering and the application of the respective net proceeds therefrom; (v) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) the repayment of certain mortgage loans, the Company's previous $50 million line of credit, a $114 million interim unsecured loan, a portion of the Interim Loan;
(vii) the sale of the two All American Industrial Properties, the six Atlanta Auto Care Center properties, ten QuikTrip properties and the Summer Breeze property, and use of sale proceeds for the repayment of related mortgage debt and the funding of certain property acquisitions; (viii) the collection on the Hovpark mortgage loan receivable; and (ix) the sale of various properties held by the partnerships managed by the Associated Companies to the Company as described under "Recent Activities" and the sale of various properties held by the partnerships managed by the Associated Companies to third parties, as if each of such transactions had been completed on January 1, 1996.

     These unaudited, pro forma consolidated financial statements should be read in conjunction with the financial statements and related notes of the Company included herein and in the Company's reports filed under the Exchange Act which are incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

     The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results of which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                       COMPLETED          PENDING                     REPAYMENT OF        OTHER
                    HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   OFFERING(4)      DEBT(5)      ADJUSTMENTS(6)   PRO FORMA
                    -------------   ---------------   ---------------   -----------   -------------   --------------   ----------
ASSETS
  Rental property,
    net...........    $ 588,644        $ 633,820         $ 156,030       $      --      $      --        $ (4,658)     $1,373,836
  Investments in
    Associated
    Companies.....        7,567               --                --              --             --              --           7,567
  Mortgage loans
    receivable,
    net...........        3,622               --                --              --             --              --           3,622
  Cash and cash
    equivalents...        2,770            4,064           (80,540)        191,500       (134,177)         17,383           1,000
  Other Assets....       13,373            2,518                --              --             --              --          15,891
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
         Assets...    $ 615,976        $ 640,402         $  75,490       $ 191,500      $(134,177)       $ 12,725      $1,401,916
                       ========         ========          ========        ========      =========         =======      ==========
LIABILITIES
  Acquisition
    Credit
    Facility......    $      --        $ 179,755             7,990       $      --      $      --        $     --      $  187,745
  Line of
    Credit........       28,865          (28,865)               --              --             --              --              --
  Mortgage
    loans.........      114,580          183,940            36,280              --        (68,009)         (2,590)        264,201
  Interim Loan....           --          150,000                --              --        (59,721)             --          90,279
  Interim
    unsecured
    loan..........      114,000         (114,000)               --              --             --              --              --
  Other
    liabilities...       11,216            1,880               720              --             --              --          13,816
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
    Liabilities...      268,661          372,710            44,990              --       (127,730)         (2,590)        556,041
                       --------         --------          --------        --------      ---------         -------      ----------
MINORITY INTEREST        36,012               --            24,500              --             --          13,663          74,175
                       --------         --------          --------        --------      ---------         -------      ----------
STOCKHOLDERS'
  EQUITY
  Common stock....           20               11                --              --             --              --              31
  Series A
    Preferred
    stock.........           --               --                --         191,500             --              --         191,500
  Additional
    paid-in.......      321,771          267,681             6,000              --             --             450         595,902
  Deferred
   compensation...         (257)              --                --              --             --              --            (257)
  Retained
    earnings......      (10,231)              --                --              --         (6,447)          1,202         (15,476)
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
         Equity...      311,303          267,692             6,000         191,500         (6,447)          1,652         771,700
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
       liabilities
          and
     Stockholders'
         Equity...    $ 615,976        $ 640,402         $  75,490       $ 191,500      $(134,177)       $ 12,725      $1,401,916
                       ========         ========          ========        ========      =========         =======      ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

1. Reflects the historical consolidated balance sheet of the Company as of September 30, 1997, which includes the acquisitions of the following properties and property portfolios:

                                                    PURCHASE PRICE
                         PROPERTY                     (IN 000'S)          DATE ACQUIRED
        ------------------------------------------  --------------     -------------------
        Citibank Park Property....................     $ 23,300        September 30, 1997
        Advance Properties........................      103,000        September 12, 1997
        T. Rowe Price Properties..................      146,800        September 12, 1997
        Centerstone Property......................       30,400        July 1, 1997
        CRI Properties............................       14,800        June 18, 1997
        CIGNA Properties..........................       45,400        April 29, 1997
        E&L Properties............................       22,200        April 18, 1997
        Riverview Property........................       20,500        April 14, 1997
        Lennar Properties.........................       23,200        April 8, 1997
        Scottsdale Hotel..........................       12,100        February 28, 1997
        Carlsberg Properties......................       23,200        November 19, 1996
        TRP Properties............................       43,800        October 17, 1996
        Bond Street Property......................        3,200        September 24, 1996
        Kash n' Karry Property....................        1,600        August 2, 1996
        San Antonio Hotel.........................        2,800        August 1, 1996
        UCT Property..............................       18,800        July 15, 1996

     Citibank Park. In September 1997, the Company acquired Citibank Park, a 147,978 square-foot office building in Las Vegas, Nevada. The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of: (i) approximately $1.66 million in the form of 61,211 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156); and (ii) the balance in cash.

     Advance Properties. In September 1997, the Company acquired from a group of partnerships affiliated with The Advance Group, the Advance Properties, a portfolio of 10 Properties aggregating 755,006 square feet. The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of: (i) approximately $13.6 million in the form of 599,508 partnership units in the Operating Partnership (based on an agreed per unit value of $22.625); (ii) approximately $7.4 million in assumption of debt; and (iii) the balance in cash. The Advance Properties consist of five office Properties and three office/flex Properties located in northern New Jersey and Maryland and two industrial Properties located in northern New Jersey. Concurrent with this acquisition, the Company entered into a joint venture with The Advance Group for the development of selected new projects. This joint venture owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet.

     T. Rowe Price Properties. In September 1997, the Company acquired from five limited partnerships, two general partnerships and one private REIT, the T. Rowe Price Properties, a portfolio of 27 properties aggregating approximately 2,888,000 square feet. The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash. The T. Rowe Price Properties consist of four office Properties, 12 office/flex Properties, eight industrial Properties and three retail Properties located in 12 states.

     Centerstone Property. In July 1997, the Company acquired the Centerstone Property, an office property containing 157,579 square feet located in Irvine, California. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of: (i) approximately $5.5 million in

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00); and (ii) the balance in cash.

     CRI Properties. In June 1997, the Company acquired from Carlsberg Realty Inc. the CRI Properties, a portfolio of three Properties, aggregating approximately 245,600 square feet. The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash. The CRI Properties consist of one office Property in California and one office/flex Property and one industrial Property in Arizona. The CRI Properties have been managed by Glenborough Corporation, one of the Associated Companies, since November 1996.

     CIGNA Properties. In April 1997, the Company acquired from two partnerships formed and managed by affiliates of CIGNA the CIGNA Properties, a portfolio of six Properties, aggregating approximately 616,000 square feet and 224 multi-family units. The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash. The CIGNA Properties consist of two office Properties, two office/flex Properties, a shopping center and a multi-family Property, and are located in four states.

     E&L Properties. In April 1997, the Company acquired from seven partnerships and their general partner, a Southern California syndicator the E&L Properties, a portfolio of 11 Properties, aggregating approximately 523,000 square feet, together with associated management interests. The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of: (i) approximately $12.8 million of mortgage debt assumed; (ii) approximately $6.7 million in the form of 352,197 partnership units in the Operating Partnership (based on an agreed per unit value of $19.075); (iii) approximately $633,000 in the form of approximately 33,198 shares of Common Stock of the Company (based on an agreed per share value of $19.075), and (iv) the balance in cash. The E&L Properties consist of one office Property, nine office/flex Properties and one industrial Property, all located in Southern California.

     Riverview Property. In April 1997, the Company acquired from a private seller the Riverview Property, a 15-story office property containing 227,129 square feet located in Bloomington, Minnesota. The total acquisition cost, including capitalized costs, was approximately $20.5 million, which was paid entirely in cash.

     Lennar Properties. In April 1997, the Company acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners the Lennar Properties, a portfolio of three Properties, aggregating approximately 282,000 square feet. The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid entirely in cash. The Lennar Properties consist of one office Property located in Virginia and one office/flex Property and one industrial Property, each located in Massachusetts.

     Scottsdale Hotel. In February 1997, the Company acquired the Scottsdale Hotel, a 163-suite hotel Property, which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The Scottsdale Hotel and four of the Company's other hotel Properties are marketed as Country Suites by Carlson.

     Carlsberg Properties. In November 1996, the Company acquired a portfolio of six Properties (including one property on which the Company made a mortgage loan which included a purchase option), aggregating approximately 342,000 square feet, together with associated management interests (the "Carlsberg Properties"). The total acquisition cost including the mortgage loan and capitalized costs, was

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     approximately $23.2 million, which consisted of: (i) approximately $8.9 million of mortgage debt assumed; (ii) approximately $350,000 in the form of 24,844 shares of Common Stock of the Company (based on a per share value of $14.09); and (iii) the balance in cash. The Carlsberg Properties consist of five office Properties and one retail Property, located in two states. Concurrently with the Company's acquisition of the Carlsberg Properties, one of the Associated Companies assumed management of a portfolio of 13 additional properties with an aggregate of one million square feet under a venture with an affiliate of the seller. In June 1997, the Company acquired three of these properties, the CRI Properties, for an aggregate purchase price of $14.8 million.

     TRP Properties. In October 1996, the Company acquired a portfolio of 12 Properties, aggregating approximately 784,000 square feet and 538 multi-family units, together with associated management interests (the "TRP Properties"). The total acquisition cost, including capitalized costs, was approximately $43.8 million, which consisted of: (i) approximately $16.3 million of mortgage debt assumed; (ii) approximately $760,000 in the form of 52,387 partnership units in the Operating Partnership (based on a per unit value of $14.50); (iii) approximately $2.6 million in the form of 182,000 shares of Common Stock of the Company (based on a per share value of $14.50); and (iv) the balance in cash. The cash portion was financed through advances under the Line of Credit. The TRP Properties consist of three office, three office/flex, three industrial, one retail and two multi-family Properties, located in six states.

     Bond Street Property. In September 1996, the Company acquired a two-story, 40,595 square foot office building, in Farmington Hills, Michigan (the "Bond Street Property"). The total acquisition cost, including capitalized costs, was approximately $3.2 million, which consisted of approximately $391,000 in the form of 26,067 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

     Kash n' Karry Property. In August 1996, the Company also expanded an existing shopping center in Tampa, Florida through a purchase-leaseback transaction with the anchor tenant. The Company's initial acquisition cost, including capitalized costs, was approximately $1.6 million, all of which was paid in cash. In addition, the Company committed an additional $1.8 million for future expansion and tenant improvements, which the Company expects will also be paid in cash.

     San Antonio Hotel. In August 1996, the Company acquired a 64-room hotel Property (the "San Antonio Hotel"), which is located in San Antonio, Texas. The total acquisition cost, including capitalized costs, was approximately $2.8 million, which was paid in cash.

     UCT Property. In July 1996, the Company acquired a 23-story, 272,443 square foot office building, in St. Louis, Missouri (the "UCT Property"). The total acquisition cost, including capitalized costs, was approximately $18.8 million, which consisted of approximately $350,000 in the form of 23,333 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

     Also reflects the sale of the six Atlanta Auto Care Center Properties and nine of the ten QuikTrip Properties in June 1997 for an aggregate sales price of approximately $12.0 million. The remaining QuikTrip Property was sold in October 1997 for a sale price of approximately $1.1 million.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

2. Reflects the completed acquisitions of the following properties and property portfolios:

                                                     PURCHASE PRICE
                                                       (IN 000'S)         DATE ACQUIRED
                                                     --------------     ------------------
        Windsor Portfolio..........................     $423,200        January 8, 1998
        Marion Bass Portfolio......................       58,300        December 31, 1997
        Opus Portfolio.............................       27,900        December 22, 1997
        Thousand Oaks..............................       51,300        December 18, 1997
        Bryant Lake................................        9,400        November 4, 1997
        Copley Properties..........................       63,700        October 24, 1997

     Windsor Portfolio. In January 1998, the Company acquired the Windsor Portfolio from Windsor Realty Fund II, L.P., of which Windsor Advisor, LLC is the general partner and DuPont Pension Fund Investments and Gid/S&S Limited Partnership are limited partners, and other entities affiliated with Windsor Realty Fund II, L.P. The Windsor Portfolio properties aggregate 3,383,240 net rentable square feet, located in the eastern and mid-western United States and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa, Florida and Cary, North Carolina. The total acquisition cost, including capitalized costs, was approximately $423.2 million, comprised of: (i) approximately $160.5 million in assumption of debt; (ii) approximately $150.0 million in borrowings under the Interim Loan and; (iii) the balance in cash including cash from borrowings under the Acquisition Credit Facility. See "Use of Proceeds".

     Marion Bass Portfolio. In December 1997, the Company acquired the Marion Bass Portfolio aggregating 1,385 units from 14 limited partnerships each of whose general partner is Marion Bass Real Estate Group. The total acquisition cost, including capitalized costs, was approximately $58.3 million, comprising $23.5 million of assumed debt and the balance in cash, including cash from borrowings under the Acquisition Credit Facility. Of the 10 Marion Bass Portfolio Properties, six are located in Charlotte, North Carolina, two are in Monroe, North Carolina, one is in Raleigh, North Carolina and one is in Pineville, North Carolina.

     Opus Portfolio. In December 1997, the Company acquired the Opus Portfolio aggregating 289,874 square feet from four limited liability companies affiliated with Opus Properties, LLC. The total acquisition cost, including capitalized costs, was approximately $27.9 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility. Four of the Opus Portfolio Properties are located in or near Tampa, Florida, and one is located in Denver, Colorado.

     Thousand Oaks. In December 1997, the Company acquired Thousand Oaks. The total acquisition cost, including capitalized costs, was approximately $51.3 million, which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility. The Thousand Oaks property includes 10 acres suitable for the development of 182,000 square feet of office space. Thousand Oaks is located in Memphis, Tennessee.

     Bryant Lake. In November 1997, the Company acquired Bryant Lake from Outlook Income Fund 9, a limited partnership in which GC is managing general partner. Robert Batinovich is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

     Copley Properties. In October 1997, the Company acquired the Copley Properties from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners. The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada.

     These acquisitions were funded with approximately $115.6 million of the net proceeds from the October 1997 Offering, assumption of approximately $188.8 million of mortgage debt, approximately $150.0 million of the proceeds of the Interim Loan and approximately $179.8 million of borrowings under the Acquisition Credit Facility. The assumed mortgages bear interest at rates of 7.25% to 8.70% and mature between 1999 and 2030 . The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 0.8% to LIBOR plus 1.3% (assumed to be 6.850% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996). In connection with obtaining the Acquisition Credit Facility, the Company paid fees of $1,863,000 which are shown as a reduction of cash and an increase in other assets.

     The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.50% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996) and has a term of three months with an option to extend the term to three additional months. In connection with obtaining the Interim Loan, the Company paid fees of $300,000 which are shown as a reduction of cash and an increase in other assets.

     Tenant security deposits of approximately $1,880,000 related to these acquisitions are reflected as cash and other liabilities.

     Also reflects $267.7 million of net proceeds from the October 1997 Offering and the full repayment of a $114 million interim unsecured loan, $4.9 million of mortgage debt, and $28.9 million on the Company's previous $50 million Line of Credit. This Line of Credit has been replaced by the Acquisition Credit Facility.

3. Reflects the pending acquisitions of the following properties and property portfolios:

                                                                                PURCHASE
                                                                                 PRICE
                                                                               (IN 000'S)
                                                                             --------------
        Pru-Bache Portfolio................................................     $ 43,500
        Eaton & Lauth Portfolio............................................       99,700
        Capitol Center.....................................................       12,800

     Pru-Bache Portfolio. The Company has entered into a definitive agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership in which the managing general partner is Prudential-Bache Securities, Inc., and in which Glenborough Corporation and Robert Batinovich, the Company's Chairman and Chief Executive Officer, have served as co-general partners since March of 1994, but do not hold a material equity or economic interest. The total acquisition cost, including capitalized costs, is expected to be approximately $43.6 million, which is to be paid entirely in cash. The Pru-Bache Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. This acquisition is subject to a number of contingencies including approval of the acquisition by a majority vote of the limited partners of Prudential-Bache/Equitec Real Estate

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     Partnership, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

     Eaton & Lauth Portfolio. The Company is negotiating the terms of an agreement to acquire the Eaton & Lauth Portfolio from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, is expected to be approximately $99.7 million, comprising: (i) approximately $68.8 million of assumed debt, of which approximately $36.8 million is expected to be paid in cash; and (ii) approximately $30.0 million of equity. The equity consideration will consist of: (i) up to $10.0 million in the form of shares of Common Stock or cash, with a maximum of $6.0 million of Common Stock (based on a negotiated per unit value of $25.00); and (ii) the balance in the form of partnership units in the Operating Partnership (based on a negotiated per unit value of $25.00). The Eaton & Lauth Portfolio properties are located in the Indianapolis, Indiana area. This acquisition is subject to a number of contingencies including the negotiation of terms of a definitive agreement, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

     Capitol Center. The Company has entered into a definitive agreement to acquire Capitol Center, a 161,468 square foot office/flex complex located in Des Moines, Iowa. The total acquisition cost, including capitalized costs, is expected to be approximately $12.8 million, comprising: (i) $500,000 to $1,000,000 in the form of 17,241 to 34,482 partnership units in the Operating Partnership (based on an assumed per unit value of $29.00 (which will be determined using the 10-day average per share price of Common Stock as of the closing date)); (ii) approximately $4.3 million of assumed debt; and (iii) the balance in cash. The accompanying Pro Forma Consolidated Balance Sheet assumes the issuance of 17,241 partnership units in the Operating Partnership. This acquisition is subject to a number of contingencies including satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this acquisition will be completed.

     These acquisitions are expected to be funded with approximately $81.2 million of the net proceeds from the Offering (see Footnote 4), assumption of approximately $36.3 million of mortgage debt, approximately $8.0 million of borrowings on the Acquisition Credit Facility, the issuance of 960,000 Operating Partnership units with an aggregate approximate value of $24.0 million (based on $25.00 per unit value), the issuance of 17,241 Operating Partnership units with an aggregate approximate value of $500,000 (based on an assumed per unit value of $29.00 (which will be determined using the 10-day average per share price of Common Stock as of the closing date)), and the issuance of 240,000 shares of Common Stock of the Company with an aggregate approximate value of $6.0 million. These assumed mortgages bear interest at rates of 6.00% to 8.82% and mature between 2005 and 2015.

     Tenant security deposits of approximately $720,000 related to these acquisitions are reflected as an increase in cash and other liabilities.

4. Reflects the net proceeds from the Offering of 8,000,000 shares of the Company's Series A Preferred Stock at a price of $25.00 per share. In connection with the Offering, the Company is expected to incur costs of approximately $8.5 million.

5. Reflects the repayment of $68.0 million of certain mortgage debt and $59.7 million of borrowings on the Interim Loan. In conjunction with the repayment of the mortgage debt, the Company will incur approximately $6.4 million in prepayment penalty fees. These fees are not reflected as an expense in the accompanying pro forma consolidated statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 as the expense will be recorded as an extraordinary item.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     However, the payment of the fees is shown as a use of cash on the accompanying proforma consolidated balance sheet as of September 30, 1997.

6. Reflects the sale of one of the ten QuikTrip properties, the sale of the Summer Breeze property and the GRCAA transaction. See "Recent
     Activities -- Financing Activities - - Private Equity Issuance." Excludes the sale of the Shannon Crossing property which will not occur until late in calendar 1998.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             OTHER
                                             COMPLETED          PENDING       DEBT TRANS-   ADJUST-       PRO
                          HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   ACTIONS(4)    MENTS(5)     FORMA
                          -------------   ---------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue........       $35,899        $93,794           $15,781         $    --     $ (1,475)    $143,999
  Equity in earnings of
     Associated
     Companies..........         1,942             --                --              --          279        2,221
Fees, interest and other
  income................         1,739             --                --              --          (50)       1,689
                            ----------        -------           -------         -------     --------   ----------
          Total
            Revenue.....        39,580         93,794            15,781              --       (1,246)     147,909
                            ----------        -------           -------         -------     --------   ----------
OPERATING EXPENSES
  Operating expenses....        11,282         31,858             5,272              --         (349)      48,063
  General and
     administrative.....         2,031            986               170              --           --        3,187
  Depreciation and
     amortization.......         8,867         17,662             3,121              --         (300)      29,350
  Interest expense......         6,416         27,281             2,540          (6,266)        (420)      29,551
                            ----------        -------           -------         -------     --------   ----------
          Total
            operating
            expenses....        28,596         77,787            11,103          (6,266)      (1,069)     110,151
                            ----------        -------           -------         -------     --------   ----------
  Income from operations
     before minority
     interest...........        10,984         16,007             4,678           6,266         (177)      37,758
  Minority interest.....          (689)            --                --              --       (1,861)      (2,550)
                            ----------        -------           -------         -------     --------   ----------
  Net income(6).........       $10,295        $16,007           $ 4,678         $ 6,266     $ (2,038)    $ 35,208
                            ==========        =======           =======         =======     ========   ==========
  Preferred Dividends...            --             --                --              --      (11,250)     (11,250)
                            ----------        -------           -------         -------     --------   ----------
  Net income allocable
     to common
     shareholders.......       $10,295        $16,007           $ 4,678         $ 6,266     $(13,288)    $ 23,958
                            ==========        =======           =======         =======     ========   ==========
  Primary net income per
     common share(7)....       $  0.71                                                                   $   0.74
                            ==========                                                                 ==========
  Primary weighted
     average common
     shares
     outstanding(7).....    14,512,987                                                                 32,158,512
                            ==========                                                                 ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             OTHER
                                             COMPLETED          PENDING       DEBT TRANS-   ADJUST-       PRO
                          HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   ACTIONS(4)    MENTS(5)     FORMA
                          -------------   ---------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue........      $17,943         $149,577          $20,252          $   --      $(2,700)    $185,072
  Equity in earnings of
     Associated
     Companies..........        1,598               --               --              --           29        1,627
  Fees, interest and
     other income.......        1,391               --               --              --         (258)       1,133
                            ---------         --------          -------         -------     --------   ----------
          Total
            Revenue.....       20,932          149,577           20,252              --       (2,929)     187,832
                            ---------         --------          -------         -------     --------   ----------
OPERATING EXPENSES
  Operating expenses....        5,266           50,534            7,194              --         (615)      62,379
  General and
     administrative.....        1,393            1,714              227              --           --        3,334
  Depreciation and
     amortization.......        4,575           29,794            4,161              --         (562)      37,968
  Interest expense......        3,913           36,585            3,361          (5,986)        (738)      37,135
                            ---------         --------          -------         -------     --------   ----------
          Total
            operating
            expenses....       15,147          118,627           14,943          (5,986)      (1,915)     140,816
                            ---------         --------          -------         -------     --------   ----------
  Income from operations
     before minority
     interest...........        5,785           30,950            5,309           5,986       (1,014)      47,016
  Minority interest.....         (292)              --               --              --       (3,047)      (3,339)
                            ---------         --------          -------         -------     --------   ----------
  Net income(6).........       $5,493          $30,950           $5,309          $5,986      $(4,061)     $43,677
                            ---------         --------          -------         -------     --------   ----------
  Preferred Dividends...           --               --               --              --      (15,000)     (15,000)
                            ---------         --------          -------         -------     --------   ----------
  Net income allocable
     to common
     shareholders.......       $5,493          $30,950           $5,309          $5,986     $(19,061)     $28,677
                            ---------         --------          -------         -------     --------   ----------
  Primary net income per
     common share(7)....        $0.83                                                                       $0.89
                            ---------                                                                  ----------
  Primary weighted
     average common
     shares
     outstanding(7).....    6,632,707                                                                  32,158,512
                            ---------                                                                  ----------

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. Reflects the historical consolidated operations of the Company for the nine months ended September 30, 1997, excluding the gains on the sale of property and the collection of a mortgage loan receivable totaling $1,207, and reflects the historical consolidated operations of the Company for the year ended December 31, 1996, excluding the gain on the sale of property of $321, an extraordinary loss on refinancing of debt of $186, consolidation costs of $6,082 and litigation costs of $1,155. Consolidation and litigation costs are all related to the formation of the Company and are non-recurring.

2. Reflects the historical operations of the Windsor Portfolio, Marion Bass Portfolio, Opus Portfolio, Thousand Oaks, Bryant Lake and Copley Properties (collectively the "Recent 1997 Acquisitions") for the nine months ended September 30, 1997, as well as the historical operations of the Citibank Park Property, Advance Properties, T. Rowe Price Properties, Centerstone Property, CRI Properties, CIGNA Properties, E&L Properties, Riverview Property, Lennar Properties and the Scottsdale Hotel (collectively, the "Prior 1997 Acquisitions") for the nine months ended September 30, 1997 or portion of 1997 prior to acquisition.

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                    (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                        --------------------------------------------------------------------------------------------------
                         WINDSOR     MARION BASS     OPUS     THOUSAND                 COPLEY     PRIOR 1997     COMBINED
                        PORTFOLIO     PORTFOLIO    PORTFOLIO    OAKS    BRYANT LAKE  PROPERTIES  ACQUISITIONS     TOTAL
                        ----------   -----------   ---------  --------  -----------  ----------  ------------   ----------
    Revenues...........  $ 40,713     $   7,160    $     796  $ 4,658     $ 1,298      $5,115      $ 34,054      $ 93,794
    Operating
      expenses.........   (15,195)       (2,804)          --   (1,776)       (490)     (1,010)      (10,583)      (31,858)
                         --------      --------     --------  -------      ------
                         $ 25,518     $   4,356    $     796  $ 2,882     $   808      $4,105      $ 23,471      $ 61,936
                         ========      ========     ========  =======      ======

     Reflects the historical operations of the Recent 1997 Acquisitions and the Prior 1997 Acquisitions for the year ended December 31, 1996 and the historical operations of the Carlsberg Properties, TRP Properties, Bond Street Property, Kash n' Karry Property, San Antonio Hotel and UCT Property (collectively, the "1996 Acquisitions") for the portion of 1996 prior to acquisition.

                                                           YEAR ENDED DECEMBER 31, 1996
                                                    (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                                   ----------------------------------------------------------------------------
                                     WINDSOR      MARION BASS     OPUS      THOUSAND                   COPLEY
                                    PORTFOLIO      PORTFOLIO    PORTFOLIO     OAKS     BRYANT LAKE   PROPERTIES
                                   ------------   -----------   ---------   --------   -----------   ----------
    Revenues......................   $ 53,738       $ 9,351     $      80   $ 5,778      $ 1,778      $  6,460
    Operating expenses............    (19,914)       (3,271)           --    (2,164)        (612)       (1,216)
                                     --------       -------      --------   -------       ------       -------
                                     $ 33,824       $ 6,080     $      80   $ 3,614      $ 1,166      $  5,244
                                     ========       =======      ========   =======       ======       =======

                                                           YEAR ENDED DECEMBER 31, 1996
                                                    (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                                   ----------------------------------------------------------------------------
                                    PRIOR 1997       1996       COMBINED
                                   ACQUISITIONS   ACQUISITIONS    TOTAL
                                   ------------   -----------   ---------
    Revenues......................   $ 60,449       $11,943     $ 149,577
    Operating expenses............    (19,033)       (4,324)      (50,534)
                                     --------       -------      --------
                                     $ 41,416       $ 7,619     $  99,043
                                     ========       =======      ========

     The results of operations of the Windsor Portfolio for the year ended December 31, 1996 include estimates for certain properties not acquired by Windsor until 1997.

     The results of operations of the Opus Portfolio reflect the period from the date of completion to the end of the periods presented. All properties are single tenant buildings under triple net leasing arrangements for which the tenant is responsible for the payment of all operating expenses.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     Certain of the T. Rowe Price Properties' operating results reflect the year ended September 30, 1996 rather than December 31, 1996. These have been combined as if the year ends of all properties were the same. In the opinion of management, the operations of these properties is not seasonal.

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30-40 years on a straight-line basis and estimated pro forma general and administrative expenses related to these acquisitions.

     Also, reflects the estimated pro forma interest on the mortgage debt assumed in connection with the acquisition of the Windsor Portfolio, Marion Bass Portfolio, Advance Properties, E&L Properties, Scottsdale Hotel, TRP Properties and Carlsberg Properties; the Interim Loan and the pro forma advances under the Acquisition Credit Facility in connection with the various 1998, 1997 and 1996 completed property acquisitions. The estimated interest on the mortgage loans assumed is based upon an assumed weighted average rate of 7.72%. The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 0.8% to LIBOR plus 1.3% (assumed to be 6.850% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996). A 1/8% change in LIBOR would cause the interest expense on the outstanding pro forma balance of the Acquisition Credit Facility as of September 30, 1997 to change by $235 on an annualized basis. The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.50% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996.) A 1/8% change in LIBOR would cause the interest expense on the outstanding pro forma balance of the Interim Loan as of September 30, 1997 to change by $113 on an annualized basis.

3. Reflects the historical operations of the Pru-Bache Portfolio, Eaton & Lauth Portfolio and Capitol Center (the "Pending Acquisitions") for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

                                                              NINE MONTHS ENDED
                                                             SEPTEMBER 30, 1997
                                         -----------------------------------------------------------
                                         PRU-BACHE     EATON & LAUTH                        COMBINED
                                         PROPERTIES      PORTFOLIO       CAPITOL CENTER      TOTAL
                                         ---------     -------------     --------------     --------
    Revenues...........................   $ 5,242         $ 8,762           $  1,777        $15,781
    Operating expenses.................    (1,915)         (2,593)              (764)        (5,272)
                                          -------         -------            -------        -------
                                          $ 3,327         $ 6,169           $  1,013        $10,509
                                          =======         =======            =======        =======

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                         -----------------------------------------------------------
                                         PRU-BACHE     EATON & LAUTH                        COMBINED
                                         PROPERTIES      PORTFOLIO       CAPITOL CENTER      TOTAL
                                         ---------     -------------     --------------     --------
    Revenues...........................   $ 6,379         $11,512           $  2,361        $20,252
    Operating expenses.................    (2,682)         (3,470)            (1,042)        (7,194)
                                          -------         -------            -------        -------
                                          $ 3,697         $ 8,042           $  1,319        $13,058
                                          =======         =======            =======        =======

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30 years on a straight-line basis and estimated general and administrative expenses related to these acquisitions.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     Also, reflects the estimated interest on the assumption of approximately $36,300 in debt in connection with the acquisition of the Eaton & Lauth Portfolio and Capitol Center. The weighted average interest rate on the assumed debt is 7.83%.

4. Reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of the Company's original secured bank line with the borrowings on the Company's previous line of credit for the year ended December 31, 1996. Also, reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of the previous line of credit, a $114 million interim unsecured loan, certain mortgage debt and a portion of the Interim Loan from proceeds from the October 1997 Offering and the Offering for the nine months ended September 30, 1997 and the year ended December 31, 1996. Also reflects the pro forma loan fee amortization expense and unused facility fees related to the Acquisition Credit Facility for each of the periods presented. These transactions result in a net decrease in interest expense consisting of the following:

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,          YEAR ENDED
                                                               1997            DECEMBER 31, 1996
                                                         -----------------     -----------------
    Interest differential..............................       $ 3,115              $   5,739
    Interest on repayments.............................        (9,652)               (12,158)
    Amortization of new loan fees......................           267                    414
    Amortization of old loan fees......................           (66)                   (74)
    Unused Acquisition Credit Facility fees............            70                     93
                                                              -------               --------
                                                              $(6,266)             $  (5,986)
                                                              =======               ========

     The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.50% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996) and has a term of three months with an option to extend the term to three additional months.

     A $114 million interim unsecured loan and the Company's previous line of credit have no net impact on pro forma interest expense as these loans were repaid in full from proceeds of the October 1997 Offering.

     The amortization of the new loan fees is based upon total estimated fees and costs of approximately $2,163 over the respective terms of the related Acquisition Credit Facility and the Interim Loan. The unused Acquisition Credit Facility fees are based upon 0.15% of the pro forma unused Acquisition Credit Facility capacity as of September 30, 1997 of approximately $62.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

5. Reflects the following adjustments:

                                                               FOR THE NINE
                                                               MONTHS ENDED        FOR THE YEAR ENDED
                                                            SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                                            ------------------     ------------------
    Rental Revenue
      Elimination of revenues of sold properties..........       $ (1,475)              $ (2,700)
                                                                  =======                  =====
    Equity in earnings of the Associated Companies
      GHG
         Addition of the Scottsdale & San Antonio
           Hotels.........................................             77                     10
         Disposition of properties from the managed
           portfolio......................................            (27)                   (93)
      GC
         Addition of the Carlsberg fee managed
           properties.....................................             --                    141
         Elimination of revenues related to sale of
           properties managed by the Associated
           Companies......................................         (1,228)                (1,852)
         Elimination of expenses related to sale of
           properties managed by the Associated
           Companies......................................          1,667                  1,846
                                                                  -------                  -----
           Net decrease in income.........................            489                     52
           Provision for income taxes.....................           (210)                   (23)
                                                                  -------                  -----
    Net decrease in equity in earnings to the Company.....       $    279               $     29
                                                                  =======                  =====
    Fees, interest and other income
      Additional Interest on Grunow note receivable
         relating to the Carlsberg Properties acquisition
         at 11% per annum.................................       $     --               $    347
      Reduction of interest due to collection of Hovpark
         note receivable at 8% per annum..................            (50)                  (605)
                                                                  -------                  -----
    Net decrease in fees, interest and other income.......       $    (50)              $   (258)
                                                                  =======                  =====
    Operating expenses
      Elimination of expenses of Sold Properties..........       $   (375)              $   (700)
      Additional expenses of the E&L Properties...........             26                     85
                                                                  -------                  -----
    Net decrease in operating expenses....................       $   (349)              $   (615)
                                                                  =======                  =====
    Depreciation and amortization
      Elimination of expenses of Sold Properties..........       $   (300)              $   (562)
                                                                  =======                  =====
    Interest expense and loan fee amortization expense
      reduction due to repayment of mortgage debt from
      proceeds from Sold Properties.......................       $   (420)              $   (738)
                                                                  =======                  =====

          Excludes the effects of the sale of the Shannon Crossing Property which will not occur until late 1998.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

6. The pro forma taxable income before dividends paid deduction for the Company for the nine months ended September 30, 1997 and for the year ended December 31, 1996 is calculated as follows:

                                                               FOR THE NINE
                                                               MONTHS ENDED        FOR THE YEAR ENDED
                                                            SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                                            ------------------     ------------------
    Pro forma net income from operations..................       $ 35,208               $ 43,677
      Add: GAAP basis depreciation and amortization.......         29,350                 37,968
      Less: Tax basis depreciation and amortization.......        (21,249)               (28,199)
      Other book-to-tax differences.......................           (900)                   255
                                                                  -------                -------
      Pro forma taxable income............................       $ 42,409               $ 53,701
                                                                  =======                =======

7. Primary per share amounts reflect the dilutive effects of outstanding stock options on a historical basis as of September 30, 1997 and December 31, 1996, respectively based upon the average price per common share for the period presented. Pro forma primary per share amounts for the same periods assume an average price per share of $29.00. On an historical basis, there was no dilutive effect resulting from the outstanding stock options for the year ended December 31, 1996. The effects of the conversion of Operating Partnership units and Series A Preferred Stock into Common Stock are either anti-dilutive or not material in all periods presented.

     The impact on reported per share amounts resulting from the adoption of Statement of Financial Accounting Standards No. 128 -- "Earnings Per Share" will not be material.

                    DESCRIPTION OF SERIES A PREFERRED STOCK

     The following summary sets forth the material terms and provisions of the Series A Preferred Stock, and is qualified in its entirety by reference to the terms and provisions of the Articles Supplementary relating to the Series A Preferred Stock and the Company's Charter as amended, which are incorporated by reference herein. The following description of the particular terms of the Series A Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Preferred Stock set forth in the accompanying Prospectus, to which description reference is hereby made. Capitalized terms used below but not defined shall have the meanings ascribed to them in the accompanying Prospectus.

GENERAL

     Subject to limitations prescribed by Maryland law and the Company's Charter, the Board of Directors is authorized to classify or reclassify and issue, from the authorized but unissued capital stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish from time to time the number of shares of Preferred Stock to be included in any such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. Thus, without stockholder approval, the Company could authorize the issuance of Preferred Stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Stock and Series A Preferred Stock.

     The Board of Directors has authorized the Company to classify and issue the Series A Preferred Stock. When issued, the Series A Preferred Stock will be validly issued, fully paid and nonassessable. The holders of the Series A Preferred Stock will have no preemptive rights with respect to any shares of the capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Company to redeem or retire the Series A Preferred Stock.

     The transfer agent, registrar, dividend disbursing agent, conversion agent and redemption agent for the Series A Preferred Stock, and the transfer agent, registrar and distribution disbursing agent for the Common Stock is, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016 (the "Registrar and Transfer Agent").

     The Series A Preferred Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance under the symbol "GLB Pr A." The Common Stock issuable upon conversion or redemption of the Series A Preferred Stock is listed on the NYSE under the symbol "GLB."

RANKING

     The Series A Preferred Stock will rank senior to the Junior Stock (as defined below), including the Common Stock, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up of the Company. While any shares of Series A Preferred Stock are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of stock that ranks prior to or senior to the shares of Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and all other shares of Voting Preferred Shares (defined below), voting as a single class. However, the Company may create additional classes of stock, increase the authorized number of shares of Preferred Stock or issue series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up of the Company (a "Parity Stock") without the consent of any holder of Series A Preferred Stock. See "Voting Rights" below.

DIVIDENDS

     Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available for payment thereof, cumulative cash dividends
payable in an amount per share equal to the greater of: (i) $          per
annum; or (ii) the cash distributions (determined on each of the quarterly dividend payment dates referred to below) on the shares of Common Stock (or portion thereof) into which a share of Series A Preferred Stock is convertible (equal to the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, multiplied by the most current quarterly distribution on or before the applicable dividend payment date). Dividends on the Series A Preferred Stock will be payable quarterly in arrears on the 15th day (or the next succeeding business day) of January, April, July and October, commencing April 15, 1998 with respect to the period commencing on the date of issue and ending March 31, 1998 (and, in the case of any accumulated or accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). Each such dividend will be payable to holders of record as they appear on the stock records of the Company at the close of business on such record dates, which will be no more than 60 nor less than 20 days prior to the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends will accrue from the date of original issuance of the Series A Preferred Stock. Dividends will be cumulative from such date, whether or not in any dividend period or periods such dividends shall be declared or there shall be funds of the Company legally available for the payment of such dividends. Accumulated dividends on shares of Series A Preferred Stock will not bear interest. The first dividend will be for less than a full quarter. Such dividend and any other dividends payable on the Series A Preferred Stock for any period less than a full dividend period will be computed pro-rata on the basis of twelve 30-day months and a 360-day year.

     No dividend will be declared or paid or other distribution of cash or other property declared or made directly by the Company or any person acting on behalf of the Company on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series A Preferred Stock for all prior and contemporaneous dividend periods; provided, however, if accumulated and accrued dividends on the Series A Preferred Stock for all prior and contemporaneous dividend periods have not been paid in full, then any dividend declared on the Series A Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accumulated, accrued and unpaid dividends on the Series A Preferred Stock and the Parity Stock.

     Neither the Company nor any person acting on behalf of the Company will:
(i) declare, pay or set apart funds for the payment of any dividend or other distribution of cash or other property declared or made directly or indirectly by the Company or any such affiliate or person with respect to any Junior Stock; or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary or as provided under the Charter to protect the Company's status as a REIT); or (iii) pay or distribute any cash or other property for the benefit of any holder of Junior Stock in respect thereof, directly or indirectly, unless (a) all cumulative dividends with respect to the Series A Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or such dividends have been declared and funds have been set apart for payment of such dividends and (b) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A Preferred Stock and any Parity Stock. The foregoing limitations do not restrict the Company's ability to take the foregoing actions with respect to any Parity Stock.

     As used herein: (i) the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock; or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock; and (ii) the term "Junior Stock" means the Common Stock, and any other class of capital stock of the Company now or hereafter issued and outstanding that ranks junior to the Series A Preferred Stock as to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company.

REDEMPTION

     The Series A Preferred Stock is not redeemable prior to January   , 2003.
On and after January   , 2003, the shares of Series A Preferred Stock may be
redeemed at the option of the Company, in whole or from time to time in part, at the following percentages of the Liquidation Preference if redeemed during the twelve-month period beginning January of the year indicated below, plus, in each case, all dividends accrued and unpaid on the Series A Preferred Stock to the date fixed for such redemption (the "Redemption Date"), upon giving notice as provided below:

                                                                   REDEMPTION PRICE PER
                               YEAR                         SHARE OF SERIES A PREFERRED STOCK
        --------------------------------------------------  ----------------------------------
        2003..............................................                       %
        2004..............................................                       %
        2005..............................................                       %
        2006..............................................                       %
        2007..............................................                       %
        2008 and thereafter...............................                100.000%

     Notice of redemption will be mailed, not less than 30 nor more than 60 days prior to the date fixed for redemption, to each holder of record of shares of Series A Preferred Stock to be redeemed, notifying such holder of the Company's election to redeem such shares, stating the Redemption Date, the redemption price, the number of shares to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder) and the place(s) where the shares are to be surrendered for payment. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot or in such other manner as prescribed by the Company's Board of Directors. In addition, the Company may redeem Series A Preferred Stock in certain circumstances relating to the maintenance of its ability to qualify as a REIT for federal income tax purposes.

     On the Redemption Date, the Company must pay in cash on each share of Series A Preferred Stock to be redeemed any accumulated, accrued and unpaid dividends, if any, on the Redemption Date, whether or not earned or declared. In the case of a Redemption Date falling after a dividend record date and prior to the related dividend payment date, the holders of the Series A Preferred Stock at the close of business on such record date will be entitled to receive the pro rata dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend record date. Except as provided for in the preceding sentences, no payment or allowance will be made for accumulated or accrued dividends on any shares of Series A Preferred Stock called for redemption or on the shares of Common Stock issuable upon such redemption.

     In the event that full cumulative dividends on the Series A Preferred Stock and any Parity Stock have not been paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed in part and the Company may not purchase or acquire shares of Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock.

     On and after the Redemption Date, provided that the Company has made available at the office of the Registrar and Transfer Agent a sufficient number of shares of Common Stock and/or an amount of cash to effect the redemption, dividends will cease to accumulate or accrue on the Series A Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend record date and prior to the related dividend payment date, holders of Series A Preferred Stock on the dividend record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares of Series A Preferred Stock shall cease except the right to receive the shares of Common Stock upon such redemption and/or any cash payable upon such redemption, without interest from the date of such redemption. At the close of business on the Redemption Date, each holder of Series A Preferred Stock to be redeemed (unless the Company defaults in the delivery of the Common Stock or cash) will be, without any further action, deemed a holder of the number of shares of Common Stock and/or the amount of cash for which such Series A Preferred Stock is redeemable.

     Fractional shares of Common Stock will not be issued upon redemption of the Series A Preferred Stock, but, in lieu thereof, the Company will pay an amount in cash based on the current market price of the Common Stock on the day prior to the redemption date.

LIQUIDATION PREFERENCE

     The holders of shares of Series A Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, $25.00 per share of Series A Preferred Stock plus an amount per share of Series A Preferred Stock equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"), and no more.

     Until the holders of the Series A Preferred Stock have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock are insufficient to pay in full the Liquidation Preference and the liquidation preference with respect to any other shares of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series A Preferred Stock and such Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and such Parity Stock if all amounts payable thereon were paid in full. Neither a consolidation or merger of the Company with another corporation, a statutory share exchange by the Company nor a sale or transfer of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

VOTING RIGHTS

     Except as indicated below, the holders of Series A Preferred Stock will have no voting rights.

     If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any other Parity Stock are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of the Company will be increased by two and the holders of Series A Preferred Stock, voting together as a single class with the holders of any other series of Parity Stock (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional directors to serve on the Company's Board of Directors at an annual meeting of stockholders or a properly called special meeting of the holders of the Series A Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders or special meeting held in place thereof at which the directors are to be elected, and which directors, as a qualification for election, will agree to resign effective upon such time as all such dividends in arrears and dividends for the current quarterly period on the Series A Preferred Stock and such Voting Preferred Stock have been paid or declared and set aside for payment.

     The approval of two-thirds of the outstanding Series A Preferred Stock and all other series of Voting Preferred Shares, similarly affected, voting as a single class regardless of series, either at a meeting of stockholders or by written consent, is required in order to amend the Charter and Articles Supplementary to affect materially and adversely the rights, preferences or voting powers of the holders of the Series A Preferred Stock or the Voting Preferred Shares or to authorize, create, or increase the authorized amount of, any class of stock having rights prior to or senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Preferred Shares as a class). However, the Company may create additional classes of Parity and Junior Stock, increase the authorized number of shares of Parity and Junior Stock and issue additional series of Parity and Junior Stock without the consent of any holder of Series A Preferred Stock.

     The holders of Series A Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series A Preferred Stock or of the Voting Preferred Stock. See "-- Conversion Price Adjustments" below.

CONVERSION RIGHTS

     Shares of Series A Preferred Stock will be convertible, in whole or in part, at any time, at the option of the holder thereof, into authorized but previously unissued shares of Common Stock at an initial conversion price of
$          per share of Common Stock (equivalent to a conversion rate of   of a
share of Common Stock for each share of Series A Preferred Stock), subject to adjustment as described below ("Conversion Price"). The right to convert Series A Preferred Stock called for redemption will terminate at the close of business on the Redemption Date. For information as to notices of redemption, see "Redemption" above.

     Conversion of shares of Series A Preferred Stock, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office of the Company at 400 South El Camino Real, 11th Floor, San Mateo, California 94402 or to the office of the Registrar and Transfer Agent at 10 Commerce Drive, Cranford, New Jersey 07016.

     Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Stock shall have been surrendered and notice shall have been received by the Company as aforesaid (and if applicable, payment of any amount equal to the dividend payable on such shares shall have been received by the Company as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

     Holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend record date and prior to such dividend payment date. However, Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such dividend payment date, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Series A Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Stock for conversion. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

     Fractional shares of Common Stock are not to be issued upon conversion but, in lieu thereof, the Company will pay a cash adjustment based on the closing price of the Common Stock on the New York Stock Exchange on the trading day prior to the conversion date.

CONVERSION PRICE ADJUSTMENTS

     The Conversion Price is subject to adjustment upon certain events, including: (i) the payment of dividends (and other distributions) payable in Common Stock on any class of shares of capital stock of the Company; (ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock at a price per share less than the fair market value (as defined in the Articles Supplementary) per share of Common Stock (but excluding issuances of Common Stock pursuant to the Company's dividend reinvestment plan); (iii) subdivisions, combinations and reclassifications of Common Stock; and (iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company or of assets (including securities or cash, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or (iii) above and excluding cash dividends out of current or accumulated funds from operations to the extent the same result in a payment of an equal cash dividend to the holders of shares of Series A Preferred Stock). In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock, or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the shares of Common Stock or sale of all or substantially all of the Company's assets), in each case as a result of which shares of Common Stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such transaction (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of stock, securities and other property (including cash or any combination thereof) received per share by a plurality of non-electing shares). The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     No adjustment of the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, not more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. To enable the Company to continue to qualify as a REIT, the Charter restricts the acquisition of shares of Common Stock and Preferred Stock. The Charter provides that, subject to certain exceptions specified in the Charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the value of the outstanding Common Stock and Preferred Stock, including the Series A Preferred Stock offered hereby, of the Company. See "Description of Common Stock -- Restrictions on Transfer" in the accompanying Prospectus.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain federal income tax considerations is based on current law, is for general information only, and is not tax advice. This discussion supplements, and to the extent inconsistent therewith, supersedes the discussion set forth in the accompanying Prospectus under the heading "Federal Income Tax Consequences." Furthermore, this discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. This discussion does not discuss foreign, state, or local taxation, and this discussion only deals with shares of Series A Preferred Stock held as "capital assets" within the meaning of Section 1221 of the Code.

     This Prospectus Supplement does not address the taxation of the Company or the impact on the Company of its election to be taxed as a REIT. Such matters are addressed in the accompanying Prospectus under "Federal Income Tax Consequences -- Taxation of the Company." Prospective investors should consult, and must depend on, their own tax advisors regarding the federal, state, local, foreign and other tax consequences of holding and disposing of Series A Preferred Stock.

     Dividends, Other Distributions and Adjustments in Conversion Price. For a discussion regarding the taxation of dividends and other distributions, see "Federal Income Tax Consequences -- Taxation of Stockholders" in the accompanying Prospectus. In addition, holders of Series A Preferred Stock may be deemed, in certain circumstances, to have received a dividend (without a corresponding cash distribution) upon an adjustment in the Conversion Price that is attributable to distributions on shares of Common Stock. See "Description of Series A Preferred Stock -- Conversion Price Adjustments."

     Backup Withholding. For a discussion of backup withholding, see "Federal Income Tax Consequences -- Taxation of Stockholders -- Backup Withholding" in the accompanying Prospectus.

     Sale or Exchange of Series A Preferred Stock. Upon the sale or exchange of Series A Preferred Stock to a party other than the Company, a holder of Series A Preferred Stock will realize a gain or loss measured by the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the Series A Preferred Stock. Any gain or loss realized will generally be capital gain or loss. The recently enacted Taxpayer Relief Act of 1997 made certain changes to the Code with respect to the taxation of capital gains of noncorporate taxpayers. In general, the maximum tax rate for noncorporate taxpayers on long-term capital gain has been lowered to 20% from the previous 28% rate with respect to capital assets (including the Series A Preferred Stock), but only if they have been held for more than 18 months at the time of disposition. Capital gain on assets sold on or after July 29, 1997, having a holding period of more than one year but not more than 18 months will be taxed as "mid-term gain" at a maximum 28% rate.

     Redemption of Series A Preferred Stock. The treatment to be accorded to any redemption by the Company of Series A Preferred Stock can only be determined on the basis of particular facts as to each holder of Series A Preferred Stock at the time of redemption. In general, a holder of Series A Preferred Stock will recognize capital gain or loss measured by the difference between the amount realized by the holder upon the redemption and such holder's adjusted tax basis in the Series A Preferred Stock redeemed (provided the shares of Series A Preferred Stock are held as a capital asset) if such redemption: (i) results in a "complete termination" of the holder's interest in all classes of shares of the Company under Section 302(b)(3) of the Code; (ii) is "substantially disproportionate" with respect to the holder's interest in the Company under
Section 302(b)(2) of the Code (which will not be the case if only Series A Preferred Stock are redeemed, since they generally do not have voting rights); or (iii) is "not essentially equivalent to a dividend" with respect to the holder of Series A Preferred Stock under Section 302(b)(1) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of
Section 302(b) of the Code will be satisfied with respect to any particular holder of Series A Preferred Stock depends upon the facts and circumstances at the time when the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

     Conversion of Series A Preferred Stock. Generally, no gain or loss will be recognized by a holder that converts Series A Preferred Stock into shares of Common Stock. Such holder's tax basis in the shares of Common Stock received upon the conversion will be the same as the holder's tax basis in the converted shares of Series A Preferred Stock, reduced by any cash received in lieu of a fractional share of Common Stock. Such holder's holding period for such shares of Common Stock will include the holder's holding period for the converted shares of Series A Preferred Stock. A holder receiving cash in lieu of a fractional share of Common Stock will generally recognize gain or loss equal to the difference between the amount of cash so received and the holder's tax basis in the converted shares of Series A Preferred Stock allocable to such fractional share of Common Stock.

                                  UNDERWRITING

     The Underwriters named below (the "Underwriters"), for whom Bear, Stearns & Co. Inc. ("Bear Stearns"), Smith Barney Inc., BancAmerica Robertson Stephens and BT Alex. Brown Incorporated are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of shares of Series A Preferred Stock set forth opposite their respective names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters are committed to purchase all of such shares if any are purchased.

                                                                       NUMBER OF SHARES
                                                                         OF SERIES A
                                 UNDERWRITER                           PREFERRED STOCK
        -------------------------------------------------------------  ----------------
        Bear, Stearns & Co. Inc......................................
        Smith Barney Inc.............................................
        BancAmerica Robertson Stephens...............................
        BT Alex. Brown Incorporated..................................

                                                                           ---------
                  Total..............................................      8,000,000
                                                                           =========

     The Representatives have advised the Company that the Underwriters propose to offer the Series A Preferred Stock to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers
at that price less a concession not in excess of $          per share. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $          per share on sales to certain other dealers. After the initial offering to the public, the public offering price, concession and discount may be changed.

     The Company has granted to the Underwriters an option, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to 1,200,000 additional shares of Common Stock (the "Option Shares") to cover over-allotments, if any, at the public offering price per share set forth on the cover page of this Prospectus Supplement, less the underwriting discount. If the Underwriters exercise this option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of total Option Shares that the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the number of shares of Series A Preferred Stock initially offered hereby.

     In the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Company and the Operating Partnership have agreed not to, directly or indirectly, issue, sell, offer or agree to sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 60 days after the date of this Prospectus Supplement without the prior written consent of Bear Stearns (except for issuances by the Company upon the exercise of outstanding stock options, in connection with bona fide acquisitions of real property or interests therein, of shares of Common Stock or partnership units in the Operating Partnership such that the aggregate number of shares of Common Stock issued, or which may be issued upon conversion or exchange of such units, will not exceed 3,500,000).

     In order to facilitate an offering of Series A Preferred Stock, certain persons participating in the Offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Series A Preferred Stock or Common Stock during and after the Offering. Specifically, the Underwriters may over-allot or otherwise create short positions in the Series A Preferred Stock or Common Stock for their own accounts by selling more shares of Series A Preferred Stock than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing shares of Series A Preferred Stock or Common Stock in the open market or by exercising any over-allotment option granted to the Underwriters to acquire additional shares of Series A Preferred Stock. In addition, such persons may stabilize or maintain the price of the Series A Preferred Stock or Common Stock by bidding for or purchasing shares of Series A Preferred Stock or Common Stock in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the Offering are reclaimed if shares of Series A Preferred Stock previously distributed in the Offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Series A Preferred Stock or Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Series A Preferred Stock or Common Stock to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

     The Series A Preferred Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The Series A Preferred Stock is a new issue of securities with no established trading market. The Company has been advised by the Representatives of the Underwriters that the Representatives intend to make a market in the Series A Preferred Stock but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock. The Common Stock issuable upon conversion or redemption of the Series A Preferred Stock is listed on the NYSE.

     Bear Stearns and BancAmerica Robertson Stephens have provided various financial advisory services to the Company or affiliates of the Company, for which they have received customary compensation. Bear, Stearns Funding, Inc., an affiliate of Bear Stearns, has loaned the Company $20,000,000 at an interest rate of 7.57% with a maturity date of January 1, 2006. Bear, Stearns Funding, Inc. has also made certain loans to limited partnerships for which GC provides management services.

                                 LEGAL MATTERS

     The legality of the Series A Preferred Stock offered by this Prospectus Supplement will be passed upon for the Company by Morrison & Foerster LLP, Palo Alto, California, and certain matters will be passed upon for the Underwriters by Latham & Watkins, San Francisco, California. Morrison & Foerster LLP will rely upon the opinion of Hogan & Hartson LLP, Baltimore, Maryland as to certain matters of Maryland law. In addition, Morrison & Foerster LLP will provide an opinion as the basis of the description of federal income tax consequences contained in the accompanying Prospectus in the section entitled "Federal Income Tax Consequences."

                                    EXPERTS

     The financial statements of the Company, the GRT Predecessor Entities, Glenborough Hotel Group, Atlantic Pacific Assurance Company Limited and Glenborough Inland Realty Corporation and related financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

     In addition, the respective statements of revenues and certain expenses of the Eaton & Lauth Portfolio, the Pru-Bache Portfolio and Bryant Lake, the Marion Bass Portfolio, the Windsor Portfolio, the Opus Portfolio and Thousand Oaks included in this Prospectus Supplement, to the extent and for the periods indicated in their reports, have also been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

     In addition, the respective statements of revenues and certain expenses of the UCT Property, the TRP Properties, the Carlsberg Properties, the CIGNA Properties, the E&L Properties, the Lennar Properties, the Riverview Property, the T. Rowe Price Properties, and the Centerstone Property, the Advance Properties, Citibank Park, the Copley Properties, the Marion Bass Portfolio, the Windsor Portfolio, the Opus Portfolio, Thousand Oaks, the CRI Properties and Bryant Lake included in various Current Reports on Form 8-K/A and Form 8-K, incorporated by reference herein, have also been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein, in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
OF THE WINDSOR PORTFOLIO, GROUPS A AND B

Report of Independent Public Accountants..............................................    F-3

Combined Statements of Revenues and Certain Expenses of the Windsor Portfolio, Groups
  A and B, for the year ended December 31, 1996 and the nine months ended September
  30, 1997, respectively..............................................................    F-4

Notes to Combined Statements of Revenues and Certain Expenses of the Windsor
  Portfolio, Groups A and B, for the year ended December 31, 1996 and the nine months
  ended September 30, 1997, respectively..............................................    F-5

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
OF THOUSAND OAKS

Report of Independent Public Accountants..............................................    F-7

Combined Statement of Revenues and Certain Expenses of Thousand Oaks for the nine
  months ended September 30, 1997 and for the year ended December 31, 1996............    F-8

Notes to Combined Statement of Revenues and Certain Expenses of Thousand Oaks for the
  nine months ended September 30, 1997 and for the year ended December 31, 1996.......    F-9

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
OF THE MARION BASS PORTFOLIO

Report of Independent Public Accountants..............................................   F-10

Combined Statement of Revenues and Certain Expenses of the Marion Bass Portfolio for
  the nine months ended September 30, 1997 and for the year ended December 31, 1996...   F-11

Notes to Combined Statement of Revenues and Certain Expenses of the Marion Bass
  Portfolio for the nine months ended September 30, 1997 and for the year ended
  December 31, 1996...................................................................   F-12

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
OF THE OPUS PORTFOLIO

Report of Independent Public Accountants..............................................   F-13

Combined Statement of Revenues and Certain Expenses of the Opus Portfolio for the nine
  months ended September 30, 1997.....................................................   F-14

Notes to Combined Statement of Revenues and Certain Expenses of the Opus Portfolio for
  the nine months ended September 30, 1997............................................   F-15

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
OF THE EATON & LAUTH PORTFOLIO

Report of Independent Public Accountants..............................................   F-16

Combined Statement of Revenues and Certain Expenses of the Eaton & Lauth Portfolio for
  the nine months ended September 30, 1997 and for the year ended December 31, 1996...   F-17

Notes to Combined Statement of Revenues and Certain Expenses of the Eaton & Lauth
  Portfolio for the nine months ended September 30, 1997 and for the year ended
  December 31, 1996...................................................................   F-18

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
OF THE PRU-BACHE PORTFOLIO AND BRYANT LAKE

Report of Independent Public Accountants..............................................   F-20

Combined Statements of Revenues and Certain Expenses of the Pru-Bache Portfolio and
  Bryant Lake for the nine months ended September 30, 1997 and for the years ended
  December 31, 1996, 1995 and 1994....................................................   F-21

Notes to Combined Statements of Revenues and Certain Expenses of the Pru-Bache
  Portfolio and Bryant Lake for the nine months ended September 30, 1997 and for the
  years ended December 31, 1996, 1995 and 1994........................................   F-22

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying combined statements of revenues and certain expenses of the Windsor Portfolio, Groups A and B, as defined in Note 1, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. These combined financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and are not intended to be a complete presentation of the revenues and expenses of the Windsor Portfolio, Groups A and B.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Windsor Portfolio, Groups A and B for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 8, 1998

                     GLENBOROUGH REALTY TRUST INCORPORATED

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                     THE WINDSOR PORTFOLIO, GROUPS A AND B
                                 (IN THOUSANDS)

                                               GROUP A                                     GROUP B
                                          NINE MONTHS ENDED          GROUP A          NINE MONTHS ENDED
                                            SEPTEMBER 30,          YEAR ENDED           SEPTEMBER 30,
                                                1997            DECEMBER 31, 1996           1997
                                             (UNAUDITED)            (AUDITED)             (AUDITED)
                                          -----------------     -----------------     -----------------
REVENUES................................       $18,959               $24,733               $21,754
CERTAIN EXPENSES
  Operating.............................         5,260                 6,852                 5,657
  Real estate taxes.....................         1,890                 2,335                 2,388
                                               -------               -------               -------
                                                 7,150                 9,187                 8,045
                                               -------               -------               -------
REVENUES IN EXCESS OF CERTAIN
  EXPENSES..............................       $11,809               $15,546               $13,709
                                               =======               =======               =======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                     THE WINDSOR PORTFOLIO, GROUPS A AND B

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY.

     Property Acquired -- The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the properties listed below (collectively, the "Windsor Portfolio") acquired by the Company from Windsor Realty Fund II, L.P., an unaffiliated third party.

                        PROPERTY                       CITY        STATE         TYPE
        -----------------------------------------  ------------    -----     ------------
        GROUP A
          Windsor Corporate Center...............  Marlborough      MA          Office
          Valley Forge Corporate Center..........   Norristown      PA       Office/Flex
          Lehigh Valley Executive Campus.........   Allentown       PA          Office
          2000 Corporate Ridge...................     McLean        VA          Office
          Powers Ferry Landing East..............    Atlanta        GA          Office
          Park Place.............................   Clearwater      FL          Office
        GROUP B
          Cameron Run............................   Alexandria      VA          Office
          Rockwall I and II......................   Rockville       MD          Office
          Ashford Perimeter......................    Atlanta        GA          Office
          Edinburgh Center.......................      Cary         NC          Office
          Oak Brook International................    Oakbrook       IL          Office
          Oakbrook Terrace Corporate Center
             III.................................    Oakbrook       IL          Office
          Embassy Plaza..........................   Schaumburg      IL          Office
          Columbia Center II.....................    Rosemont       IL          Office

     Basis of Presentation -- The accompanying combined statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Windsor Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Windsor Portfolio; however, the Company is not aware of any material factors relating to the Windsor Portfolio that would cause the reported financial information not to be indicative of future operating results. Extended expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Windsor Portfolio.

     These combined financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
               THE WINDSOR PORTFOLIO, GROUPS A AND B (CONTINUED)

 2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of October 1, 1997 are as follows (in thousands):

                                       YEAR                                  AMOUNT
        ------------------------------------------------------------------  --------
        1997 (three months)...............................................  $ 11,695
        1998..............................................................    45,401
        1999..............................................................    39,209
        2000..............................................................    32,741
        2001..............................................................    27,001
        2001..............................................................    18,355
        Thereafter........................................................    24,951
                                                                            --------
                  Total...................................................  $199,353
                                                                            ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,451 (unaudited) for the nine months ended September 30, 1997 and $3,083 for the year ended December 31, 1996 for Group A, and $3,533 for the nine months ended September 30, 1997 for Group B. Certain leases contain lessee renewal options.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying combined statement of revenues and certain expenses of Thousand Oaks, as defined in Note 1, for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Thousand Oaks.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Thousand Oaks for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 8, 1998

                     GLENBOROUGH REALTY TRUST INCORPORATED

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                                 THOUSAND OAKS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                                   1997               YEAR ENDED
                                                                (UNAUDITED)        DECEMBER 31, 1996
                                                             -----------------     -----------------
REVENUES....................................................      $ 4,658               $ 5,778
CERTAIN EXPENSES
  Operating.................................................          454                   605
  Real estate taxes.........................................        1,322                 1,559
                                                                  -------               -------
                                                                    1,776                 2,164
                                                                  -------               -------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................      $ 2,882               $ 3,614
                                                                  =======               =======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                                 THOUSAND OAKS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY.

     Property Acquired -- The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the Thousand Oaks property located in Memphis, Tennessee, acquired by the Company from an unaffiliated third party.

     Basis of Presentation -- The accompanying combined statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of Thousand Oaks for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of Thousand Oaks; however, the Company is not aware of any material factors relating to Thousand Oaks that would cause the reported financial information not to be indicative of future operating results. Extended expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of Thousand Oaks.

     These combined financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

 2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of October 1, 1997 are as follows (in thousands):

                                       YEAR                                  AMOUNT
        -------------------------------------------------------------------  -------
        1997 (three months)................................................  $ 2,055
        1998...............................................................    5,873
        1999...............................................................    4,881
        2000...............................................................    4,020
        2001...............................................................    2,490
        2002...............................................................      204
        Thereafter.........................................................       --
                                                                             -------
                  Total....................................................  $19,523
                                                                             =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $255 (unaudited) for the nine months ended September 30, 1997 and $383 for the year ended December 31, 1996. Certain leases contain lessee renewal options.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying combined statement of revenues and certain expenses of the Marion Bass Portfolio, as defined in Note 1, for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Marion Bass Portfolio.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Marion Bass Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 8, 1998

                     GLENBOROUGH REALTY TRUST INCORPORATED

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                           THE MARION BASS PORTFOLIO
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                                 1997             YEAR ENDED
                                                              (UNAUDITED)      DECEMBER 31, 1996
                                                           -----------------   -----------------
    REVENUES.............................................       $ 7,160             $ 9,351
    CERTAIN EXPENSES
      Operating..........................................         2,410               2,733
      Real estate taxes..................................           394                 538
                                                                -------             -------
                                                                  2,804               3,271
                                                                -------             -------
    REVENUES IN EXCESS OF CERTAIN EXPENSES...............       $ 4,356             $ 6,080
                                                                =======             =======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                           THE MARION BASS PORTFOLIO
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY.

     Property Acquired -- The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the properties listed below (collectively, the "Marion Bass Portfolio") acquired by the Company from an unaffiliated third party.

                         PROPERTY                       CITY       STATE         TYPE
        -------------------------------------------  ----------    -----     -------------
        Sabal Point I, II, and III.................  Pineville       NC       Multi-Family
        Arrowood Crossing I and II.................  Charlotte       NC       Multi-Family
        The Chase (Commonwealth)...................  Charlotte       NC       Multi-Family
        Landing on Farmhurst.......................  Charlotte       NC       Multi-Family
        Wendover Glen..............................  Charlotte       NC       Multi-Family
        Sharonridge I and II.......................  Charlotte       NC       Multi-Family
        The Courtyard..............................  Charlotte       NC       Multi-Family
        The Chase (Monroe).........................    Monroe        NC       Multi-Family
        Willow-Glen................................    Monroe        NC       Multi-Family
        The Oaks...................................   Raleigh        NC       Multi-Family

     Basis of Presentation -- The accompanying combined statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Marion Bass Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Marion Bass Portfolio; however, the Company is not aware of any material factors relating to the Marion Bass Portfolio that would cause the reported financial information not to be indicative of future operating results. Extended expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Marion Bass Portfolio.

     These combined financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases. All tenant leases in effect as of October 1, 1997 generally expire within a period of less than one year.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying combined statement of revenues and certain expenses of the Opus Portfolio, as defined in Note 1, for the nine months ended September 30, 1997. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Opus Portfolio.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Opus Portfolio for the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 8, 1998

                     GLENBOROUGH REALTY TRUST INCORPORATED

             COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES OF
                               THE OPUS PORTFOLIO
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                              NINE MONTHS ENDED
                                                                                SEPTEMBER 30,
                                                                                    1997
                                                                              -----------------
REVENUES.....................................................................       $ 796
CERTAIN EXPENSES.............................................................          --
                                                                               ----------
REVENUES IN EXCESS OF CERTAIN EXPENSES.......................................       $ 796
                                                                               ==========

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES OF
                               THE OPUS PORTFOLIO
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

     Property Acquired -- The accompanying combined statement of revenues and certain expenses includes the operations (see "Basis of Presentation" below) of the properties listed below (collectively, the "Opus Portfolio") acquired by the Company from an unaffiliated third party.

                                                                                DATE OF
              PROPERTY              CITY          STATE         TYPE          COMPLETION
        --------------------  ----------------    -----     ------------    ---------------
        Wausau..............   Temple Terrace      FL          Office         April 1997
        Fingerhut...........       Tampa           FL       Office/Flex      January 1997
        Primeco.............       Tampa           FL       Office/Flex      October 1996
        Atlantic Tech.......      Brandon          FL       Office/Flex      January 1998
        ADS-Alliance........       Denver          CO       Office/Flex     September 1997

     Basis of Presentation -- The accompanying combined statement of revenues and certain expenses is not intended to be a complete presentation of the actual operations of the Opus Portfolio for the periods presented. Amounts at September 30, 1997 include the operations for the properties for the period from the earlier of January 1, 1997 or date of completion to September 30, 1997. All properties are single tenant buildings under triple net leasing arrangements for which the tenant is responsible for the payment of all operating expenses.

     This combined financial statements has been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

 2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of October 1, 1997 are as follows (in thousands):

                                       YEAR                                  AMOUNT
        -------------------------------------------------------------------  -------
        1997 (three months)................................................  $   549
        1998...............................................................    2,738
        1999...............................................................    2,738
        2000...............................................................    2,738
        2001...............................................................    2,738
        2002...............................................................    2,738
        Thereafter.........................................................   12,227
                                                                             --------
                  Total....................................................  $26,466
                                                                             ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying combined statement of revenues and certain expenses of the Eaton & Lauth Portfolio, as defined in Note 1, for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Eaton & Lauth Portfolio.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Eaton & Lauth Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 8, 1998

                     GLENBOROUGH REALTY TRUST INCORPORATED

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                          THE EATON & LAUTH PORTFOLIO
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                    NINE MONTHS ENDED
                                                    SEPTEMBER 30, 1997        YEAR ENDED
                                                       (UNAUDITED)         DECEMBER 31, 1996
                                                    ------------------     -----------------
        REVENUES..................................        $8,762                $11,512
        CERTAIN EXPENSES
          Operating...............................         1,762                  2,204
          Real estate taxes.......................           831                  1,266
                                                          ------                 ------
                                                           2,593                  3,470
                                                          ------                 ------
        REVENUES IN EXCESS OF CERTAIN EXPENSES....        $6,169                $ 8,042
                                                          ======                 ======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                          THE EATON & LAUTH PORTFOLIO
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

     Property Acquired -- The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the Eaton & Lauth Portfolio to be acquired by the Company from an unaffiliated third party.

                        PROPERTY                       CITY         STATE         TYPE
        -----------------------------------------  -------------    -----     -------------
        Clearvista One...........................  Indianapolis      IN          Office
        Clearvista Two...........................  Indianapolis      IN          Office
        99 East Carmel Drive.....................     Carmel         IN          Office
        Crosspoint Four..........................     Fishers        IN          Office
        Meridian Park Shoppes....................     Carmel         IN          Office
        One Meridian Park Place..................     Carmel         IN          Office
        Two Meridian Park Place..................     Carmel         IN          Office
        Osram Sylvania, Inc......................    Westfield       IN          Office
        Covance..................................  Indianapolis      IN          Office
        Cross Creek Centre.......................  Indianapolis      IN          Retail
        Geist Centre.............................  Indianapolis      IN          Retail
        Woodfield Centre.........................  Indianapolis      IN          Retail
        Broad Ripple Centre......................  Indianapolis      IN          Retail
        Metroplex Centre.........................  Indianapolis      IN          Retail
        Crosscreek Apartments....................  Indianapolis      IN       Multi-Family
        Harcourt Club Apartments.................  Indianapolis      IN       Multi-Family
        Island Club Apartments...................  Indianapolis      IN       Multi-Family

     Basis of Presentation -- The accompanying combined statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Eaton & Lauth Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Eaton & Lauth Portfolio; however, the Company is not aware of any material factors relating to the Eaton & Lauth Portfolio that would cause the reported financial information not to be indicative of future operating results. Extended expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Eaton & Lauth Portfolio.

     Osram Sylvania, Inc. and Covance are single tenant buildings under triple net leasing arrangements for which the tenant is responsible for the payment of all operating expenses. The accompanying combined statements of revenues and certain expenses exclude the operating expenses and related revenues for these two buildings.

     These combined financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                    THE EATON & LAUTH PORTFOLIO (CONTINUED)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

 2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of October 1, 1997 are as follows (in thousands):

                                       YEAR                                  AMOUNT
        -------------------------------------------------------------------  -------
        1997 (three months)................................................  $ 1,512
        1998...............................................................    5,158
        1999...............................................................    4,686
        2000...............................................................    3,216
        2001...............................................................    1,559
        2002...............................................................      978
        Thereafter.........................................................    2,402
                                                                             -------
                  Total....................................................  $19,511
                                                                             =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $802 (unaudited) for the nine months ended September 30, 1997 and $1,167 for the year ended December 31, 1996. Certain leases contain lessee renewal options.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated

     We have audited the accompanying combined statements of revenues and certain expenses of the Pru-Bache Portfolio and Bryant Lake as defined in Note 1, for each of the three years ended December 31, 1996, 1995 and 1994. These combined financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and are not intended to be a complete presentation of the revenues and expenses of the Pru-Bache Portfolio and Bryant Lake.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Pru-Bache Portfolio and Bryant Lake for each of the three years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
October 10, 1997

                     GLENBOROUGH REALTY TRUST INCORPORATED

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                    THE PRU-BACHE PORTFOLIO AND BRYANT LAKE
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
       AND EACH OF THE THREE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                           NINE MONTHS
                                                              ENDED           YEAR ENDED DECEMBER 31
                                                        SEPTEMBER 30, 1997   ------------------------
                                                           (UNAUDITED)        1996     1995     1994
                                                        ------------------   ------   ------   ------
REVENUES..............................................        $6,540         $8,157   $8,241   $8,111
CERTAIN EXPENSES
  Operating...........................................         1,643          2,267    2,285    2,144
  Real estate taxes...................................           762          1,027      962      962
                                                              ------         ------   ------   ------
                                                               2,405          3,294    3,247    3,106
                                                              ------         ------   ------   ------
REVENUES IN EXCESS OF CERTAIN EXPENSES................        $4,135         $4,863   $4,994   $5,005
                                                              ======         ======   ======   ======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                    THE PRU-BACHE PORTFOLIO AND BRYANT LAKE
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
       AND EACH OF THE THREE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY.

     Property Acquired -- The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the properties listed below (collectively the "Pru-Bache Portfolio and Bryant Lake") acquired by the Company from affiliates:

                         PROPERTY                       CITY         STATE         TYPE
        ------------------------------------------- -------------    -----     ------------
        Bryant Lake Business Center................ Eden Prairie     MN        Office/Flex
        Gateway Professional Center................ Sacramento       CA        Office
        Park Plaza................................. Sacramento       CA        Office
        Montrose Office Park....................... Rockville        MD        Office
        Poplar Towers.............................. Memphis          TN        Office
        Totem Valley............................... Kirkland         WA        Office/Flex

     Basis of Presentation -- The accompanying combined statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Pru-Bache Portfolio and Bryant Lake for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Pru-Bache Portfolio and Bryant Lake; however, the Company is not aware of any material factors relating to the Pru-Bache Portfolio and Bryant Lake that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Pru-Bache Portfolio and Bryant Lake.

     These combined financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of October 1, 1997 are as follows (in thousands):

                                       YEAR                              AMOUNT
            -----------------------------------------------------------  -------
            1997 (three months)........................................  $ 1,945
            1998.......................................................    7,551
            1999.......................................................    6,258
            2000.......................................................    4,545
            2001.......................................................    3,191
            2002.......................................................    1,614
            Thereafter.................................................    5,608
                                                                         -------
                      Total............................................   30,712
                                                                         =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $894 (unaudited) for the nine months ended September 30, 1997 and $1,174, $1,282 and $1,184 for the years ended December 31, 1996, 1995 and 1994, respectively. Certain leases contain lessee renewal options.

PROSPECTUS

                                 $1,088,702,500

LOGO                                     LOGO

                   PREFERRED STOCK, COMMON STOCK AND WARRANTS
                            ------------------------

     Glenborough Realty Trust Incorporated (the "Company") may from time to time offer in one or more series or classes (i) shares or fractional shares of its preferred stock, par value $.001 (the "Preferred Stock"), (ii) shares of its common stock, par value $0.001 per share (the "Common Stock") and (iii) warrants to purchase shares of Preferred Stock or Common Stock (the "Warrants") in amounts, at prices and on terms to be determined at the time of offering, with an aggregate public offering price of up to $1,088,702,500. The Preferred Stock, Common Stock and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect to which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (ii) in the case of Common Stock, the specific title and stated value and any initial public offering price; and (iii) in the case of Warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States Federal Income Tax Consequences relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time by the Company or the Operating Partnership, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth or will be calculable from the information set forth in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Offered Securities.

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE OFFERED SECURITIES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is December 18, 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR AN APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE OPERATING PARTNERSHIP OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE OPERATING PARTNERSHIP SINCE THE DATE HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, and exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The address of the Commission's Web Site is (http://www.sec.gov). In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission registration statements on Form S-3 (the "Registration Statements") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statements, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statements and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

          a. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

          c. The Company's Current Reports on Form 8-K, filed with the Commission on February 5, 1997, March 19, 1997, April 23, 1997, April 24, 1997, April 25, 1997, May 2, 1997, July 15, 1997, July 28, 1997, September
     29, 1997, October 15, 1997, October 17, 1997, October 23, 1997, November 7,
     1997, November 10, 1997 and December 18, 1997, respectively;

          d. The Company's Current Reports on Form 8-K/A, filed with the Commission on February 24, 1997, May 14, 1997, August 8, 1997, and October 17, 1997, respectively;

          e. The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-14162).

     All documents filed by the Company and the Operating Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus (or in the applicable Prospectus Supplement).

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to the Vice President, Capital Markets, Glenborough Realty Trust Incorporated, 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708, telephone number (650) 343-9300.

     As used herein, the term "Company" means Glenborough Realty Trust Incorporated, a Maryland real estate investment trust, and its consolidated subsidiaries for the periods from and after December 31, 1995 (the date of the merger of eight public limited partnerships and Glenborough Corporation, a California corporation, (the "Predecessors") with and into the Company (the "Consolidation")). This Prospectus and the documents incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. Unless otherwise indicated, ownership percentages of the Company's Common Stock have been computed on a fully converted basis, using an exchange of Operating Partnership units for Common Stock on a one-for-one basis.

                                  THE COMPANY

     The Company is a self-administered and self-managed real estate investment trust (a "REIT") for federal income tax purposes that owns a portfolio of 111 office, office/flex, industrial, retail, multifamily and hotel properties (the "Properties") located in 22 states throughout the country, as of the date of this Prospectus. The Company's principal growth strategy is to capitalize on the opportunity to acquire diversified portfolios or individual properties on attractive terms. This strategy has evolved from the Company's predecessors' experience since 1978 in managing real estate partnerships and their assets and, since 1989, in acquiring management interests from third parties. In addition, two associated companies (the "Associated Companies") provide comprehensive asset, partnership and property management services for 53 other properties that are not owned by the Company.

     A portion of the Company's operations is conducted through a subsidiary operating partnership (the "Operating Partnership"), in which the Company holds a 1% interest as the sole general partner and in which the Company holds an approximate 93% limited partner interest, as of the date of this Prospectus.

     The Common Stock is listed on the New York Stock Exchange under the Symbol "GLB." The Company commenced operations on December 31, 1995, through the merger of eight public limited partnerships and a management company with and into the Company. The Company's executive offices are located at 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708 and its telephone number is
(650) 343-9300.

                                  RISK FACTORS

     Prospective investors should read this entire Prospectus and the applicable Prospectus Supplement carefully, including all appendices and supplements hereto and thereto, and should consider carefully the following factors before purchasing the Offered Securities offered hereby.

RISKS ASSOCIATED WITH ACQUISITIONS

  Risks Associated with the Addition of a Substantial Number of New Properties

     The Company is currently experiencing a period of rapid growth. Since the Consolidation on December 31, 1995, the Company has invested approximately $607.8 million in properties. The Company's ability to manage its growth effectively will require it to apply successfully its experience managing its existing portfolio to new markets and to an increased number of properties. There can be no assurance that the Company will be able to manage these operations effectively. The Company's inability to effectively manage its expansion could have an adverse effect on the Company's results of operations and financial condition.

  Acquisitions Could Adversely Affect Operations or Stock Value

     Consistent with its growth strategy, the Company is continually pursuing and evaluating potential acquisition opportunities, and is from time to time actively considering the possible acquisition of specific properties, which may include properties managed or controlled by one of the Associated Companies or owned by affiliated parties. It is possible that one or more of such possible future acquisitions, if completed, could adversely affect the Company's funds from operations or cash available for distribution, in the short term or the long term or both, or increase the Company's debt, or be perceived negatively among investors such that such an acquisition could be followed by a decline in the market value of the Common Stock.

  Assumption of General Partner Liabilities

     The Company and its predecessors have acquired a number of their properties by acquiring partnerships that own the properties or by first acquiring general partnership interests and at a later date acquiring the properties, and the Company may pursue acquisitions in this manner in the future. When the Company uses this acquisition technique, a subsidiary of the Company becomes a general partner. As a general partner the Company's subsidiary becomes generally liable for the debts and obligations of the partnership, including debts and obligations that may be contingent or unknown at the time of the acquisition. In addition, the Company's subsidiary assumes obligations under the partnership agreements, which may include obligations to make future contributions for the benefit of other partners. The Company undertakes detailed due diligence reviews to ascertain the nature and extent of obligations that its subsidiary will assume when it becomes a general partner, but there can be no assurance that the obligations assumed will not exceed the Company's estimates or that the assumed liabilities will not have an adverse effect on the Company's results of operations or financial condition. In addition, an Associated Company may enter into management agreements pursuant to which it assumes certain obligations as manager of properties. There can be no assurance that these obligations will not have an adverse effect on the Associated Companies' results of operations or financial condition, which could adversely affect the value of the Company's preferred stock interest in those companies.

  Risks Relating to Tender Offers

     The Company may, as part of its growth strategy, acquire properties and portfolios of properties through tender offer acquisitions of interests in public and private partnerships. Tender offers often result in competing tender offers, as well as litigation initiated by limited partners in the subject partnerships or by competing bidders. Due to the inherent uncertainty of litigation, the Company could be subject to adverse judgments in substantial amounts. As the Company has not yet attempted an acquisition through the tender offer process, and because of competing offers and possible litigation, there can be no assurance that, if undertaken, the Company would be successful in acquiring properties through a tender offer or that the tender offer process would not result in litigation and a significant judgment adverse to the Company.

  Conflict of Interest

     The Company has acquired, and from time to time may acquire, properties from partnerships that Robert Batinovich, the Company's Chief Executive Officer, and Andrew Batinovich, the Company's President and Chief Operating Officer, control, and in which they and members of their families have substantial interests. It is also possible that the Company may enter into transactions to acquire other properties controlled by these individuals or in which they or members of their families have substantial interests in the future. These transactions involve or will involve conflicts of interest. These transactions may provide substantial economic benefits such as the payments or unit issuances, relief or deferral of tax liabilities, relief of primary or secondary liability for debt, and reduction in exposure to other property-related liabilities. Despite the presence of appraisals or fairness opinions or review by parties who have no interest in the transactions, the transactions will not be the product of arm's-length negotiation and there can be no assurance that these transactions will be as favorable to the Company as transactions that the Company negotiates with unrelated parties or will not result in undue benefit to Robert and Andrew Batinovich and members of their families. Neither Robert Batinovich nor Andrew Batinovich has guaranteed that any properties acquired from entities they control or in which they or their families have a significant interest will be as profitable as other investments made by the Company or will not result in losses.

DEPENDENCE ON EXECUTIVE OFFICERS

     The Company is dependent on the efforts of Robert and Andrew Batinovich, its Chief Executive Officer and its President and Chief Operating Officer, respectively, and of its other executive officers. The loss of the services of any of them could have an adverse effect on the results of operations and financial condition of the Company. Each of Robert and Andrew Batinovich have entered into employment agreements with the Company.

CERTAIN TAX RISKS

  General

     The Company has elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1996. No assurance can be given, however, that the Company will be able to operate in a manner which will permit it to maintain its status as a REIT. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which only limited judicial or administrative interpretation exists, and involves the determination of various factual matters and circumstances not entirely within the Company's control. The Company receives nonqualifying management fee income and owns nonqualifying preferred stock in the Associated Companies. As a result, the Company may approach the income and asset test limits imposed by the Code and could be at risk of not satisfying those tests. In order to avoid exceeding the asset test limit, for example, the Company may have to reduce its interest in the Associated Companies. The Company is relying on the opinion of its tax counsel regarding its ability to qualify as a REIT. This legal opinion is not binding on the Internal Revenue Service ("IRS"). See "Federal Income Tax
Consequences -- Taxation of the Company."

  Consequences of Failure to Qualify as a REIT

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Consequences -- Failure to Qualify."

     Even if the Company continues to qualify as a REIT, it will be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Consequences -- Taxation of the Company."

  Possible Changes in Tax Laws

     Income tax treatment of REITs may be modified, prospectively or retroactively, by legislative, judicial or administrative action at any time. No assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of this qualification. In addition to any direct effects the changes might have, the changes might also indirectly affect the market value of all real estate investments, and consequently the ability of the Company to realize its investment objectives.

RISKS RELATING TO REAL ESTATE

  Environmental Matters

     Under federal, state and local laws, ordinances and regulations relating to protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of petroleum products or other hazardous or toxic substances at such property, and may be required to investigate and clean-up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a property may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from such property. Environmental Laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. Under the Environmental Laws, any person who arranges for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of investigation or clean-up of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACM"). Such laws require that ACM be properly managed and maintained, that those who may come into contact with ACM be adequately apprised and trained, and that special precautions, including removal or other abatement, be undertaken in the event ACM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     Some of the Properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the Properties are on, or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     All of the Properties presently owned by the Company have been subject to Phase I environmental assessments by independent environmental consultants. Some of the Phase I environmental assessments recommended further investigations in the form of Phase II environmental assessments, including soil and groundwater sampling, and all of these investigations have been completed by the Company or are in the process of being completed. Certain of the Properties owned by the Company have been found to contain ACMs. The Company believes that these materials have been adequately contained and that an ACM operations and maintenance program has been implemented or is in the process of being implemented for the Properties found to contain ACMs.

     Some, but not all, of the properties owned by partnerships managed by the Associated Companies have been subject to Phase I environmental assessments by independent environmental consultants. The Associated Companies determine on a case-by-case basis whether to obtain Phase I environmental assessments on these properties and whether to undertake further investigation or remediation. Certain of these properties contain ACMs. In each case the responsible Associated Company believes that these materials have been adequately contained and that an ACM operations and maintenance program has been implemented for the properties found to contain ACMs.

     Some properties previously owned by the Company were leased in whole or in part to an operator of auto care centers which include oil change and tune-up facilities, or were operated as convenience stores which sell petroleum-based fuels. These properties and some of the Properties contain, and/or may have contained in the past, underground storage tanks for the storage of petroleum products and/or other hazardous or toxic substances which create a potential for release of petroleum products and/or other hazardous or toxic substances. Some of the Properties owned by the Company are adjacent to or near properties that have contained in the past or currently contain, underground storage tanks used to store petroleum products or other hazardous or toxic substances. Several of the Properties have been contaminated with petroleum products or other hazardous or toxic substances from on-site operations or operations on adjacent or nearby properties. In addition, certain of the Properties are on, adjacent to or near properties upon which others have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     Although tenants of the Properties owned by the Company generally are required by their leases to operate in compliance with all applicable federal, state and local environmental laws, ordinances and regulations and to indemnify the Company against any environmental liability arising from the tenants' activities on the Properties, the Company could nevertheless be subject to environmental liability relating to its management of the Properties or strict liability by virtue of its ownership interest in the Properties and there can be no assurance that the tenants would satisfy their indemnification obligations under the leases. There can be no assurance that any environmental assessments of the Properties owned by the Company, properties being considered for acquisition by the Company, or the properties owned by the partnerships managed by the Associated Companies have revealed all potential environmental liabilities, that any prior owner or prior or current operator of such properties did not create an environmental condition not known to the Company or that an environmental condition does not otherwise exist as to any one or more of such properties that could have an adverse effect on the Company's results of operations and financial condition, either directly (with respect to properties owned by the Company), or indirectly (with respect to properties owned by partnerships managed by an Associated Company) by adversely affecting the financial condition of the Associated Company and thus the value of the Company's preferred stock interest in the Associated Company. Moreover, there can be no assurance that (i) future environmental laws, ordinances or regulations will not have an adverse effect on the Company's results of operations and financial condition or (ii) the current environmental condition of such properties will not be affected by tenants and occupants of such properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

     The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing Environmental Laws as well as the cost of complying with future legislation. In addition, the presence of petroleum products or other hazardous or toxic substances at any of the Properties owned by the Company, or the failure to remediate such property properly, may adversely affect the Company's ability to borrow by using such real property as collateral. The cost of defending against claims of liability and the cost of complying with Environmental Laws, including investigation or clean-up of contaminated property, could materially adversely affect the Company's results of operations and financial condition.

  Risks Related to Ownership and Financing of Real Estate

     The Company is subject to risks generally incidental to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, the impact of environmental protection laws, changes in interest rates and availability of financing which may render the sale or financing of a property difficult or unattractive, changes in tax, real estate and zoning laws, and the creation of mechanics' liens or similar encumbrances placed on the property by a lessee or other parties without the Company's knowledge and consent. Should any of these events occur, there could be an adverse effect on the Company's results of operations and financial condition.

  Availability of Real Estate for Acquisitions

     The Company's growth is dependent upon acquisitions. There can be no assurance that properties will be available for acquisition or, if available, that the Company will be able to purchase such properties on favorable terms. If such acquisitions are not available it could have a negative impact on the growth of the Company, which could have an adverse effect on the performance of the Company's Common Stock.

  Competition for Acquisition of Real Estate

     The Company faces competition from other businesses, individuals, fiduciary accounts and plans and other entities in the acquisition, operation and sale of its properties. Some of the Company's competitors are larger and have greater financial resources than the Company. This competition may result in a higher cost for properties the Company wishes to purchase.

  Competition for Tenants

     The Company is subject to the risk that when space becomes available at its properties the leases may not be renewed, the space may not be let or relet, or the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable to the Company. Although the Company has established annual property budgets that include estimates of costs for renovation and reletting expenses that it believes are reasonable in light of each property's situation, no assurance can be given that these estimates will sufficiently cover these expenses. If the Company is unable to promptly lease all or substantially all of the space at its properties, if the rental rates are significantly lower than expected, or if the Company's reserves for these purposes prove inadequate, then there could be an adverse effect on the Company's results of operations and financial condition.

  Tenants' Defaults

     The ability of the Company to manage its assets is subject to federal bankruptcy laws and state laws affecting creditors' rights and remedies available to real property owners. In the event of the financial failure or bankruptcy of a tenant, there can be no assurance that the Company could promptly recover the tenant's premises from the tenant or from a trustee or debtor-in-possession in any bankruptcy proceeding filed by or against that tenant, or that the Company would receive rent in the proceeding sufficient to cover its expenses with respect to the premises. In the event of the bankruptcy of a tenant, the Company will be subject to the provisions of the federal bankruptcy code, which in some instances may restrict the amount and recoverability of claims held by the Company against the tenant. If any tenant defaults on its obligations to the Company, there could be an adverse effect on the Company's results of operations and financial condition.

  Management, Leasing and Brokerage Risks; Lack of Control of Associated
Companies

     The Company is subject to the risks associated with the property management, leasing and brokerage businesses. These risks include the risk that management contracts or service agreements may be terminated, that contracts will not be renewed upon expiration or will not be renewed on terms consistent with current terms, and that leasing and brokerage activity generally may decline. Acquisition of properties by the Company from the Associated Companies could result in a decrease in revenues to the Associated Companies and a corresponding decrease in dividends received by the Company from the Associated Companies. Each of these developments could have an adverse effect on the Company's results of operations and financial condition.

     To maintain the Company's status as a REIT while realizing income from the Company's third-party management business, the capital stock of Glenborough Hotel Group, a Nevada corporation ("GHG") and Glenborough Corporation, a California corporation ("GC," and together with GHG, the "Associated Companies") (which conduct the Company's third-party management, leasing and brokerage businesses) is divided into two classes. All of the voting common stock of the Associated Companies, representing 5% of the total equity of GC, and 25% of the total equity of GHG, is held by individual stockholders. Nonvoting preferred stock representing the remaining equity of each Associated Company is held entirely by the Company. Although the Company holds a majority of the equity interest in each Associated Company, the Company is not able to elect directors of any Associated Company and, consequently, the Company has no ability to influence the day-to-day decisions of each entity.

  Uninsured Loss

     The Company or in certain instances tenants of the properties carry comprehensive liability, fire and extended coverage with respect to the Company's properties, with policy specification and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from earthquakes and floods) that may be either uninsurable or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity and floods. Should a property sustain damage as a result of an earthquake or flood, the Company may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Should an uninsured loss occur, the Company could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties, which could have an adverse effect on the Company's results of operations and financial condition.

  Illiquidity of Real Estate

     Real estate investments are relatively illiquid and, therefore, will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code and individual agreements with sellers of properties place limits on the Company's ability to sell properties, which may adversely affect returns to holders of Common Stock. Twenty-four of the properties owned by the Operating Partnership were acquired on terms and conditions under which they can be disposed of only in a like-kind exchange or other non-taxable transaction.

  Potential Liability Under the Americans With Disabilities Act

     As of January 26, 1992, all of the Company's properties were required to be in compliance with the Americans With Disabilities Act (the "ADA"). The ADA generally requires that places of public accommodation be made accessible to people with disabilities to the extent readily achievable. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the federal government, an award of damages to private litigants and/or a court order to remove access barriers. Because of the limited history of the ADA, the impact of its application to the Company's properties, including the extent and timing of required renovations, is uncertain. Pursuant to certain lease agreements with tenants in certain of the "single-tenant" Properties, the tenants are obligated to comply with the ADA provisions. If the Company's costs are greater than anticipated or tenants are unable to meet their obligations, there could be an adverse effect on the Company's results of operations and financial condition.

ADDITIONAL CAPITAL REQUIREMENTS

     The Company's future growth depends in large part upon its ability to raise additional capital on satisfactory terms or at all. There can be no assurance that the Company will be able to raise sufficient capital to achieve its objectives. If the Company were to raise additional capital through the issuance of additional equity securities, or securities convertible into or exercisable for equity securities, the interests of holders of the

Offered Securities could be diluted. Likewise, the Company's Board of Directors is authorized to cause the Company to issue Preferred Stock in one or more series and to determine the distributions and voting and other rights of the Preferred Stock. Accordingly, the Board of Directors may authorize the issuance of Preferred Stock with voting, distribution and other similar rights which could be dilutive to or otherwise adversely affect the interests of holders of Offered Securities. If the Company were to raise additional capital through debt financing, the Company will be subject to the risks described below, among others.

LIMITATION ON OWNERSHIP OF COMMON STOCK MAY PRECLUDE ACQUISITION OF CONTROL

     Provisions of the Company's Articles of Incorporation are designed to assist the Company in maintaining its qualification as a REIT under the Code by preventing concentrated ownership of the Company which might jeopardize REIT qualification. Among other things, these provisions provide that (a) any transfer or acquisition of Common Stock that would result in the disqualification of the Company as a REIT under the Code will be void, and (b) if any person attempts to acquire shares of Common Stock that after the acquisition would cause the person to own or to be deemed to own, by operation of certain attribution rules set out in the Code, an amount of Common Stock in excess of a predetermined limit, which, pursuant to Board action, currently is 9.9% of the outstanding shares of Common Stock (the "Ownership Limitation" and as to the Common Stock, the transfer of which would cause any person to actually own Common Stock in excess of the Ownership Limitation, the "Excess Shares"), the transfer shall be void and the Common Stock subject to the transfer shall automatically be transferred to an unaffiliated trustee for the benefit of a charitable organization designated by the Board of Directors of the Company until sold by the trustee to a third party or purchased by the Company. Robert Batinovich, his spouse and children (including Andrew Batinovich) and individuals or entities whose ownership of Common Stock is attributed to Robert Batinovich in determining the number of shares of Common Stock owned by him for purposes of compliance with Section 856 of the Code (the "Attributed Owners"), are exempt from these restrictions, but are prohibited from acquiring shares of Common Stock if, after the acquisition, they would own in excess of 9.9% of the outstanding shares of Common Stock. This limitation on the ownership of Common Stock may have the effect of precluding the acquisition of control of the Company by a third party without the consent of the Board of Directors. If the Board of Directors waives the Ownership Limitation for any person, the Ownership Limitation shall be proportionally and automatically reduced with regard to all other persons such that no five persons may own more than 50% of the Common Stock (the aggregate Ownership Limitations as to all of these persons, as adjusted, the "Adjusted Ownership Limitation"). See "Description of Common
Stock -- Restrictions on Ownership and Transfer of Common Stock" and "Federal Income Tax Consequences."

LITIGATION RELATED TO CONSOLIDATION

     Recent business reorganizations sponsored by others involving the conversion of partnerships into corporations have given rise to a number of investor lawsuits. These lawsuits have included claims against the general partners of the participating partnerships, the partnerships themselves and related persons involved in the structuring of or benefiting from the conversion or reorganization, as well as claims against the surviving entity and its directors and officers. The lawsuits have included, among others, claims that the structure of the reorganizations, as well as the manner in which they were submitted for investor approval, involved violations of federal and state securities laws, common law fraud and negligent misrepresentations, breaches of fiduciary duty, unfair and deceptive trade practices, negligence and waste, breaches of the partnership documents of the participating partnerships, failure to comply with applicable reporting requirements, violations of the rules of the NASD on suitability and fair practices, and violations of the Racketeer Influenced and Corrupt Organizations Act. Two lawsuits have been filed contesting the fairness of the Consolidation, one in California state court and one in federal court. A settlement of the state court action has been approved by the court, but objectors to the settlement have appealed that approval. The Company and the other defendants in the state court action have filed a responsive brief, the objectors subsequently filed a reply brief and requested a hearing which has not yet been scheduled. Plaintiffs in the federal court action have agreed voluntarily to take the action off calendar pending resolution of the state court action.

     From time to time the Company is involved in other litigation arising out of its business activities. It is possible that this litigation and the other litigation previously described could result in significant losses in excess of amounts reserved, which could have an adverse effect on the Company's results of operations and the financial condition of the Company.

CHAPTER 11 REORGANIZATION OF PARTNERSHIP CONSOLIDATION BY SENIOR MANAGEMENT

     Robert and Andrew Batinovich, two of the senior officers of the Company, were also senior members of a management team that formed a publicly registered limited partnership in 1986 to consolidate a number of predecessor partnerships. That public partnership was involved in litigation with its primary creditor and in order to prevent foreclosure filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in May of 1992. The public partnership, the primary subsidiary of which is GPA, Ltd., which owns an approximately 1.9% limited partner interest in the Operating Partnership along with other substantial real estate assets, settled the litigation and obtained confirmation of a plan of reorganization in January 1994.

OTHER RISKS

  Debt Financing

     The Company intends to incur additional indebtedness in the future, including through borrowings under a credit facility, if a credit facility is available, to finance property acquisitions. As a result, the Company expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that the Company's cash flow will be insufficient to meet required payments on its debt and the risk that the Company may be unable to refinance or repay the debt as it comes due. The Company's current $50 million secured revolving line of credit with Wells Fargo Bank, N.A. provides that distributions may not exceed 90% of funds from operations and that, in the event of a failure to pay principal or interest on borrowings thereunder when due (subject to any applicable grace period), the Company and its subsidiaries may not pay any distributions on the Common Stock or the Preferred Stock. If the Company is unable to obtain acceptable financing to repay indebtedness at maturity, the Company may have to sell properties to repay indebtedness or properties may be foreclosed upon, which could have an adverse effect on the Company's results of operations and financial condition.

  Board of Directors May Change Investment Policies

     The descriptions in this Prospectus of the major policies and the various types of investments to be made by the Company reflect only the current plans of the Company's Board of Directors. The Company's Board of Directors may change the investment policies of the Company without a vote of the stockholders. If the Company changes its investment policies, the risks and potential rewards of an investment in the Company may also change. In addition, the methods of implementing the Company's investment policies may vary as new investment techniques are developed.

  Effect of Market Interest Rates on Price of Common Stock

     One of the factors that may influence the market price of the shares of Common Stock in public markets will be the annual yield on the price paid for shares of Common Stock from distributions by the Company. An increase in market interest rates may lead prospective purchasers of the Common Stock to seek a higher annual yield from their investments. Such circumstances may adversely affect the market price of the Common Stock.

  Year 2000 Compliance

     The Company utilizes a number of computer software programs and operating systems across its entire organization, including applications used in financial business systems and various administrative functions. To the extent that the Company's software applications contain source code that is unable to appropriately interpret the upcoming calendar year "2000" and beyond, some level of modification, or replacement of such

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

applications will be necessary. The Company has completed its identification of applications that are not yet "Year 2000" compliant and has commenced modification or replacement of such applications, as necessary. Given information known at this time about the Company's systems that are non-compliant, coupled with the Company's ongoing, normal course-of-business efforts to upgrade or replace critical systems, as necessary, management does not expect Year 2000 compliance costs to have any material adverse impact on the Company's liquidity or ongoing results of operations. No assurance can be given, however, that all of the Company's systems will be Year 2000 compliant or that compliance costs or the impact of the Company's failure to achieve substantial Year 2000 compliance will not have a material adverse effect on the Company's future liquidity or results of operations.

  Shares Available for Future Sale

     No prediction can be made as to the effect, if any, that future sales of shares of Common Stock or future conversions or exercises of securities for future sales, including shares of Common Stock issuable upon exchange of Operating Partnership units, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may adversely affect the prevailing market price for the Common Stock.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to invest the net proceeds from any sale of the Offered Securities for general corporate purposes including, without limitation, the acquisition and development of properties and the repayment of debt. Net proceeds from the sale of the Offered Securities initially may be temporarily invested in short-term securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997 was 2.56x and 2.90x, respectively. Prior to the Consolidation, the Company's Predecessors' combined ratio of earnings to fixed charges for 1992, 1993, 1994 and 1995 was (0.37x), 2.67x, 2.58x and 1.41x, respectively. The ratio of earnings to fixed charges is computed as income from operations, before minority interest, income taxes and extraordinary items, plus fixed charges (primarily interest expense) divided by fixed charges. The ratio of earnings to fixed charges was less than 1.0 in 1992 due to a non-recurring loss provision that did not affect cash flow. To date, the Company has not issued any shares of preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred share dividends are unchanged from the ratios presented in this section.

                         DESCRIPTION OF PREFERRED STOCK

     Subject to limitations prescribed by Maryland law and the Company's Articles of Incorporation and Articles Supplementary (collectively, the "Charter"), the Board of Directors is authorized to issue, from the authorized but unissued capital stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish from time to time the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

     Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock will be described in the Prospectus Supplement relating to that class or series, including a Prospectus Supplement providing that Preferred Stock may be issuable upon the exercise of Warrants issued by the Company. The description of Preferred Stock set forth below and the description of the terms of a particular class or series of Preferred

Stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

     The rights, preferences, privileges and restrictions of the Preferred Stock of each class or series will be fixed by the articles supplementary relating to such class or series. A Prospectus Supplement, relating to each class or series, will specify the terms of the Preferred Stock as follows:

          (1) The title and stated value of such Preferred Stock;

          (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

          (3) The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (4) Whether such Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

          (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

          (6) The provision for a sinking fund, if any, for such Preferred
     Stock;

          (7) The provision for redemption, if applicable, of such Preferred Stock;

          (8) Any listing of such Preferred Stock on any securities exchange;

          (9) The terms and conditions, if applicable, upon which such Preferred Stock will be converted into Common Stock of the Company, including the conversion price (or manner of calculation thereof);

          (10) A discussion of any material federal income tax consequences applicable to such Preferred Stock;

          (11) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT;

          (12) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (13) Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (14) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock; and

          (15) Any voting rights of such Preferred Stock.

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of Common Stock and Excess Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;
(ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividends rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

     The terms and conditions, if any, upon which shares of any class or series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

     All certificates representing shares of Preferred Stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the outstanding Common Stock and Preferred Stock (or 1% if there are fewer than 2,000 stockholders) must file an affidavit with the Company containing the information specified in the Charter within 30 days after December 31 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to determine the Company's status as a real estate investment trust and to insure compliance with the Ownership Limit.

     The articles supplementary, if applicable, for the Offered Securities may also contain provisions that further restrict the ownership and transfer of the Offered Securities. The applicable Prospectus Supplement will specify any additional ownership limitation relating to the Offered Securities.

                          DESCRIPTION OF COMMON STOCK

     The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Preferred Stock or upon the exercise of Warrants issued by the Company. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of the Company's Charter and its Bylaws. The Common Stock is listed on the New York Stock Exchange under the symbol "GLB." Registrar and Transfer Company is the Company's transfer agent.

GENERAL

     The Company's Charter authorizes the Company to issue up to 50,000,000 shares of Common Stock with a par value of $.001 per share. There were 31,474,692 shares of Common Stock issued and outstanding, and no shares of Excess Stock were issued and outstanding as of the date of this Prospectus. Under Maryland law, stockholders generally are not liable for the Company's debts or obligations.

     The holders of shares of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including election of directors, and, except as provided in the Charter in respect of any other class of or series of stock, the holders of these shares exclusively possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding shares or series of stock, holders of shares of Common Stock are entitled to receive distributions, when and as declared by the Board of Directors, out of funds legally available therefor. Upon any liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all assets of the Company legally available for distribution to its stockholders after payment of, or adequate provisions for, all known debts and liabilities of the Company. All shares of Common Stock now outstanding are fully paid and nonassessable, as will be the shares of Common Stock offered by this Prospectus or any Prospectus Supplement when issued. The holders of the Common Stock offered hereby will have no preemptive rights to subscribe to additional stock or securities issued by the Company at a subsequent date.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF COMMON STOCK

     For the Company to qualify as a REIT under the Code, not more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "closely-held test"). Shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year (the "100 person test"). See "Federal Income Tax Consequences -- Taxation of the Company -- Requirements for Qualification."

     Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions, provides that no holder, other than Robert Batinovich and the individuals or entities whose ownership of shares of Common Stock is attributed to Mr. Batinovich under the Code (the "Attributed Owners"), may own an amount of Common Stock in excess of the Ownership Limitation, which, pursuant to Board action, currently is 9.9% of the outstanding shares of Common Stock. A qualified trust (as defined in the Charter) generally may own up to 9.9% of the outstanding shares of Common Stock. The Ownership Limitation provides that Robert Batinovich and the Attributed Owners may hold up to 9.9% of the outstanding shares of Common Stock, including shares which Robert Batinovich and the Attributed Owners may acquire pursuant to an option held by GPA, Ltd. or Mr. Batinovich to cause the Company to redeem their respective partnership interests in the Operating Partnership, assuming GPA, Ltd. then dissolves and distributes these shares to the partners of GPA, Ltd.

     The Board of Directors may waive the Ownership Limitation if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that such ownership will not jeopardize the Company's status as a REIT. As a condition to such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company. The Ownership Limitation will not apply if the Board of Directors and the stockholders determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer of Common Stock that would (a) create actual or constructive ownership of Common Stock in excess of the Ownership Limitation, (b) result in the Company failing the 100 person test, or
(c) result in the Company failing the closely-held test, shall be null and void, and the intended transferee will acquire no rights to the Common Stock.

     The Charter also provides that Common Stock involved in a transfer or change in capital structure that results in a person (other than Robert Batinovich and the Attributed Owners) owning in excess of the Ownership Limitation or would cause the Company to fail either the closely-held test or the 100 person test will automatically be transferred to a trustee for the benefit of a charitable organization until purchased by the Company or sold to a third party without violation of the Ownership Limitation. While held in trust, the Excess Shares will remain outstanding for purposes of any stockholder vote or the determination of a quorum for such vote and the trustee will be empowered to vote the Excess Shares. Excess Shares shall be entitled to distributions, provided that such distributions shall be paid to a charitable organization selected by the Board of Directors as beneficiary of the trust. The trustee may transfer the Excess Shares to any individual (a "Permitted Transferee") whose ownership of Common Stock would be permitted under the Ownership Limitation and would not cause the Company to fail the closely-held test. In addition, the Company would have the right, for a period of 90 days, to purchase all or any portion of the Excess Shares from the trustee at the lesser of: (i) where (a) the intended transferee gave value for the Excess Shares, the price paid for the Excess Shares by the intended transferee or (b) average of the intended transferee did not give value for the Excess Shares, the price per share equal to the average of the market price for the Common Stock for the five consecutive trading days ending on the date of the purported transfer to the intended transferee; and (ii) the closing market price for the Common Stock for the five consecutive trading days ending the date the Company exercises its option to purchase. The intended transferee would be entitled to receive from the trustee the lesser of: (i) where (a) the intended transferee gave value for the Excess Shares, the price paid for the Excess Shares by the intended transferee or (b) the intended transferee did not give value for the Excess Shares, the price per share equal to the average of the closing market price for the Common Stock for the five consecutive trading days ending on the date of the purported transfer to the intended transferee; and (ii) the price per share received by the trustee from the transfer of the Excess Shares to a Permitted Transferee.

     The Ownership Limitation will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limitation would require an amendment to the Charter. Such amendments require the affirmative vote of stockholders owning a majority of the outstanding Common Stock. In addition to preserving the Company's status as a REIT, the

Ownership Limitation may have the effect of precluding an acquisition of control of the Company by a third party without the approval of the Board of Directors.

     All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above.

     All stockholders of record who own 5% or more of the value of the outstanding Common Stock (or 1% if there are fewer than 2,000 stockholders of record but more than 200, or 1/2% if there are 200 or fewer stockholders of record) must file written notice with the Company containing the information specified in the Charter by January 30 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of Common Stock as the Board of Directors deems necessary to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation. The Company intends to use its best efforts to enforce the Ownership Limitation and will make prohibited transferees aware of their obligation to pay over any distributions received, will not give effect on its books to prohibited transfers, will institute proceedings to enjoin any transfer violating the Ownership Limitation, and will declare all votes of prohibited transferees invalid.

                            DESCRIPTION OF WARRANTS

     The Company has no Warrants outstanding (other than options issued under the Company's employee stock option plan). The Company may issue Warrants for the purchase of Preferred Stock or Common Stock. Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following:

          (1) The title of such Warrants;

          (2) The aggregate number of such Warrants;

          (3) The price or prices at which such Warrants will be issued;

          (4) The designation, number of terms of the shares of Preferred Stock or Common Stock purchasable upon exercise of such Warrants;

          (5) The designation and terms of the Offered Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Offered Security;

          (6) The date, if any, on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;

          (7) The price at which each share of Preferred Stock or Common Stock purchasable upon exercise of such Warrants may be purchased;

          (8) The date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

          (9) The minimum or maximum amount of such Warrants which may be exercised at any one time;

          (10) Information with respect to book-entry procedures, if any;

          (11) A discussion of certain federal income tax consequences; and

          (12) Any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

             CERTAIN PROVISIONS OF THE COMPANY'S CHARTER AND BYLAWS

     Certain provisions of the Company's Charter and Bylaws might discourage certain types of transactions that involve an actual or threatened change in control of the Company that might involve a premium price for the Company's capital stock or otherwise be in the best interest of the stockholders. See "Description of Common Stock -- Restrictions on Ownership and Transfer of Common Stock." The issuance of shares of preferred stock or other capital stock by the Board of Directors may also have the effect of delaying, depriving or preventing a change in control of the Company. The Bylaws of the Company contain certain advance notice requirements in the nomination of persons for election to the Board of Directors which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Common Stock might receive a premium for their Common Stock over the prevailing market price, or which such holders might believe to be otherwise in their best interests.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of material federal income tax consequences is based on current law and does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, financial institutions and broker-dealers) subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE OFFERED SECURITIES.

     The Company believes that since January 1, 1996, it has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. The Company intends to continue to operate to satisfy such requirements. No assurance can be given, however, that such requirements will be met.

     The provisions of the Code and regulations thereunder relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the laws that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations thereunder, and administrative and judicial interpretations thereof. Morrison & Foerster LLP has acted as tax counsel to the Company in connection with the Company's election to be taxed as a REIT.

     In the opinion of Morrison & Foerster LLP, commencing with the Company's taxable year that ended on December 31, 1996, the Company has been organized in conformity with the requirements for qualification as a REIT, and its method of operation has and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, and various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."

     In brief, if certain detailed conditions imposed by the REIT provisions of the Code are satisfied, entities, such as the Company, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT Taxable Income" (generally the REIT's taxable income adjusted for, among other things, the disallowance of the dividends-received deduction generally available to corporations) that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations.

     If the Company fails to qualify as a REIT in any year, however, it will be subject to federal income tax as if it were a domestic corporation, and its stockholders will be taxed in the same manner as stockholders of ordinary corporations. In this event, the Company could be subject to potentially significant tax liabilities and the amount of cash available for distribution to its stockholders could be reduced.

TAXATION OF THE COMPANY

  General

     In any year in which the Company qualifies as a REIT, in general, it will not be subject to federal income tax on that portion of its net income that it distributes to stockholders. However, the Company will be subject to federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed REIT Taxable Income, including undistributed net capital gains. (However, a REIT can elect to "pass through" any of its taxes paid on its undistributed net capital gain to its stockholders on a pro rata basis). Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has: (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than property held for at least four years, foreclosure property and property involuntarily converted), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of: (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10 year period beginning on the date on which such asset was acquired by the Company, then, to the extent of any built-in gain at the time of acquisition, such gain will be subject to tax at the highest regular corporate rate.

  Requirements for Qualification

     The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5) the beneficial ownership of which is held by 100 or more persons (the "100 person test"); (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code) at any time during the last half of each taxable year (the "closely-held test"); and (7) which meets certain other tests, described below, regarding the nature of income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition
(5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions
(5) and (6) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. In addition, beginning in 1998, a REIT's failure to satisfy condition (6) during a taxable year will not result in its disqualification as a REIT under the Code for such taxable year as long as (i) the REIT satisfies the stockholder demand statement requirements described in the succeeding paragraph and (ii) the REIT did not know, and exercising due diligence, would not have known, whether it had failed condition
(6). Furthermore, a REIT must also report its income, for federal income tax purposes, based on the calendar year.

     In order to assist the Company in complying with the 100 person test and the closely-held test, the Company has placed certain restrictions on the transfer of the Common Stock and the Company's preferred stock to prevent further concentration of stock ownership. See "Description of Common Stock -- Restrictions on Transfer." Moreover, to evidence compliance with these requirements, the Company must maintain records which disclose the actual ownership of its outstanding Common Stock and preferred stock. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its Common Stock and preferred stock disclosing the actual owners of such Common Stock and preferred stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of the Company's records. A stockholder failing or refusing to comply with the Company's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of Common Stock and preferred stock and certain other information. In addition, the Company's Charter provides restrictions regarding the transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Description of Common Stock -- Restrictions on Ownership and Transfer of Common Stock." Furthermore, the Company reports its income, for federal income tax purposes, based on the calendar year.

     Although the Company intends to satisfy the stockholder demand letter rules described in the preceding paragraph, beginning in 1998, its failure to satisfy these requirements will not result in its disqualification as a REIT but may result in the imposition of IRS penalties against the Company.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of a partnership shall retain the same character in the hands of a partner qualifying as a REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described below.

  Asset Tests

     At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by the Company). Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one issuer. The Company's investment in real property through its interest in the Operating Partnership constitutes qualified assets for purposes of the 75% asset test. In addition, the Company may own 100% of "qualified REIT subsidiaries," which are, in general, corporate subsidiaries 100% owned by a REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary will be treated as owned and realized directly by the Company.

     The Company has analyzed the impact of its ownership interests in the Associated Companies on its ability to satisfy the asset tests. Based upon its analysis of the estimated value of the Company's total assets as well as its estimate of the value of the respective nonvoting preferred stock interests in the Associated Companies, the Company believes that none of such preferred stock interests will exceed 5% of the value of the Company's total assets on the last day of any calendar quarter in 1996. The Company intends to monitor compliance with the 5% test on a quarterly basis and believes that it will be able to manage its operations in a manner to comply with the tests, either by managing the amount of its qualifying assets or reducing its interests in the Associated Companies, although there can be no assurance that such steps will be successful. In rendering its opinion as to the qualification of the Company as a REIT, counsel has relied upon the Company's representation as to the value of its assets and the value of its interests in the Associated Companies. Counsel has discussed with the Company its valuation analysis and the future actions available to it to comply with the 5% tests but it has not independently verified the valuations.

  Gross Income Tests

     There are three separate percentage tests (two beginning in 1998) relating to the sources of the Company's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership. See "-- Tax Aspects of the Company's Investment in the Operating Partnerships -- General."

     The 75% Test. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes:(i) "rents from real property" (except as modified below);

(ii) interest on obligations collateralized by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property.

     For purposes of determining whether the Company complies with the 75% test and 95% test (described below), gross income does not include income from prohibited transactions. See "-- Tax Aspects of the Company's Investment in the Operating Partnership -- Sale of Properties."

     In addition, rents received from a tenant will not qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "related party tenant"). In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, the Company generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant." For both the related party tenant rules and determining whether an entity qualifies as an independent contractor, certain attribution rules of the Code apply, pursuant to which shares of a REIT held by one entity are deemed held by another.

     Under prior law, if a REIT provides impermissible services to its tenants, all of the rent from those tenants would have been disqualified from satisfying the 75% test and 95% test (described below). Beginning in 1998, rents will not be disqualified if a REIT provides de minimis, impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (threshold determined on a property-by-property basis). For purposes of this 10% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost of the Company in furnishing or rendering the services.

     The Company will be deemed to provide certain services which are actually provided by the Operating Partnership (which is not an independent contractor of the Company) with respect to properties owned by the Operating Partnership. The Company believes that the services provided by the Operating Partnership are usually or customarily rendered in connection with the rental of space of occupancy only, and therefore that the provision of such services will not cause the rents received with respect to its properties to fail to qualify as rents from real property for purposes of the 75% test and 95% test (described below). The Company does not intend to rent to related party tenants or to charge rents that would not qualify as rents from real property because the rents are based on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales).

     Pursuant to the percentage leases ("Percentage Leases"), GHG leases from the Operating Partnership the land, buildings, improvements, furnishings, and equipment comprising the Hotels for a five-year period with a five-year renewal option. The Percentage Leases provide that the lessee will be obligated to pay to the Operating Partnership (a) the greater of a fixed rent (the "Base Rent") or a percentage rent (the "Percentage Rent") (collectively, the "Rents") and (b) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). The Percentage Rent is calculated by multiplying fixed percentages by the gross revenues from the operations of the Hotels in excess of certain levels. The Base Rent accrues and is required to be paid monthly. Percentage Rent is due quarterly; however, the lessee will not be in default for non-payment of Percentage Rent due in any calendar year if the lessee pays, within 90 days of the end of the calendar year, the excess of Percentage Rent due and unpaid over the Base Rent with respect to such year.

     In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute rents from real property, the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (a) the intent of the parties, (b) the form of the agreement, (c) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (d) the extent to which the property owner retains the risk of loss of the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Section 7701(e) of the Code provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (a) the service recipient is in physical possession of the property, (b) the service recipient controls the property, (c) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (d) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (e) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(f) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     Counsel is of the opinion that the Percentage Leases will be treated as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (a) the Operating Partnership and the lessee intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements, (b) the lessee has the right to exclusive possession and use and quiet enjoyment of the Hotels during the term of the Percentage Leases, (c) the lessee bears the cost of, and will be responsible for, day-to-day maintenance and repair of the Hotels, other than the cost of maintaining underground utilities, structural elements and exterior painting, and will dictate how the Hotels are operated, maintained, and improved, (d) the lessee bears all of the costs and expenses of operating the Hotels (including inventory costs) during the term of the Percentage Leases (other than real property taxes, personal property taxes on property owned by the Operating Partnership, casualty insurance and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowance for such costs provided by the Operating Partnership under the Percentage Leases), (e) the lessee will benefit from any savings in the costs of operating the Hotels during the term of the Percentage Leases, (f) in the event of damage or destruction to a Hotel which renders the Hotel unsuitable for continued use, the lessee will be at economic risk because the Operating Partnership can elect to terminate the Percentage Lease as to such Hotel, in which event the lessee can elect to rebuild at its cost less any insurance proceeds, or accept such termination, (g) the lessee will indemnify the Partnership against all liabilities imposed on the Partnership during the term of the Percentage Leases by reason of: (i) injury to persons or damage to property occurring at the Hotels; or (ii) the lessee's use, management, maintenance or repair of the Hotels, (h) the lessee is obligated to pay substantial fixed rent for the period of use of the Hotels, and (i) the lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Hotels. The Company has represented that the lessee has and will have its own employees, physically distinct and separate office space, furniture and equipment, and directors. Further, the Company has represented that neither the Company nor the Operating Partnership will furnish or render services to either the lessee or its customers.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of counsel with respect to the relationship between the Operating Partnership and the lessee is based upon all of the facts and circumstances, and rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the IRS or any court, and there can be no assurance that the IRS will not assert successfully a contrary position. If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership receives from the lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as rents from real property. In that case, the Company likely would not be able to satisfy either the 75% test or 95% test (described below) and, as a result, could lose its REIT status.

     In order for the Rents to constitute rents from real property, several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising a Hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). Management has obtained an appraisal of the personal property at each Hotel indicating that the appraised value of the personal property at each Hotel is less than 15% of the value at which such Hotel is acquired. However, the Company has represented that the Operating Partnership will in no event acquire additional personal property for a Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that Hotel to exceed 15%. There can be no assurance, however, that the Service would not assert that the personal property acquired from a particular partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the 15% Adjusted Basis Ratio as to one or more of the Percentage Leases, which in turn potentially could cause it to fail to satisfy the 75% test or the 95% (described below) and thus could lose its REIT status.

     Another requirement for qualification of the Rents as rents from real property is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as rents from real property if it is based on percentages of receipts or sales and the percentages (a) is fixed at the time the Percentage Leases are entered into, (b) is not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(c) conforms with normal business practice. More generally, the Percentage Rent will not qualify as rents from real property if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profit and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenue, as described above).

     As described above, a further requirement, under the related party tenant rules, for qualification of Rents as rents from real property limits the relationship between the Company and its tenants. In the case of a corporate tenant, the Company must not own 10% or more of the total combined voting power of the tenant's stock and must not own 10% or more of the total number of shares of all classes of the tenant's stock outstanding. In the case of a tenant that is not a corporation, the Company must not own 10% or more in interest of the tenant's assets or net profits. The Company intends to limit its ownership interest in GHG to nonvoting preferred stock which will constitute less than 10% of the total number of outstanding shares of GHG stock. The common stock of GHG, which is the only voting stock of GHG, will be owned by persons who are not related to the Company within the definition in the applicable statute. The common stockholders will have a significant economic interest in GHG and will elect the board of directors of GHG. Based upon the foregoing, counsel is of the opinion that rental payments from GHG will not constitute rentals from a party related to the Company.

     The Company will receive nonqualifying management fee income. As a result, the Company may approach the income test limits and could be at risk of not satisfying such tests and thus not qualifying as a REIT. Counsel's opinion is based on the Company's representation that the actual amount of nonqualifying income will not exceed such limits.

     The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not for purposes of the 75% test. Furthermore, income earned on interest rate swaps and caps entered into as liability hedges against variable rate indebtedness qualify for the 95% test (but not the 75% test). Beginning in 1998, income earned on liability hedges against all of a REIT's indebtedness, such as options, futures, and forward contracts, will qualify for the 95% test (but not the 75% test). In certain cases, Treasury Regulations treat a debt instrument and a liability hedge as a synthetic debt instrument for all purposes of the Code. If a liability hedge entered into by a REIT is subject to these rules, income earned thereon will operate to reduce its interest expense, and, therefore such income will not affect the REIT's compliance with either the 75% or 95% tests.

     Even if the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply was due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the 75% and 95% tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If these relief provisions apply, the Company will, however, still be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% test for that year.

     The 30% Test. Prior to 1998, the Company must have derived less than 30% of its gross income for each taxable year from the sale or other disposition of:
(i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a "prohibited transaction." The 30% test has been repealed effective for tax years beginning after December 31, 1997.

ANNUAL DISTRIBUTION REQUIREMENTS

     The Company, in order to qualify as a REIT, is required to make distributions (other than capital gain distributions) to its stockholders each year in an amount at least equal to (A) the sum of: (i) 95% of the Company's REIT Taxable Income (computed without regard to the dividends paid deduction and the REIT's net capital gain); and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT Taxable Income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. (However, beginning in 1998, a REIT can elect to

"pass through" any of its taxes paid on its undistributed net capital gain to its shareholders on a pro rata basis.) Furthermore, if the REIT should fail to distribute during each calendar year at least the sum of: (i) 85% of its ordinary income for such year; (ii) 95% of its net capital gain for such year; and (iii) any undistributed taxable income from prior periods, the REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For such purposes, dividends declared to shareholders of record in October, November, or December of one calendar year and paid by January 31 of the following calendar year are deemed paid as of December 31 of the initial calendar year.

     The Company believes that it has made and will make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible that in the future the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. To avoid any problem with the 95% distribution requirement, the Company will closely monitor the relationship between its REIT Taxable Income and cash flow and, if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. The Company (through the Operating Partnership) may be required to borrow funds at times when market conditions are not favorable.

     If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the IRS, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether the Company would be entitled to such statutory relief.

TAX ASPECTS OF THE COMPANY'S INVESTMENT IN THE OPERATING PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investment in the Operating Partnership.

  General

     The Company holds a direct ownership interest in the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes its proportionate share of the foregoing Operating Partnership items for purposes of the various REIT income tests and in the computation of its REIT Taxable Income. See "-- Requirements for Qualification" and "-- Gross Income Tests." Any resultant increase in the Company's REIT Taxable Income increases its distribution requirements (see "-- Requirements for Qualification" and

"-- Annual Distribution Requirements"), but is not subject to federal income tax in the hands of the Company provided that such income is distributed by the Company to its stockholders. Moreover, for purposes of the REIT asset tests (see "-- Requirements for Qualification" and "-- Asset Tests"), the Company includes its proportionate share of assets held by the Operating Partnership.

  Tax Allocations with Respect to Certain Properties

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires such allocations to be made in a manner consistent with
Section 704(c) of the Code.

     In general, the limited partners of the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules under
Section 704(c) of the Code do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the company to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Requirements for Qualification" and "-- Annual Distributon Requirements." In addition, the application of Section 704(c) of the Code to the Operating Partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

  Basis in Operating Partnership Interest

     The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally: (i) is equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company; (ii) is increased by (a) its allocable share of the Operating Partnership's income and (b) increases in its allocable share of indebtedness of the Operating Partnership and; (iii) is reduced, but not below zero, by the Company's allocable share of (a) the Operating Partnership's losses and (b) the amount of cash distributed to the Company, and by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's losses would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such losses will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) constitute taxable income to the Company. Such distributions and constructive distributions will normally be characterized as a capital gain, and if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gains.

  Sale of Properties

     Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership will be capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. The Company's share of any gain realized by the Operating Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Taxation of the Company" and "-- Requirements for Qualification" and "-- Gross Income
Tests -- The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating its properties, and to make such occasional sales of properties as are consistent with the Company's investment objectives. Based upon such investment objectives, the Company believes that in general the Operating Partnership's properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF STOCKHOLDERS

  Taxation of Taxable Domestic Stockholders

     As used herein, the term "U.S. Stockholder" means a holder of shares of Company stock who (for U.S. federal income tax purposes): (i) is a citizen or resident of the United States; (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) is an estate the income of which is subject to United States Federal income taxation regardless of its source; or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Stockholders.

     As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction otherwise available with respect to dividends received by U.S. Stockholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time the Company held the assets which produced such gains, and on certain designations, if any, which may be made by the Company, such gains may be taxable to noncorporate U.S. stockholders at a 20%, 25% or 28% rate. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of Company Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as capital gain, provided that the shares have been held as a capital asset (which, with respect to a non-corporate U.S. Stockholder, will be taxable as long-term capital gain if the shares have been held for more than eighteen months, mid-term capital gain if the shares have been held for more than one year but not more than eighteen months, or short-term capital gain if the shares have been held for one year or less). Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31st of such year; provided that the dividend is actually paid by the Company on or before January 31st of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

     Distributions made by the Company and gain arising from the sale of exchange by a U.S. Stockholder of shares of Company stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Company stock (or distributions treated as such), will not be treated as investment income under certain circumstances.

     The Company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, the Company would pay tax on such retained net long-term capital gains. In addition to the extent designated by the Company, a U.S. Stockholder generally would: (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of the Company's taxable year falls (subject to certain limitations as to the amount so includable); (ii) be deemed to have paid the capital gains tax imposed on the Company on the designated amounts included in such U.S. Stockholder's long-term capital gains; (iii) receive a credit or refund for such amount of tax deemed paid by it; (iv) increase the adjusted basis of its Shares by the difference between the amount of such includable gains and the tax deemed to have been paid by it; and (v), in the case of a U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

     Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between: (i) the amount of cash and the fair market value of any property received on such sale or other disposition; and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset and, with respect to a non-corporate U.S. Stockholder, will be mid-term or long-term gain or loss if such shares have been held for more than one year or more than eighteen months, respectively. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

  Backup Withholding

     The Company will report to its domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid and redemption proceeds unless such stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Notwithstanding the foregoing, the Company will institute backup withholding with respect to a stockholder when instructed to do so by the IRS. A stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability.

  Taxation of Tax-Exempt Stockholders

     The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Revenue rulings, however, are interpretive in nature and are subject to revocation or modification by the IRS. Based upon the ruling and the analysis therein, distributions by the Company to a stockholder that is a tax-exempt entity should not constitute UBTI, provided that the tax exempt entity has not financed the acquisition of its shares of Common Stock with "acquisition indebtedness" within the meaning of the Code, and that the shares of the Company's stock are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, REITs generally treat the beneficiaries of qualified pension trusts as the beneficial owners of REIT shares owned by such pension trusts for purposes of determining if more than 50% of the REIT's shares are owned by five or fewer individuals. However, if a pension trust owns more than 10% of the REIT's shares, it can be subject to UBTI on all or a portion of REIT dividends made to it, if the Company is treated as a "pension-held REIT." In view of the Ownership Limitation, the Company does not expect to be treated as a "pension-held REIT." See "Description of Common
Stock -- Restrictions on Transfer." Consequently, a pension trust stockholder should not be subject to UBTI on dividends that it receives from the Company. However, because the Common Stock is publicly traded, no assurance can be given to this effect.

  Taxation of Foreign Stockholders

     The rules governing United States federal income taxation of the ownership and disposition of Company stock by persons that are nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt is made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and any foreign income tax laws with regard to an investment in the Company, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by the Company or the Operating Partnership of "United States real property interests" ("USRPIs"), as defined in the Code, and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent they are made out of current or accumulated earnings and profits of the Company. Unless such distributions are effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the gross amount of the distributions will ordinarily be subject to U.S. withholding tax at a 30% or lower treaty rate, if applicable. In general, Non-U.S. Stockholders will not be considered engaged in a U.S. trade or business (or, in the case of an income tax treaty, as having a U.S. permanent establishment) solely by reason of their ownership of the Company's stock. If income on the Company's stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a Non-U.S. Stockholder unless: (i) a lower treaty rate applies and proper certification is provided; or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder).

     Pursuant to Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of ascertaining the requirement of withholding discussed above and the applicability of a tax treaty rate. Under certain income tax treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Under recently promulgated Temporary Treasury Regulations, certain Non-U.S. Stockholders who seek to claim the benefit of an applicable treaty rate will be required to satisfy certain residency requirements. In addition, certain certification and disclosure requirements must be satisfied under the effectively connected income and permanent establishment exemptions discussed in the preceding paragraph.

     Unless the Company's stock constitutes a USRPI, distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's shares but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares of the Company's capital stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. If, however, the Company's stock is treated as a USRPI, then unless otherwise treated as a dividend for withholding tax purposes as described below, any distributions in excess of current or accumulated earnings and profits will generally be subject to 10% withholding and, to the extent such distributions also exceed the adjusted basis of a Non-U.S. Stockholder's stock, they will also give rise to gain from the sale or exchange of the stock, the tax treatment of which is described below.

     Distributions that are designated by the Company at the time of distribution as capital gain dividends (other than those arising from the disposition of a USRPI) generally will not be subject to taxation, unless: (i) investment in the shares is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if an income tax treaty applies, it is attributable to a United States permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax); or (ii) the Non-U.S. Stockholder is a non-resident alien individual whose is present in the United States for 183 days or more during the taxable year and either has a "tax home" in the United States or sold his or her shares under circumstances in which the sale was attributable to a U.S. office, in which case the non-resident alien individual will be subject to a 30% tax on the individual's capital gains.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of USRPIs ("USRPI Capital Gains"), such a properties beneficially owned by the Company (including property held by the Operating Partnership), will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as gain effectively connected with a U.S. trade or business regardless or whether such dividends are designated as capital gain dividends. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) on such distributions. Also, distributions of USRPI Capital Gains may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution consisting of USRPI Capital Gains. This amount may be creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of shares of Company stock will generally not be taxed under FIRPTA if the shares do not constitute a USRPI. Shares of the Company will not be considered a USRPI if the Company is a "domestically controlled REIT," or if the shares are part of a class of stock that is regularly traded on an established securities market and the holder owned less 5% of the class of stock sold during a specified testing period. A "domestically controlled REIT" is defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Company believes that it is a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the stock may be required to withhold 10% of the purchase price and remit such amount to the IRS. However, since the Company's Common Stock is publicly traded, no assurance can be given to this effect.

     Gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if:
(i) investment in the shares is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S.

stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

     If the proceeds of a disposition of shares of Company stock are paid by or through a U.S. office of a broker, the payment is subject to information reporting and backup withholding unless the disposing Non-U.S. Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if: (i) the payment is made through an office outside the U.S. of a broker that is either (a) a U.S. person,
(b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes; and (ii) the broker fails to obtain documentary evidence that the stockholder is a Non-U.S. Stockholder and that certain conditions are met or that the Non-U.S. Stockholder otherwise is entitled to an exemption.

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were recently promulgated. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements described above, but unify current certification procedures and forms and clarify reliance standards. For example, the New Withholding Regulations adopt a certification rule under which a Non-U.S. stockholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends received from a U.S. corporation will be required to satisfy certain certification and other requirements. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed above) with respect to the portion of the distribution designed by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. EXCEPT AS PROVIDED IN THIS PARAGRAPH, THE DISCUSSION SET FORTH ABOVE IN "TAXATION OF FOREIGN STOCKHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

  Possible Legislative or Other Actions Affecting Tax Consequences

     Prospective investors should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions or regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Company.

  State Tax Consequences and Withholding

     The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Several states in which the Company may conduct business treat REITs as ordinary corporations. The Company does not believe, however, that stockholders will be required to file state tax returns, other than in their respective states of residence, as a result of the ownership of shares of the Company's capital stock. However, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

     EACH INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP AND SALE OF COMMON STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with the Company. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement. Direct sales to investors may be accomplished through subscription offerings or concurrent rights offerings to the Company's stockholders and direct placements to third parties.

     Sales of Offered Securities offered pursuant to any applicable Prospectus Supplement may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or any combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

     Underwriters may offer and sell Offered Securities at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale, or at negotiated prices. The Company also may offer and sell the Offered Securities in exchange for one or more of its then outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Company may elect to list any series of Preferred Stock or Warrants on any exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

     If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except: (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the U.S. to which such institution is subject; and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.

     In order to facilitate an offering of Offered Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Securities during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the Offered Securities for their own account by selling more Offered Securities than have been sold to them by the Company. The underwriters may elect to cover any such short position by purchasing Offered Securities in the open market or by exercising any over-allotment option granted to the underwriters. In addition, such persons may stabilize or maintain the price of the Offered Securities by bidding for or purchasing Offered Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Offered Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Offered Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Offered Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

                                    EXPERTS

     The financial statements of the Company, the GRT Predecessor Entities, Glenborough Hotel Group, Atlantic Pacific Assurance Company Limited and Glenborough Inland Realty Corporation and related financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

     In addition, the respective statements of revenues and certain expenses of the UCT Property, the TRP Properties, the Carlsberg Properties, the CIGNA Properties, the E&L Properties, the Lennar Properties, the Riverview Property, the T. Rowe Price Properties, the Centerstone Property, the Advance Properties and Citibank Park, included in various Current Reports on Form 8-K and Form 8-K/A, incorporated by reference herein, have also been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports, and have been incorporated herein, in reliance on such reports given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Morrison & Foerster LLP, Palo Alto, California. In addition, the description of the Company's qualifications and taxation as a REIT under the Code contained in the Prospectus under the caption "Federal Income Tax Consequences" is based upon the opinion of Morrison & Foerster LLP. Certain matters will be passed upon for any underwriters, agents or dealers by Latham & Watkins, San Francisco, California.

                          APPENDIX - DESCRIPTION OF GRAPHICS

Inside Front Cover

Map of the United States indicating the location of owned portfolios, portfolios controlled by the Associated Companies and proposed acquisitions.

Pie chart indicating pro forma contribution to net operating income by property type: Retail 7%, Multi-Family 9%, Industrial 8%, Office/Flex 18%, Office 54% and Hotel 4%.

Pie chart indicating pro forma square footage by property type: Retail 7%, Hotel 2%, Office 38%, Office/Flex 21%, Industrial 19% and Multi-Family 13%.

Inside Back Cover

Six photographs of recent property acquisitions (Embassy Plaza, Schaumburg, IL, 2000 Corporate Ridge, McLean, VA, Cameron Run, Alexandria, VA, Arrowood Crossing, Charlotte, NC, Rockwall II, Rockville, MD and Thousand Oaks,
Memphis, TN.).

======================================================

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SERIES A PREFERRED STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                          PAGE
                                          -----
Prospectus Supplement Summary............   S-3
The Company..............................   S-7
Recent Activities........................   S-9
The Properties...........................  S-15
Use of Proceeds..........................  S-19
Price Range of Common Stock and
  Distribution History...................  S-20
Capitalization...........................  S-21
Selected Historical and Pro Forma
  Financial and Other Data...............  S-22
Pro Forma Financial Information..........  S-25
Description of Series A Preferred
  Stock..................................  S-41
Certain Federal Income Tax
  Consideration..........................  S-47
Underwriting.............................  S-49
Legal Matters............................  S-51
Experts..................................  S-51
Index to Financial Information...........   F-1
PROSPECTUS
Available Information....................     3
Incorporation of Certain Documents by
  Reference..............................     3
The Company..............................     5
Risk Factors.............................     6
Use of Proceeds..........................    14
Ratio of Earnings to Fixed Charges.......    14
Description of Preferred Stock...........    14
Description of Common Stock..............    16
Description of Warrants..................    18
Certain Provisions of the Company's
  Charter and Bylaws.....................    19
Federal Income Tax Consequences..........    20
Plan of Distribution.....................    34
Experts..................................    35
Legal Matters............................    36

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                                8,000,000 SHARES

                                      LOGO

LOGO
                           % SERIES A PREFERRED STOCK
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                             PROSPECTUS SUPPLEMENT
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                            BEAR, STEARNS & CO. INC.
                              SALOMON SMITH BARNEY
                         BANCAMERICA ROBERTSON STEPHENS
                                 BT ALEX. BROWN
                               JANUARY    , 1998
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